Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT

AMENDMENT AND RESTATEMENT AGREEMENT, dated as of February 14, 2024 (this “Agreement”), among United Rentals (North America), Inc., a Delaware corporation (the “Borrower”), United Rentals, Inc., a Delaware corporation (“Holdings”) and certain of its subsidiaries as the Guarantors party hereto, the Restatement Term Lenders (as defined below) party hereto and Bank of America, N.A., as agent for the Lenders (in such capacity, together with any successor in such capacity, the “Agent”).

WHEREAS, reference is made to (i) that certain Credit and Guaranty Agreement, dated as of October 31, 2018 (as amended by Amendment No. 1 dated as of November 20, 2018 and Amendment No. 2 dated as of April 10, 2023, the “Existing Credit Agreement”), among the Borrower, Holdings and certain of its subsidiaries as the Guarantors party thereto, the Lenders party thereto (the “Existing Lenders”) and Bank of America, N.A., as Agent and (ii) that certain Term Loan Security Agreement, dated as of October 31, 2018 (the “Existing Security Agreement”), among the grantors party thereto from time to time and Bank of America, N.A., as Agent.

WHEREAS, pursuant to Sections 2.2 and 13.1 of the Existing Credit Agreement, the Borrower has requested, and the undersigned Restatement Term Lenders together with the Agent, have agreed, upon the terms and subject to the conditions set forth herein and in the Restated Credit Agreement (as defined below), that (a) (i) a new Class of Incremental Term Loans made to the Borrower and denominated in Dollars will be established having the terms set forth herein and in the Restated Credit Agreement (the “Restatement Term Loans”), (ii) all Initial Term Loans (as defined in the Existing Credit Agreement) outstanding as of the Restatement Effective Date (as defined below) that are not Converted Initial Term Loans (as defined below) (such Initial Term Loans collectively being referred to as the “Non-Converted Initial Term Loans”) shall be prepaid in full, together with all accrued but unpaid interest thereon, (iii) all accrued but unpaid interest on all Converted Initial Term Loans will be paid in full, (iv) certain other terms of the Existing Credit Agreement will be amended as set forth in the Restated Credit Agreement and (v) certain terms of the Existing Security Agreement will be amended as set forth in the Restated Security Agreement (as defined below) and (b) the Obligors will reaffirm their respective obligations under the Loan Documents (the transactions described above, the “Transactions”).

WHEREAS, the Borrower hereby requests that (a) the Person whose name is set forth on Schedule I hereto under the heading “Committed Restatement Term Lender” (the “Committed Restatement Term Lender”) provide an Incremental Term Commitment on the Restatement Effective Date in the amount set forth on such Schedule opposite its name (such Incremental Term Commitment, with respect to such Committed Restatement Term Lender, its “Restatement Term Commitment”), in each case upon the terms and subject to the conditions set forth herein and in the Restated Credit Agreement, and (b) each Existing Lender holding Initial Term Loans whose name is set forth on Schedule II hereto under the heading “Converting Restatement Term Lender” (the “Converting Restatement Term Lenders” and, together with the Committed Restatement Term Lender, the “Restatement Term Lenders”) provide a Restatement Term Loan on the Restatement Effective Date by converting (on a cashless basis) the principal amount of its Initial Term Loans set forth on such Schedule opposite its name (such Initial Term Loans as set forth on such Schedule being collectively referred to as the “Converted Initial Term Loans”) into a Restatement Term Loan in a like principal amount (the foregoing provisions of this clause (b) being referred to as the “Conversion”), in each case upon the terms and subject to the conditions set forth herein and in the Restated Credit Agreement.

WHEREAS, the Restatement Term Loans to be made by any Converting Restatement Term Lender will be made solely through the Conversion, and the cash proceeds from Restatement Term Loans shall be used to prepay in full the aggregate principal amount of all Non-Converted Initial Term Loans, together with all accrued but unpaid interest thereon, outstanding as of the Restatement Effective Date, to pay all accrued but unpaid interest on all Converted Initial Term Loans, to repay other indebtedness, and to pay all fees, costs and expenses incurred or payable by the Borrower or any Restricted Subsidiary in connection with the Transactions (the “Transaction Costs”).

WHEREAS, (a) the Committed Restatement Term Lender has agreed to (i) provide its Restatement Term Commitment to the Borrower in the amount set forth opposite its name on Schedule I hereto and (ii) make Restatement Term Loans to the Borrower in respect thereof on the Restatement Effective Date, in each case subject to the terms and conditions set forth herein and in the Restated Credit Agreement, and (b) each Converting Restatement Term Lender has agreed to provide a Restatement Term Loan on the Restatement Effective Date by converting (on a cashless basis) the principal amount of its Converted Initial Term Loans set forth opposite its name on Schedule II hereto into a Restatement Term Loan in a like principal amount pursuant to the Conversion, in each case subject to the terms and conditions set forth herein and in the Restated Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1       CAPITALIZED TERMS; RULES OF INTERPRETATION.

1.1           Capitalized terms used herein and not defined herein (including in the preamble and the recitals hereto) shall have the respective meanings assigned to such terms in the Restated Credit Agreement.

1.2           The rules of interpretation set forth in Section 1.3 of the Restated Credit Agreement are hereby incorporated by reference and apply mutatis mutandis hereto.

SECTION 2       RESTATEMENT TERM LOANS.

2.1           Effective as of the Restatement Effective Date, subject to the terms and conditions set forth herein, the Existing Credit Agreement is hereby amended to give effect to the modifications thereto establishing or specifically relating to the Restatement Term Commitments and the Restatement Term Loans that are set forth herein or reflected in the form of the Restated Credit Agreement attached as Exhibit A hereto (it being agreed that the other modifications reflected in such Exhibit A shall become effective in accordance with Section 3 below).

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2.2           Subject to the terms and conditions set forth herein and in the Restated Credit Agreement (including Section 2.1 thereof), the Committed Restatement Term Lender agrees to make a Restatement Term Loan denominated in Dollars to the Borrower on the Restatement Effective Date in a principal amount not exceeding its Restatement Term Commitment.

2.3           Subject to the terms and conditions set forth herein and in the Restated Credit Agreement (including Section 2.1 thereof), the Borrower and each Converting Restatement Term Lender agree that, on the Restatement Effective Date, the aggregate principal amount of the Initial Term Loans of such Converting Restatement Term Lender set forth opposite its name on Schedule II hereto shall convert (on a cashless basis) into Restatement Term Loans in a like principal amount (and, upon such conversion, such Initial Term Loans shall cease to be outstanding as Initial Term Loans under the Restated Credit Agreement), and shall continue to be in effect and outstanding under the Restated Credit Agreement as a “Restatement Term Loan” on the terms and conditions set forth therein. Each Converting Restatement Term Lender agrees that the transactions contemplated by this Section 2.3 shall not be subject to Section 5.4 of the Existing Credit Agreement or Section 5.4 of the Restated Credit Agreement.

2.4           The terms of the Restatement Term Loans made pursuant to Section 2.2 above shall be identical to those of the Restatement Term Loans made pursuant to Section 2.3 above, and all such Term Loans shall constitute a single Class of Term Loans for all purposes of the Restated Credit Agreement and the other Loan Documents. Amounts repaid or prepaid in respect of the Restatement Term Loans may not be reborrowed.

2.5           The cash proceeds of the Restatement Term Loans shall be used to prepay in full the principal amount of all Non-Converted Initial Term Loans, together with all accrued but unpaid interest thereon, outstanding as of the Restatement Effective Date, to pay all accrued but unpaid interest on all Converted Initial Term Loans, to repay other indebtedness and to pay the Transaction Costs.

2.6           On and after the Restatement Effective Date, immediately after giving effect to the prepayment referenced in Section 2.5 above, (a) the Restatement Term Loans shall be “Restatement Term Loans” and “Term Loans” under the Restated Credit Agreement and the other Loan Documents and (b) each Committed Restatement Term Lender and Converting Restatement Term Lender shall (i) be a “Restatement Term Lender” and a “Lender” under the Restated Credit Agreement and the other Loan Documents, (ii) shall be a party to the Restated Credit Agreement as a “Restatement Term Lender” and a “Lender”, (iii) shall have all rights and obligations of, and benefits accruing to, a “Restatement Term Lender” and a “Lender” under the Restated Credit Agreement and the other Loan Documents and (iv) shall be bound by all agreements, acknowledgments and other obligations of a “Restatement Term Lender” and a “Lender” under the Restated Credit Agreement and the other Loan Documents.

2.7           The funding of the Restatement Term Loans by the Committed Restatement Term Lender on the Restatement Effective Date shall be made in the manner contemplated by Section 2.1(c) of the Restated Credit Agreement. The Restatement Term Loans arising from the Conversion shall not be required to be funded in accordance with such Section 2.1(c) and shall instead be funded solely by the conversion of the Initial Term Loans pursuant to Section 2.3 above. On the Restatement Effective Date, the Restatement Term Loans shall be of such Type, and, in the case of Term SOFR Term Loans, notwithstanding anything to the contrary contained in the Restated Credit Agreement, shall have such initial Interest Period as shall be specified therefor in the Funding Notice delivered under Section 5.6 below.

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2.8           Unless previously terminated, the Restatement Term Commitments shall expire at 11:59 p.m., New York City time, on the Restatement Effective Date.

SECTION 3       AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT AND EXISTING SECURITY AGREEMENT.

3.1           Effective as of the Restatement Effective Date, immediately following the completion of the transactions provided for in Section 2 above, (a) the Existing Credit Agreement as previously amended pursuant to Section 2.1 above, is hereby amended and restated to read in its entirety (excluding, except as set forth below, the exhibits and schedules thereto, each of which shall, except as set forth below, remain as in effect immediately prior to the Restatement Effective Date) as set forth in Exhibit A hereto (the “Restated Credit Agreement”) and (b) the Existing Security Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit B hereto (the “Restated Security Agreement”).

3.2           Schedule 1.1 to the Existing Credit Agreement is hereby amended and restated to read in its entirety as set forth in Schedule 1.1 attached hereto.

3.3           Exhibit A to the Existing Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit C attached hereto.

SECTION 4       REPRESENTATIONS AND WARRANTIES. Each of the Obligors represents and warrants to the Agent and the Lenders that:

4.1           This Agreement has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.2           On and as of the Restatement Effective Date, (a) the representations and warranties of each Obligor contained in Article VII of the Restated Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Restatement Effective Date as if made on and as of such date, except to the extent any such representation or warranty (i) relates solely to an earlier date, in which case it is true and correct as of such earlier date, or (ii) is qualified by materiality or subject to a Material Adverse Effect qualification, in which case it is true and correct in all respects on and as of such date or such earlier date and (b) no Default or Event of Default has occurred and is continuing.

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SECTION 5       EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective on the first date (the “Restatement Effective Date”) on which the following conditions shall have been satisfied (or waived in accordance with Section 13.1 of the Existing Credit Agreement):

5.1           The Agent (or its counsel) shall have received from (a) Holdings, (b) the Borrower, (c) each other Guarantor, (d) the Committed Restatement Term Lender and (e) each Converting Restatement Term Lender either (i) counterparts of this Agreement signed on behalf of each such party or (ii) written evidence reasonably satisfactory to the Agent (which may include electronic transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement.

5.2           The Agent shall have received (a) customary opinions of counsel for the Obligors reasonably satisfactory to the Agent, (b) a copy of the certificate or articles of incorporation (or similar Organization Documents), including all amendments thereto to the extent such amendments are in full force and effect, of each Obligor, certified as of a recent date by the applicable Governmental Authority (to the extent applicable), (c) a certificate of the secretary or assistant secretary or other officer of each Obligor dated the Restatement Effective Date and certifying (i) that attached thereto is a true and complete copy of the by-laws (or similar Organization Documents) of such Obligor as in effect on the Restatement Effective Date and at all times since a date prior to the date of the resolutions described in clause (ii) below, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or the equivalent governing body) of such Obligor authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (iii) that the certificate or articles of incorporation (or similar Organization Documents) of such Obligor have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (b) above, (iv) as to the incumbency and specimen signature of each officer executing this Agreement or any other Loan Document or any other document delivered in connection herewith on behalf of such Obligor and (v) that attached thereto is a copy of a good standing certificate of each Obligor, certified as of a recent date by the applicable Governmental Authority, and (d) a certificate of another officer as to the incumbency and specimen signature of the secretary, assistant secretary or other officer executing the certificate pursuant to clause (c) above.

5.3           (a) The Agent shall have received a completed Perfection Certificate dated the Restatement Effective Date and signed by a Responsible Officer of each Obligor, (b) the Agent on behalf of the Secured Parties shall have a first priority (subject to Permitted Priority Liens) and perfected security interest in the Collateral pursuant to the applicable Loan Documents and (c) the Agent (or, in the case of clause (i) below, a designated bailee thereof in accordance with the Pari Passu Intercreditor Agreement) shall have received the following:

(i)           certificates representing the equity interests (to the extent certificated and required to be pledged under the Loan Documents) listed on Schedule 4 to the Perfection Certificate held by any Obligor accompanied by undated stock powers executed in blank and instruments listed on Schedule 5 to the Perfection Certificate held by any Obligor, indorsed in blank;

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(ii)           proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement; and

(iii)           completed requests for information, dated on or before the Restatement Effective Date, listing all effective financing statements filed in the jurisdiction of incorporation or formation of each Obligor that name any Obligor as debtor, together with copies of such other financing statements.

5.4           At the time of and immediately after giving effect to this Agreement, the establishment of the Restatement Term Loans and the other transactions contemplated hereby, the representations and warranties set forth in Section 4 above shall be true and correct and the Agent shall have received a certificate, signed by a Responsible Officer of the Borrower and dated the Restatement Effective Date, certifying as to the foregoing.

5.5           (a) Upon the reasonable request of any Lender made at least 10 days prior to the Restatement Effective Date, the Obligors shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, in each case at least three days prior to the Restatement Effective Date, and (b) at least three days prior to the Restatement Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver, to each Lender that so requests in writing at least 10 days prior to the Restatement Effective Date, a Beneficial Ownership Certification in relation to the Borrower.

5.6           The Agent shall have received a Funding Notice in respect of the Restatement Term Loans meeting the requirements of Section 2.1(c) of the Restated Credit Agreement.

5.7           The Agent shall have received from the Borrower, in accordance with Section 4.1(b) of the Existing Credit Agreement, a notice of prepayment with respect to the prepayment on the Restatement Effective Date of the Non-Converted Initial Term Loans.

5.8           The Borrower shall have paid all fees and other amounts due and payable by Holdings or the Borrower on or prior to the Restatement Effective Date, including all reasonable and documented out-of-pocket expenses of the Agent and the Attorney Costs incurred in connection with this Agreement to the extent invoiced at least three Business Days prior to the Restatement Effective Date.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (a) all conditions precedent in this Section 5 have been fulfilled to the satisfaction of such Lender, (b) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 5, and (c) all documents sent to such Lender for approval, consent or satisfaction were acceptable to such Lender.

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SECTION 6       REAFFIRMATION:

6.1           Each of Holdings, the Borrower and each other Guarantor (collectively, the “Reaffirming Obligors”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Obligor hereby confirms its respective guarantees, pledges and grants of security interests and other agreements, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby (including the amendment and restatement of the Existing Credit Agreement and the Existing Security Agreement), such guarantees, pledges and grants of security interests and other agreements, as applicable, shall continue to be in full force and effect and shall, to the extent provided in the Loan Documents, accrue to the benefit of the Secured Parties in respect of, and to secure, the applicable Obligations (including Obligations in respect of the Restatement Term Loans). Each Reaffirming Obligor hereby reaffirms its all of its payment and performance obligations, contingent or otherwise, under each provision of each Loan Document to which it is party.

6.2           Each of the Obligors party hereto hereby confirms and agrees that the Restatement Term Loans shall, upon the funding thereof pursuant to Section 2 above, constitute Obligations (or any word of like import) under each of the Security Documents.

SECTION 7       MISCELLANEOUS.

7.1           Except as herein expressly amended, nothing herein shall be deemed to be a waiver of or amendment to any covenant, provision or agreement contained in the Existing Credit Agreement or any other Loan Document or operate as a waiver of or amendment to any right, power or remedy of any Secured Party or the Agent under any of the Loan Documents.

7.2           From and after the Restatement Effective Date, (a) all references in the Restated Credit Agreement to “this Agreement”, “hereof”, “herein” and similar terms shall mean and refer to the Restated Credit Agreement, (b) all references in other documents to the “Credit Agreement”, “thereof”, “therein” and similar terms shall mean and refer to the Restated Credit Agreement, (c) all references in the Restated Security Agreement to “this Agreement”, “hereof”, “herein” and similar terms shall mean and refer to the Restated Security Agreement and (d) all references in other documents to the “Security Agreement”, “thereof”, “therein” and similar terms shall mean and refer to the Restated Security Agreement. This Agreement constitutes a Loan Document.

7.3           Each of the Existing Credit Agreement and the Existing Security Agreement, as specifically amended and restated by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents executed prior to the Restatement Effective Date and all of the Collateral described therein do and shall continue in full force and effect to secure where they purport to do so the payment of all Obligations of the Obligors under the Loan Documents, in each case as amended or amended and restated by this Agreement. The Obligors have requested, and the Lenders party hereto and the Agent have agreed, that each of the Existing Credit Agreement and the Existing Security Agreement be, effective from the Restatement Effective Date, amended and restated as set forth herein. Such amendment and restatement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders, the Agent or any other Secured Party under the Existing Credit Agreement.

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7.4           This Agreement may be executed by each of the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

7.5           Delivery of an executed counterpart of a signature page by electronic transmission in pdf format shall be effective as delivery of a manually executed counterpart. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

7.6           The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

7.7           The provisions of Sections 15.2, 15.3 and 15.4 of the Restated Credit Agreement are hereby incorporated by reference and apply mutatis mutandis hereto.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Sybil Collins
	Name:	Sybil Collins
	Title:	Vice President, Treasurer

UNITED RENTALS, INC.

By:	/s/ Sybil Collins
	Name:	Sybil Collins
	Title:	Vice President, Treasurer

UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, LLC

By:	/s/ Sybil Collins
	Name:	Sybil Collins
	Title:	Vice President, Treasurer

UNITED RENTALS (DELAWARE), INC.

By:	/s/ Sybil Collins
	Name:	Sybil Collins
	Title:	Vice President, Treasurer

UNITED RENTALS REALTY, LLC

By:	/s/ Sybil Collins
	Name:	Sybil Collins
	Title:	Vice President, Treasurer

[Signature Page to Amendment and Restatement Agreement]

BANK OF AMERICA, N.A., as the Agent

By:	/s/ Christine Trotter
	Name:	Christine Trotter
	Title:	Vice President

[Signature Page to Amendment and Restatement Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Committed Restatement Term Lender

By:	/s/ Shawna Fix
	Name:	Shawna Fix
	Title:	Managing Director

[Signature Page to Amendment and Restatement Agreement]

KKR Credit Advisors (US) LLC,

For and behalf of the below listed funds:

KKR CLO 26 Ltd.

KKR CLO 28 Ltd.

KKR CLO 29 Ltd.

KKR CLO 30 Ltd.

as a Converting Restatement Term Lender

By:	/s/ Taylor Lewis
	Name:	Taylor Lewis
	Title:	Authorized Signatory

[Signature Page to Amendment and Restatement Agreement]

EXHIBIT A

CREDIT AND GUARANTY AGREEMENT

Dated as of October 31, 2018,

as amended and restated as of February 14, 2024

among

THE FINANCIAL INSTITUTIONS NAMED HEREIN,
as the Lenders,

BANK OF AMERICA, N.A.,
as Agent,

UNITED RENTALS (NORTH AMERICA), INC.,
as the Borrower

and

UNITED RENTALS, INC.
and certain of its Subsidiaries,
as the Guarantors

WELLS FARGO SECURITIES, LLC,
BOFA SECURITIES, INC.

and
MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Joint Bookrunners

THE BANK OF NOVA SCOTIA,
MUFG BANK, LTD.,
PNC BANK, NATIONAL ASSOCIATION
TD SECURITIES (USA) LLC

and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers

BMO CAPITAL MARKETS CORP.,

JPMORGAN CHASE BANK, N.A.,

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK

and

SUMITOMO MITSUI BANKING CORPORATION,

as Co-Arrangers

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

1.1	Defined Terms	1
1.2	Accounting Terms	35
1.3	Interpretive Provisions	35
1.4	Classification of Term Loans	36
1.5	Effectuation of Transactions	36
1.6	Currency	36
1.7	Pro Forma Calculations	37
1.8	Interest Rates	38

ARTICLE II

TERM LOANS

2.1	Term Loans	38
2.2	Incremental Term Loans	39
2.3	Extension Amendments	42
2.4	Refinancing Amendments	44

ARTICLE III

INTEREST AND FEES

3.1	Interest	46
3.2	Continuation and Conversion Elections	47
3.3	Maximum Interest Rate	48
3.4	Closing Fees	48

ARTICLE IV

PAYMENTS AND PREPAYMENTS

4.1	Payments and Prepayments	48
4.2	Term SOFR Term Loan Prepayments	49
4.3	Payments by the Borrower	49
4.4	Apportionment, Application and Reversal of Payments	49
4.5	Indemnity for Returned Payments	50
4.6	Payments by Borrower; Presumptions by Agent	50
4.7	Agent’s and Lenders’ Books and Records	50

ARTICLE V

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1	Taxes	51
5.2	Illegality	53
5.3	Increased Costs and Reduction of Return	54
5.4	Funding Losses	55
5.5	Inability to Determine Applicable Interest Rate	55
5.6	Certificates of Agent	56
5.7	Successor Rate	56
5.8	Survival	57
5.9	Assignment of Commitments Under Certain Circumstances	57

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ARTICLE VI

GUARANTY

6.1	The Guaranty	58
6.2	Contribution by Guarantors	58
6.3	Payment by Guarantors	58
6.4	Obligations Unconditional	59
6.5	Reinstatement	59
6.6	Remedies	59
6.7	Rights of Contribution	60

ARTICLE VII

GENERAL WARRANTIES AND REPRESENTATIONS

7.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	60
7.2	Validity and Priority of Security Interest	60
7.3	Organization and Qualification	61
7.4	Subsidiaries	61
7.5	Financial Statements	61
7.6	Capitalization	61
7.7	Solvency	61
7.8	Proprietary Rights	61
7.9	Litigation	61
7.10	Labor Disputes	61
7.11	Environmental Laws	62
7.12	No Violation of Law	62
7.13	No Default	62
7.14	ERISA Compliance	62
7.15	Taxes	63
7.16	Regulated Entities	63
7.17	Use of Proceeds; Margin Regulations	63
7.18	No Material Adverse Effect	63
7.19	No Material Misstatements	63
7.20	Government Authorization	64
7.21	Sanctions	64
7.22	Affected Financial Institution	64
7.23	Beneficial Ownership Certification	64

ARTICLE VIII

AFFIRMATIVE COVENANTS

8.1	Books and Records	64
8.2	Financial Information	64
8.3	Certificates; Other Information	66
8.4	Filing of Tax Returns; Payment of Taxes	66
8.5	Legal Existence and Good Standing	66
8.6	Compliance with Law; Maintenance of License	66
8.7	Maintenance of Property	66
8.8	Inspection	66
8.9	Insurance	67
8.10	Insurance and Condemnation Proceeds	67
8.11	Use of Proceeds	67
8.12	Environmental Laws	67
8.13	Further Assurances	68
8.14	Additional Obligors	68
8.15	Sanctions	68
8.16	Anti-Money Laundering Laws	69
8.17	Compliance with ERISA	69

ARTICLE IX

NEGATIVE COVENANTS

9.1	Limitation on Restricted Payments	69
9.2	Limitation on Indebtedness	71
9.3	Limitation on Liens	74
9.4	Mergers, Consolidations or Sales of All or Substantially All Assets	75
9.5	Suspension of Covenant	75

ARTICLE X

CONDITIONS OF LENDING

10.1	Conditions Precedent to Effectiveness of Agreement and Making of Initial Term Loans on the Closing Date	76
10.2	Conditions Precedent to the Making of Restatement Term Loans on the Restatement Effective Date	77

ARTICLE XI

DEFAULT; REMEDIES

11.1	Events of Default	78
11.2	Remedies	80

ARTICLE XII

TERM AND TERMINATION

12.1	Term and Termination	80

ARTICLE XIII

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

13.1	Amendments and Waivers	80
13.2	Assignments; Participations	82

ARTICLE XIV

THE AGENT

14.1	Appointment and Authorization	85
14.2	Delegation of Duties	85
14.3	Exculpatory Provisions	86
14.4	Reliance by Agent	86
14.5	Notice of Default	87
14.6	Credit Decision	87
14.7	Indemnification	87
14.8	Agent in Individual Capacity	88
14.9	Successor Agent	88
14.10	Withholding Tax	88
14.11	Collateral Matters	89
14.12	Restrictions on Actions by Lenders; Sharing of Payments	90
14.13	Agency for Perfection	90
14.14	Payments by Agent to Lenders	90
14.15	Defaulting Lenders	91
14.16	Concerning the Collateral and the Related Loan Documents	92
14.17	Relation Among Lenders	92
14.18	Arrangers	92
14.19	The Register	92
14.20	The Platform	93
14.21	Certain ERISA Matters	93
14.22	Recovery of Erroneous Payments	94

ARTICLE XV

MISCELLANEOUS

15.1	No Waivers; Cumulative Remedies	94
15.2	Severability	94
15.3	Governing Law; Choice of Forum; Service of Process	94
15.4	WAIVER OF JURY TRIAL	95
15.5	Survival of Representations and Warranties	95
15.6	Other Security and Guarantees	95
15.7	Fees and Expenses	96
15.8	Notices	96
15.9	Binding Effect	97
15.10	Indemnity of the Agent and the Lenders	97
15.11	WAIVER OF CONSEQUENTIAL DAMAGES, ETC	98
15.12	Final Agreement	98
15.13	Electronic Execution; Electronic Records; Counterparts	98
15.14	Captions	99
15.15	Right of Setoff	99
15.16	Confidentiality	99
15.17	Conflicts with Other Loan Documents	100
15.18	No Fiduciary Relationship	100
15.19	Judgment Currency	100
15.20	Incremental Term Loans; Extended Term Loans; Refinancing Term Commitments and Refinancing Term Loans; Additional First Lien Debt	101
15.21	Lenders	101
15.22	KYC Information	101
15.23	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	101
15.24	Waiver of Notices	102
15.25	Acknowledgement Regarding Any Supported QFCs	102

EXHIBITS AND SCHEDULES

EXHIBIT A	FORM OF FUNDING NOTICE
EXHIBIT B	FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT C	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT D	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT E	PERFECTION CERTIFICATE
EXHIBIT F	FORMS OF U.S. TAX COMPLIANCE CERTIFICATES
EXHIBIT G	AUCTION PROCEDURES
EXHIBIT H	DISCOUNT RANGE PREPAYMENT NOTICE
EXHIBIT I	DISCOUNT RANGE PREPAYMENT OFFER
EXHIBIT J	SOLICITED DISCOUNT PREPAYMENT NOTICE
EXHIBIT K	SOLICITED DISCOUNT PREPAYMENT OFFER
EXHIBIT L	SPECIFIED DISCOUNT PREPAYMENT NOTICE
EXHIBIT M	SPECIFIED DISCOUNT PREPAYMENT RESPONSE
EXHIBIT N	ACCEPTANCE AND PREPAYMENT NOTICE
SCHEDULE 1.1	LENDERS’ COMMITMENTS
SCHEDULE 1.2	GUARANTORS
SCHEDULE 1.3	IMMATERIAL SUBSIDIARIES
SCHEDULE 1.4	UNRESTRICTED SUBSIDIARIES
SCHEDULE 7.4	SUBSIDIARIES
SCHEDULE 7.6	CAPITALIZATION
SCHEDULE 7.9	LITIGATION
SCHEDULE 7.11	ENVIRONMENTAL LAW
SCHEDULE 7.14	ERISA AND PENSION PLAN COMPLIANCE
SCHEDULE 7.15	TAXES
SCHEDULE 9.2	DEBT
SCHEDULE 9.3	LIENS

v

CREDIT AND GUARANTY AGREEMENT

This Credit and Guaranty Agreement, dated as of October 31, 2018, as amended and restated as of February 14, 2024, among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., with an office at One Bryant Park, New York, New York 10036, as the Agent, United Rentals, Inc., a Delaware corporation (“Holdings”), with offices at the date hereof at 100 First Stamford Place, Suite 700, Stamford, CT 06902, United Rentals (North America), Inc., a Delaware corporation (the “Borrower”), with offices at the date hereof at 100 First Stamford Place, Suite 700, Stamford, CT 06902, and the Guarantors (as defined below) party hereto.

W I T N E S S E T H:

WHEREAS, pursuant to Section 2.2 of the Existing Credit Agreement, the Borrower has requested that the Restatement Term Lenders provide Restatement Term Loans in an aggregate principal amount of $1,000,000,000, the cash proceeds of which will be used to prepay in full the Initial Term Loans (other than any Initial Term Loans converted to Restatement Term Loans in accordance with the Amendment and Restatement Agreement) outstanding on the Restatement Effective Date, to repay other indebtedness and to pay related costs, fees and expenses.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

1.1            Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“1L/2L Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of November 4, 2019 and effective as of November 20, 2019, among Bank of America, N.A., as Credit Agreement Agent (as defined therein), Bank of America, N.A., as an Additional First Lien Agent (as defined therein), Wells Fargo Bank, National Association, as Second Lien Notes Trustee and Second Lien Collateral Agent (each such term as defined therein), and each other Additional First Lien Agent and each Additional Second Lien Agent (each such term as defined therein) from time to time party thereto, as amended or supplemented from time to time.

“ABL Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of June 30, 2022, among the Borrower and certain of its Subsidiaries, as Borrowers (as defined therein), Holdings and certain of its Subsidiaries, as Guarantors (as defined therein), Bank of America, N.A., as agent, U.S. swingline lender and letter of credit issuer, Bank of America, N.A. (acting through its London branch), as ROW swingline lender, Bank of America, N.A. (acting through its Canada branch), as Canadian swingline lender, Bank of America Merrill Lynch International, Designated Activity Company, as French swingline lender, and the lenders and other financial institutions party thereto, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Acceleration” has the meaning specified in Section 11.1(d).

“Acceptable Intercreditor Agreement” means (a) the 1L/2L Intercreditor Agreement, (b) the Pari Passu Intercreditor Agreement and (c) any other intercreditor agreement containing customary terms and conditions for comparable transactions that is in form and substance reasonably acceptable to the Agent; provided that (i) any intercreditor agreement between the Agent and one or more representatives of Persons (other than Holdings or any of its Subsidiaries) benefitting from a Lien on any Collateral that is intended to be junior to the Agent’s Lien having terms that are substantially consistent with, or not materially less favorable, taken as a whole, to the Secured Parties than, the terms of the 1L/2L Intercreditor Agreement, shall be deemed to be reasonably acceptable to the Agent and (ii) any intercreditor agreement between the Agent and one or more representatives of Persons (other than Holdings or any of its Subsidiaries) benefitting from a lien on any Collateral that is intended to be pari passu to the Agent’s Lien having terms that are substantially consistent with, or not materially less favorable, taken as a whole, to the Secured Parties than, the terms of the Pari Passu Intercreditor Agreement (as amended, restated, modified or replaced in accordance with its terms), shall be deemed to be reasonably acceptable to the Agent.

“Act” has the meaning specified in Section 15.22.

“Additional Lender” means any Person that has agreed to provide Incremental Term Loans pursuant to Section 2.2 or Refinancing Term Loans pursuant to Section 2.4, whether or not such Person was a Lender hereunder immediately prior to such time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Agent” means Bank of America, as the agent for the Lenders under this Agreement, or any successor agent.

“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent, together with its Affiliates, and the respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

“Aggregate Payments” has the meaning specified in Section 6.2.

“Agreement” means this Credit and Guaranty Agreement, as amended, amended and restated, modified or supplemented from time to time.

“Agreement Date” means October 31, 2018.

“Ahern Acquisition” means the acquisition by the Borrower of certain assets contemplated by the Ahern Asset Purchase Agreement.

“Ahern Asset Purchase Agreement” means the Asset Purchase Agreement, dated November 11, 2022, among the Borrower, Ahern Rentals, Inc., a Nevada corporation, and Xtreme Re-Rental, LLC, a Nevada limited liability company.

“Ahern Transactions” means (a) the Ahern Acquisition and (b) any other transactions contemplated in connection with the Ahern Acquisition and any other financing transactions in connection with the Ahern Acquisition.

“All-In-Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, an interest rate benchmark floor, or otherwise, in each case, incurred or payable by the Borrower generally to all the lenders or holders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four-year (4-year) life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); provided, further, that “All-In-Yield” shall not include ticking fees, unused line fees, amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees (regardless of whether paid, in whole or in part, to any or all lenders or holders of such Indebtedness) or other fees not paid generally to all lenders or holders of such Indebtedness.

“Amendment and Restatement Agreement” means that certain Amendment and Restatement Agreement, dated as of February 14, 2024, among the Borrower, the Guarantors, the Lenders party thereto and the Agent.

“Applicable Entities” has the meaning specified in Section 15.18.

“Applicable Margin” means, with respect to the Restatement Term Loans that are Term SOFR Term Loans, 1.75% per annum and with respect to the Restatement Term Loans that are Base Rate Term Loans, 0.75% per annum.

“Approved Fund” means any Person (other than a natural person or Disqualified Lender) that is engaged in making, holding or investing in bank loans and similar extensions of credit in its ordinary course of business and is administered or managed by (a) a Lender, (b) an entity or an Affiliate of an entity that administers or manages a Lender, or (c) an Affiliate or branch of a Lender.

“AR Subordinated Note” means any subordinated promissory note issued by a Receivables Entity to the Borrower as payment for all or a portion of the purchase price payable by such Receivables Entity to the Borrower for receivables sold to such Receivables Entity, including the subordinated note issued by United Rentals Receivables LLC II to the Borrower on June 24, 2022.

“AR Subordinated Note Financing” means any transaction or series of transactions that may be entered into by the Borrower pursuant to which the Borrower may (a) sell, transfer, assign or convey an AR Subordinated Note to the financing provider and/or (b) grant a security interest in an AR Subordinated Note to the financing provider, including the transactions pursuant to that certain 1996 SIFMA Master Repurchase Agreement dated as of June 24, 2022 between the Borrower and MUFG Bank, Ltd.

“Arrangers” means Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., The Bank of Nova Scotia, MUFG Bank, Ltd., PNC Bank, National Association, TD Securities (USA) LLC, Truist Securities, Inc., BMO Capital Markets Corp., JPMorgan Chase Bank, N.A., Regions Capital Markets, a Division of Regions Bank and Sumitomo Mitsui Banking Corporation.

“Assignee” has the meaning specified in Section 13.2(a).

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by one or more Lenders and Eligible Assignees (with the consent of any party whose consent is required by Section 13.2(a)), and accepted by the Agent, in substantially the form of Exhibit D or any other form approved by the Agent.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent (limited to one primary counsel and not more than one local counsel for each relevant jurisdiction (including relevant foreign jurisdictions)).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BakerCorp Acquisition” means the acquisition of BakerCorp International Holdings, Inc. as contemplated by the Agreement and Plan of Merger, dated as of June 30, 2018, by and among Holdings, UR Merger Sub IV Corporation and BakerCorp International Holdings, Inc., as amended from time to time.

“BakerCorp Transactions” means (a) the BakerCorp Acquisition and (b) any other transactions contemplated in connection with the BakerCorp Acquisition and any other financing transactions in connection with the BakerCorp Acquisition.

“Bank of America” means Bank of America, N.A., a national banking association, or any successor entity thereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR, plus 1.0%; provided that in no event shall the Base Rate be less than zero. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 5.7 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Term Loan” means any Term Loan during any period for which it bears interest based on the Base Rate.

“Basel III” means:

(a)            the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)            the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)            any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the most recent form of “Certification Regarding Beneficial Owners of Legal Entity Customers” published jointly by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BlueLine Acquisition” means the acquisition of Vander Holding Corporation contemplated by the Agreement and Plan of Merger, dated as of September 10, 2018, by and among Holdings, UR Merger Sub V Corporation and Vander Holding Corporation, as amended from time to time.

“BlueLine Transactions” means (a) the BlueLine Acquisition, (b) the issuance of debt securities in connection with the BlueLine Acquisition and (c) any other transactions contemplated in connection with the BlueLine Acquisition and any other financing transactions in connection with the BlueLine Acquisition.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 8.2.

“Borrowing” means a borrowing hereunder consisting of Term Loans of one Type made on the same day by Lenders to the Borrower and, in the case of Term SOFR Term Loans, having the same Interest Period.

“Business Day” means any day that is not a Saturday, Sunday, or a day on which banks in New York, New York are required or permitted to be closed.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity requirements of any bank or of any corporation controlling a bank.

“Capital Lease” means any lease of property by an Obligor or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a finance lease on the balance sheet of the Consolidated Parties.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible or exchangeable into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

“Cash Equivalents” means:

(a)            direct obligations of the United States of America or Canada, or any agency thereof, or obligations guaranteed or insured by the United States of America or Canada, or any agency thereof, provided that such obligations mature within one (1) year from the date of acquisition thereof;

(b)            (i) certificates of deposit, guaranteed investment certificates or time deposits maturing within one (1) year from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with (A) any Lender or an Affiliate thereof or (B) any other bank or trust company organized under the laws of the United States of America or any state thereof or Canada or any province or territory thereof, in each such case, having, at the time of acquisition thereof, capital and surplus aggregating at least $500,000,000 and the commercial paper of the holding company of which is rated at least “A2” by S&P or “P2” by Moody’s, and (ii) repurchase obligations for underlying securities of the types described in clause (i) above entered into with any financial institution meeting the qualifications specified in clause (i) above;

(c)            commercial paper maturing not more than one (1) year from the date of creation thereof or corporate demand notes, in each case given a rating of “A2” or better by S&P or “P2” or better by Moody’s;

(d)            (i) marketable direct obligations issued by any state of the United States of America or the District of Columbia or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least “A1” from S&P or at least “P1” from Moody’s or (ii) investments in short-term asset management accounts that are primarily invested in investments of the type specified in clause (i);

(e)            any repurchase agreement entered into with any commercial banking institution of the stature referred to in clause (b)(i)(B) which:

(i)            is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) and (b); and

(ii)           has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(f)            investments in short-term asset management accounts managed by any bank party to a credit facility which are invested in indebtedness of any state or municipality of the United States or of the District of Columbia and which are rated under one of the two highest ratings then obtainable from S&P or by Moody’s or investments of the types described in clauses (a) through (e) above; and

(g)            any investment in (i) funds investing primarily in investments of the types specified in clauses (a) through (f) above or (ii) money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended;

provided, that, in the case of any Investment by any Foreign Subsidiary of Holdings, the definition of “Cash Equivalents” shall also include: (A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) (or, in the case of a Foreign Subsidiary organized under the laws of a member state of the European Union, any other sovereign nation (or agency thereof) in the European Union), in each case maturing within a year after such date and having, at the time of the acquisition thereof, a rating equivalent to at least “A2” from S&P and at least “P2” from Moody’s, (B) investments of the type and maturity described in clauses (a) through (g) above of non-U.S. obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable non-U.S. rating agencies and (C) shares of money market mutual or similar funds primarily investing in investments otherwise satisfying the requirements of this definition (including this paragraph).

“Change of Control” means the occurrence of any of the following events:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50.0% of the total Voting Stock of the Borrower or Holdings (other than, in the case of the Borrower, Holdings or a Wholly-Owned Subsidiary of Holdings);

(b)            the Borrower or Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets as an entirety to any Person (other than, (i) with respect to the Borrower, to Holdings, a Wholly-Owned Subsidiary of Holdings or a Guarantor that is a Subsidiary of Holdings and (ii) with respect to Holdings, to a Wholly-Owned Subsidiary of Holdings, the Borrower or a Guarantor that is a Subsidiary of Holdings, or any Person that consolidates with, or merges with or into, the Borrower or Holdings), in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower or Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction involving a merger or consolidation where:

(i)            the outstanding Voting Stock of the Borrower or Holdings is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation; and

(ii)            immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Holdings or any Wholly-Owned Subsidiary of Holdings, is the “beneficial owner” (as defined in Rules 13d 3 and 13d 5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total Voting Stock of the surviving or transferee corporation; or

(c)            the Borrower is liquidated or dissolved or adopts a plan of liquidation.

“Charter Documents” means, with respect to any Person, the certificate or articles of incorporation or organization, by-laws or operating agreement, and other organizational or governing documents of such Person.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Term Loans or Commitments with respect to a particular Class of Term Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Initial Term Loan Commitments, Restatement Term Commitments, Incremental Term Commitments or Refinancing Term Commitments, in each case, not designated part of another existing Class and (c) when used with respect to Term Loans, refers to whether such Term Loans, are Initial Term Loans, Restatement Term Loans, Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, in each case not designated part of another existing Class. Commitments (and, in each case, the Term Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Term Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means with respect to (a) the Initial Term Loans, the later of the Agreement Date and the first date on which all of the applicable conditions set forth in Section 10.1 have been fulfilled (or waived in writing by the Agent and the Arrangers), (b) the Restatement Term Loans, the Restatement Effective Date and (c) any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, the Incremental Tranche Closing Date, Extension Date or Refinancing Closing Date, as applicable.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collateral” means all of the Borrower’s and Guarantors’ personal property from time to time subject to the Agent’s Liens securing payment or performance of any Obligations pursuant to the Security Documents, other than Excluded Assets (as defined in the Security Agreement).

“Commitment” means the Initial Term Loan Commitment, the Restatement Term Commitment, the Incremental Term Commitment or the Refinancing Term Commitment of a Lender, and “Commitments” means such commitments of all Lenders.

“Communication” means this Agreement, any other Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated Current Liabilities” means, as of the date of determination, the aggregate amount of liabilities of the Consolidated Parties which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

(a)	all intercompany items between any Consolidated Parties; and

(b)	all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated EBITDA” means, for any period:

(a)            the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(i)            Consolidated Net Income;

(ii)           Consolidated Non-cash Charges;

(iii)          Consolidated Interest Expense;

(iv)          Consolidated Income Tax Expense;

(v)           any fees, expenses or charges related to the Transactions, the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions, the Ahern Transactions or any issuance of Capital Stock, Investment, merger, acquisition, disposition, consolidation, amalgamation, recapitalization or the incurrence or repayment of Indebtedness (including any refinancing or amendment of any of the foregoing) (whether or not consummated or incurred);

(vi)          the amount of any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of excess fleet from closures); and

(vii)         the amount of net cost savings and synergies projected by the Borrower in good faith to be realized (which shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and supportable and (B) such actions have been taken or are to be taken within twenty-four (24) months after the date of determination to take such action, less

(b)            (1) non-cash items increasing Consolidated Net Income and (2) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA for the most recent period of four (4) consecutive Fiscal Quarters.

“Consolidated Income Tax Expense” means, for any period, the provision for federal, state, local and foreign taxes (whether or not paid, estimated or accrued) based on income, profits or capitalization of the Consolidated Parties for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of:

(a)            the interest expense, net of any interest income, of the Consolidated Parties for such period as determined on a consolidated basis in accordance with GAAP, including:

(i)            any amortization of debt discount;

(ii)           the net payments made or received under interest rate Hedge Agreements (including any amortization of discounts);

(iii)          the interest portion of any deferred payment obligation;

(iv)          all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar facilities; and

(v)           all accrued interest; plus

(b)           the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Consolidated Parties during such period as determined on a consolidated basis in accordance with GAAP, less

(c)            to the extent otherwise included in such interest expense referred to in clause (a) above, the amortization or write-off of financing costs, commissions, fees and expenses.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Consolidated Parties determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(i)            any extraordinary, unusual, infrequent or non-recurring gain, loss, expense or charge (including fees, expenses and charges associated with the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions, the Ahern Transactions or any merger, acquisition, disposition or consolidation after the Agreement Date);

(ii)           (A) the portion of net income of the Consolidated Parties allocable to minority interests in unconsolidated Persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by the Consolidated Parties and (B) the portion of net loss of the Consolidated Parties allocable to minority interests in unconsolidated Persons or to Investments in Unrestricted Subsidiaries shall be included to the extent of the aggregate investment of the Consolidated Parties in such Person;

(iii)          gains or losses in respect of any sales or other dispositions of assets outside the ordinary course of business by any Consolidated Party (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv)          the net income of any Consolidated Party to the extent that the declaration of dividends or similar distributions by that Consolidated Party of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Consolidated Party or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to this Agreement and (z) restrictions in effect on the Agreement Date with respect to a Consolidated Party and other restrictions with respect to such Consolidated Party that taken as a whole are not materially less favorable to the Lenders than such restrictions in effect on the Agreement Date);

(v)           any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vi)          the write-off of any issuance costs incurred by the Borrower in connection with the refinancing or repayment of any Indebtedness;

(vii)         any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, obligations under Hedge Agreements or other derivative instruments (including any premiums paid);

(viii)        any non-cash income (or loss) related to the recording of the fair market value of any obligations under Hedge Agreements;

(ix)          any unrealized gains or losses in respect of any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values;

(x)           any non-cash compensation deduction as a result of any grant of stock or stock-related instruments to employees, officers, directors or members of management and any cash charges associated with the rollover, acceleration or payout on stock or stock-related instruments by management of Holdings, the Borrower or any of their Subsidiaries in connection with the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions, the Ahern Transactions or any other merger, acquisition, disposition or consolidation;

(xi)          any income (or loss) from discontinued operations;

(xii)         any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

(xiii)        to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within one-hundred eighty (180) days and (b) in fact reimbursed within three-hundred sixty-five (365) days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within three-hundred sixty five (365) days), expenses with respect to liability or casualty events or business interruption; provided that, to the extent included in Consolidated Net Income in a future period, reimbursements with respect to expenses excluded from the calculation of Consolidated Net Income pursuant to this clause (xiii) shall be excluded from Consolidated Net Income in such period up to the amount of such excluded expenses;

(xiv)        any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

(xv)         any goodwill or other intangible asset impairment charge;

(xvi)        effects of fair value adjustments in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions, the Ahern Transactions or any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

(xvii)       the amount of loss on sale of assets to a Subsidiary in connection with a Securitization Transaction; and

(xviii)      accruals and reserves established after (a) the consummation of each of the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions the General Finance Transactions and the Ahern Transactions, in each case, that were established as a result of such transactions and (b) the closing of any acquisition or investment required to be established as a result of such acquisition or investment in accordance with GAAP, or changes as a result of adoption or modification of accounting policies.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of assets (less the sum of goodwill and other intangibles, net) which would appear on a consolidated balance sheet of the Consolidated Parties, determined on a consolidated basis in accordance with GAAP, on a pro forma basis, and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(a)            minority interests in consolidated Subsidiaries held by Persons other than a Consolidated Party;

(b)            treasury stock;

(c)            cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(d)            Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of the Consolidated Parties reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Parties” means Holdings and each of its Restricted Subsidiaries whose financial statements are consolidated with Holdings’ financial statements in accordance with GAAP.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls, or any constituent of any such substance or waste, or any other substance or material regulated under Environmental Law.

“Continuation/Conversion Date” means the date on which a Term Loan is converted into or continued as a Term SOFR Term Loan.

“Control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Covenant Suspension Event” has the meaning specified in Section 9.5(a)(ii).

“Credit Facility” means one or more debt facilities or agreements, commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as underwriters of, revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or other purchasers or to special purpose entities formed to borrow from such lenders or other purchasers against such receivables), notes, debentures, letters of credit or the issuance and sale of securities or other debt financing, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether the same obligor or different obligors and whether for the same or a different amount (including an increased amount) or on the same or different terms, conditions, covenants and other provisions.

“Cumulative Credit” means:

(a)            50.0% of the Consolidated Net Income of the Borrower accrued during the period (treated as one accounting period) from January 1, 2012 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of the relevant Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Borrower for such period shall be a deficit, minus 100% of such deficit);

(b)            the aggregate net cash proceeds and the Fair Market Value of property or assets received by the Borrower as capital contributions to the Borrower after March 9, 2012 or from the issuance or sale of Capital Stock (excluding Disqualified Stock of the Borrower) of the Borrower to any Person (other than an issuance or sale to a Subsidiary of the Borrower and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees) after March 9, 2012;

(c)            the aggregate net cash proceeds received by the Borrower from any Person (other than a Subsidiary of the Borrower) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Disqualified Stock) of the Borrower; and

(d)            the aggregate net cash proceeds and the Fair Market Value of property or assets received after March 9, 2012 by the Borrower or any Restricted Subsidiary from any Person (other than a Subsidiary of the Borrower) for Indebtedness that has been converted or exchanged into or for Capital Stock (other than Disqualified Stock) of the Borrower or Holdings (to the extent such Indebtedness was originally sold by the Borrower for cash), plus the aggregate amount of cash and the Fair Market Value of any property received by the Borrower or any Restricted Subsidiary (other than from a Subsidiary of the Borrower) in connection with such conversion or exchange.

For purposes of calculating the amount of Cumulative Credit, such amount shall be reduced by Restricted Payments made pursuant to clauses (b), (l), (m) and (n) of Section 9.1.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2.00%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

“Defaulting Lender” means any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Term Loans, within one (1) Business Day of the date required to be funded by it hereunder, unless, with respect to the funding of any Term Loan, such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding of such Term Loan has not been satisfied (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing), (b) has notified the Borrower or the Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Agent or the Borrower, to confirm in a manner satisfactory to the Agent or the Borrower, as the case may be, that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation in writing by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that (i) has become the subject of a proceeding under the Bankruptcy Code or under any other state, federal or other applicable jurisdictional bankruptcy or insolvency act or law, now or hereafter existing, (ii) has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) has taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, (iv) is being subject to a forced liquidation or any Person that directly or indirectly controls such Lender is being subject to a forced liquidation, (v) is making a general assignment for the benefit of creditors or otherwise being adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender or its assets to be, insolvent or bankrupt or subject to a resolution regime, or (vi) becomes the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designation Date” has the meaning specified in Section 2.3(g).

“Disqualified Lender” means, on any date, (i) any competitor of Holdings or any of its Subsidiaries, identified in writing by the Borrower to the Agent from time to time not less than two (2) Business Days prior to such date, (ii) such other Persons identified in writing by the Borrower to the Agent on or prior to the Restatement Effective Date and (iii) in the case of any Person under clauses (i) and (ii), any of its Affiliates (other than any bona fide debt funds) that are either (x) readily identifiable on the basis of its name or (y) identified in writing to the Agent by the Borrower from time to time not less than two (2) Business Days prior to such date; provided that “Disqualified Lenders” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to the Agent and Lenders from time to time. The Agent shall provide a current list of Disqualified Lenders under clauses (i) and (ii) and, to the extent identified in writing to the Agent by the Borrower, clause (iii) to any Lender (other than a Disqualified Lender) upon written request for such list from such Lender.

“Disqualified Stock” means (i) that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or as a result of a sale of assets), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or as a result of a sale of assets) on or prior to the six (6)-month anniversary of the latest Maturity Date with respect to any of the Obligations then applicable hereunder at the date of issuance of such Disqualified Stock and (ii) any other Capital Stock (other than common equity) designated by the Borrower in writing to the Agent as Disqualified Stock.

“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

“Domestic Subsidiary” means any Subsidiary of Holdings other than a Foreign Subsidiary.

“DQ List” has the meaning specified in Section 13.2(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means (a) a commercial bank, commercial finance company, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or buys commercial loans in the ordinary course of business; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; (d) any Approved Fund; and (e) any other Person reasonably acceptable to the Agent; provided that, in any event, “Eligible Assignee” shall not include (i) any natural person (or any holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons), (ii) any Disqualified Lender (other than any Disqualified Lender otherwise agreed to by the Borrower in a writing delivered to the Agent) or (iii) any Defaulting Lender.

“Environmental Laws” means all federal, state, provincial or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, enforceable requirements, judgments, injunctions, licenses, authorizations, consents, registrations, approvals, permits of, and agreements with, any Governmental Authority, in each case in connection with environmental, including Releases of or exposure to Contaminants.

“Equipment Securitization Transaction” means any sale, assignment, pledge or other transfer (a) by the Borrower or any Subsidiary of the Borrower of rental fleet equipment, (b) by any ES Special Purpose Vehicle of leases or rental agreements between the Borrower and/or any Subsidiary of the Borrower, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such rental fleet equipment and lease receivables arising under such leases and rental agreements and (c) by the Borrower or any Subsidiary of the Borrower of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers’ repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto and (iii) any collateral, guarantees, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) any failure by a Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to a Pension Plan; (d) a determination that a Pension Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) a withdrawal by the Borrower or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (f) a complete or partial withdrawal by the Borrower or ERISA Affiliate from a Multi-employer Plan; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (h) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; (i) the Borrower or any of its Subsidiaries engaging in a non-exempt “prohibited transaction” with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code), or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (j) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or ERISA Affiliate.

“ES Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Borrower or Holdings (or, if not a Subsidiary of the Borrower or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Borrower or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the rental fleet equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction, and pledging or transferring any of the foregoing or interests therein).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 11.1.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder, as amended.

“Excluded Incremental Term Loans” has the meaning specified in Section 2.2(d)(ii).

“Excluded Subsidiary” means any (a) Foreign Subsidiary, (b) Unrestricted Subsidiary, (c) Immaterial Subsidiary, (d) Domestic Subsidiary that, at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), is prohibited by any applicable contractual obligation or Requirement of Law from guaranteeing or granting Liens to secure the Obligations hereunder or if guaranteeing or granting Liens to secure the Obligations hereunder would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (e) joint venture or Subsidiary that is not a Wholly-Owned Subsidiary, (f) Subsidiary formed solely for the purpose of merging or amalgamating with another Person in connection with an acquisition or other Investment by the Borrower or another Obligor, (g) captive insurance subsidiary or not-for-profit subsidiary or (h) Domestic Subsidiary with respect to which, in the reasonable judgment of the Agent (or, in the case of adverse tax consequences, the Borrower) (confirmed in writing by notice to the Borrower or the Agent, as applicable), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee of the Obligations hereunder shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that any Subsidiary that fails to meet the requirement in clause (c) as of the last day of the most recent four (4) consecutive Fiscal Quarters for which consolidated financial statements of the Consolidated Parties are available shall continue to be deemed an Excluded Subsidiary hereunder until the date that is sixty (60) days following the date on which such financial statements were required to be delivered pursuant to Section 8.2 with respect to such period; provided, further, that in no event shall the Borrower be an Excluded Subsidiary; provided, further, that for so long as the ABL Agreement is in effect, any Domestic Subsidiary that guarantees any borrowings under the ABL Agreement shall not be considered to be an Excluded Subsidiary for purposes of this Agreement, for so long as such guarantee is in effect.

“Excluded Taxes” means, in the case of each Lender and the Agent and each other recipient of any payment to be made on account of the Obligations, (a) Taxes (including income Taxes, capital or franchise Taxes or other Taxes on net income) as are imposed on or measured by the Agent’s, such Lender’s or such recipient’s overall net income or capital in the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which the Agent or such Lender or such recipient, as the case may be, is organized or maintains a lending office from which the Term Loans are made or does business, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in respect of which the applicable recipient, as the case may be, is subject to income or franchise Taxes imposed on (or measured by) its net income, (c) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes that are Other Connection Taxes, (d) in the case of a Lender, U.S. federal withholding Tax that is imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in an Obligation pursuant to a law in effect on the date on which (i) such Lender acquires an interest in such Obligation (other than pursuant to any assignment request by the Borrower under Section 5.9 or Section 13.1(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (e) any withholding Tax that is attributable to a Lender’s failure to comply with Section 5.1(f), and (f) any U.S. federal withholding Tax imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in the Amendment and Restatement Agreement.

“Existing Tranche” has the meaning specified in Section 2.3(a).

“Extended Term Loans” has the meaning specified in Section 2.3(a).

“Extending Lender” has the meaning specified in Section 2.3(b).

“Extension Amendment” has the meaning specified in Section 2.3(d).

“Extension Date” has the meaning specified in Section 2.3(e).

“Extension Election” has the meaning specified in Section 2.3(b).

“Extension Request” has the meaning specified in Section 2.3(a).

“Fair Market Value” means, with respect to any asset, the fair market value of such asset as determined by the Borrower in good faith, whose determination shall be conclusive.

“Fair Share” has the meaning specified in Section 6.2.

“Fair Share Contribution Amount” has the meaning specified in Section 6.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, modified, and supplemented thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on such day (or on the preceding Business Day, if such day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded upward to the next 1/100 of 1%) charged to Bank of America on such day on such transactions, as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means one or more fee or engagement letters among Bank of America, N.A. and/or an Arranger, the Borrower and Holdings, with respect to the payment of certain fees in connection with this Agreement.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 7.5 and 8.2.

“Fiscal Quarter” means the period commencing on January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing on April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing on July 1 in any Fiscal Year and ending on the next succeeding September 30, or the period commencing on October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require.

“Fiscal Year” means Holdings’, the Borrower’s, the Guarantors’ and their Subsidiaries’ fiscal year for financial accounting purposes.

“Fixed Charge Coverage Ratio” means the ratio of:

(a)            Consolidated EBITDA for the most recent period of four (4) consecutive Fiscal Quarters for which financial information in respect thereof is available, to

(b)           the sum, without duplication, of (i) Consolidated Interest Expense for such period paid or payable in cash, plus (ii) the aggregate amount of dividends and other distributions paid in cash during such period in respect of Disqualified Stock by the Consolidated Parties on a consolidated basis.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of Holdings that is formed under the laws of a jurisdiction other than a State of the United States or the District of Columbia.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary the primary assets of which consist of Capital Stock in (i) one or more Foreign Subsidiaries or (ii) one or more Foreign Subsidiary Holding Companies.

“Full Payment” or “Full Payment of the Obligations” means (a) the payment in full in cash or immediately available funds (except for contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made) of all Obligations then outstanding, if any and (b) the termination or expiration of all Commitments and any Refinancing Term Commitments.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Guarantor” has the meaning specified in Section 6.2.

“Funding Notice” means a notice substantially in the form of Exhibit A.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, subject to Section 1.2(b).

“General Finance Acquisition” means the acquisition by the Borrower of General Finance Corporation contemplated by the Agreement and Plan of Merger, dated as of April 15, 2021, by and among the Borrower, UR Merger Sub VI Corporation and General Finance Corporation, as amended from time to time.

“General Finance Transactions” means (a) the General Finance Acquisition and (b) any other transactions contemplated in connection with the General Finance Acquisition and any other financing transactions in connection with the General Finance Acquisition.

“Governmental Authority” means any nation or government, any state, provincial, territorial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligation” has the meaning specified in Section 6.1.

“Guarantors” means (a) Holdings, (b) each Domestic Subsidiary, whether now existing or hereafter created or acquired (other than any Subsidiary that is an Excluded Subsidiary, Foreign Subsidiary Holding Company or Subsidiary of a Foreign Subsidiary, unless the Borrower otherwise determines), and (c) each other Person who guarantees payment or performance in whole or in part of the Obligations. The Guarantors as of the Agreement Date are set forth on Schedule 1.2 under the heading “Guarantors.”

“Guaranty” means the guaranty made by the Guarantors in favor of the Agent, the Lenders and the other holders of Obligations pursuant to ARTICLE VI.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Obligor’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Immaterial Subsidiary” means any Subsidiary of Holdings (a) that is designated, from time to time, as an “Immaterial Subsidiary” under the ABL Agreement, as such term is defined therein or (b) that, as of the last day of the Fiscal Quarter of Holdings most recently ended for which financial information in respect thereof is available, (i) did not have assets with a value in excess of 2.5% of the total assets of Holdings and its Subsidiaries as at such date and (ii) did not have total revenues in excess of 2.5% of the total revenues of Holdings and its Subsidiaries for the four (4) consecutive Fiscal Quarter period then ended. Any determination of whether a Subsidiary shall cease to qualify as an Immaterial Subsidiary shall be made on the date of the delivery of the Compliance Certificate pursuant to Section 8.2(c). To the extent a Subsidiary ceases to be an Immaterial Subsidiary in connection with such determination, the Borrower shall have sixty (60) days (or such longer period that may be permitted under the ABL Agreement or to which the Agent may reasonably agree) from the date of delivery of such Compliance Certificate to cause such Subsidiary to comply with the requirements of Section 8.14 to the extent applicable. Each Immaterial Subsidiary as of the Agreement Date is set forth in Schedule 1.3.

“Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Borrower or Holdings and the accretion of original issue discount or liquidation preference.

“Incremental Term Amendment” has the meaning specified in Section 2.2(f).

“Incremental Term Commitments” has the meaning specified in Section 2.2(a).

“Incremental Term Lender” has the meaning specified in Section 2.2(a).

“Incremental Term Loan” has the meaning specified in Section 2.2(b).

“Incremental Tranche Closing Date” has the meaning specified in Section 2.2(b).

“Indebtedness” means, without duplication, (a) all indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables and the endorsement of checks and other similar instruments in the ordinary course of business; (b) all obligations and liabilities of any other Person secured by any Lien on an Obligor’s or any of its Subsidiaries’ property, even if such Obligor or Subsidiary shall not have assumed or become liable for the payment thereof (the amount of such obligation being deemed to be the lesser of the value of such property (as determined in good faith by the Borrower) or the amount of the obligation so secured); (c) all obligations or liabilities created or arising under any Capital Lease; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (e) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (f) all net obligations of such Person in respect of Hedge Agreements; and (g) all obligations and liabilities under Guarantees in respect of obligations of the type described in any of clauses (a) through (f) above, provided, however, that Indebtedness shall not include (x) any holdback or escrow of the purchase price of property, services, businesses or assets or (y) any contingent payment obligations incurred in connection with the acquisition of assets or businesses, which are contingent on the performance of the assets or businesses so acquired.

“Indemnified Liabilities” has the meaning specified in Section 15.10.

“Indemnified Person” has the meaning specified in Section 15.10.

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Term Loans” means, collectively all Term Loans made pursuant to Section 2.1(a).

“Initial Term Loan Commitments” means the Commitments of each applicable Lender to make Term Loans pursuant to Section 2.1(a).

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, dated as of the Agreement Date, among the applicable Obligors for the benefit of the Secured Parties, as amended, amended and restated, modified or supplemented from time to time.

“Intercreditor Agreement Supplement” has the meaning specified in Section 14.16(b).

“Interest Payment Date” means with respect to (a) any Term SOFR Term Loans, the Termination Date and the last day of each Interest Period applicable to such Term Loan and, with respect to each Interest Period of more than three (3) months, each three (3) month anniversary of the commencement of such Interest Period for such Term SOFR Term Loan and (b) any Base Rate Term Loan, the Termination Date and the last Business Day of each March, June, September and December of each year.

“Interest Period” means, as to any Term SOFR Term Loan, the period commencing on the Funding Date of such Term Loan or on the Continuation/Conversion Date on which the Term Loan is converted into or continued as a Term SOFR Term Loan, and ending on the date, if such tenor has become available, seven (7) days thereafter (if such tenor is determined to be administratively feasible for the Agent in its sole discretion and otherwise agreed to by all the Lenders making or holding such Term Loan) or one (1), three (3) or six (6) months thereafter or (if available from all the Lenders making or holding such Term Loan as determined by such Lenders in good faith) twelve (12) months thereafter, as selected by the Borrower in its Funding Notice or Notice of Continuation/Conversion, provided that:

(a)            if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of any Interest Period of one month or longer, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)            any Interest Period of one month or longer pertaining to a Term SOFR Term Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)            no Interest Period shall extend beyond the Maturity Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

“Investment” means, with respect to any Person, (a) any loan or other extension of credit (including a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property or any payment for property or services for consideration of Indebtedness or Capital Stock of any other Person), other than in connection with leases of equipment or leases or sales of inventory on credit in the ordinary course of business or (b) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person, excluding the acquisition of inventory, supplies, equipment and other assets used or consumed in the ordinary course of business of such Person and capital expenditures. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Joinder Agreement to the 1L/2L Intercreditor Agreement” means that certain joinder agreement to the 1L/2L Intercreditor Agreement, dated as of the Agreement Date.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LCT Election” has the meaning specified in Section 1.3(l)(ii).

“LCT Test Date” has the meaning specified in Section 1.3(l)(ii).

“Lender” and “Lenders” have the meanings specified in the introductory paragraph to this Agreement.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, finance lease or other title retention agreement.

“Like-Kind Exchange” means a substantially contemporaneous exchange or swap, including transactions covered by Section 1031 of the Code, of property or assets (“Relinquished Property”) for property or assets with comparable or greater Fair Market Value or usefulness to the business of Holdings and its Subsidiaries (“Replacement Property”); provided that (a) the disposition of the Relinquished Property is permitted under the terms of this Agreement, (b) the transaction is entered into in the normal course of business, (c) the applicable “exchange agreement” reflects arm’s-length terms with a Qualified Intermediary who is not an Affiliate of Holdings and otherwise contains customary terms and (d) all net proceeds thereof are deposited in one or more Like-Kind Exchange Accounts.

“Like-Kind Exchange Account” means any account established jointly with a Qualified Intermediary pursuant to and solely for the purposes of facilitating any Like-Kind Exchange, the amounts on deposit in which shall be limited to proceeds realized from the disposition of Relinquished Property in connection with a Like-Kind Exchange.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, consolidation or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third-party financing (it being understood that a “marketing period” or similar concept is not a financing condition), (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (3) any dividends or distributions on, or redemptions of, Capital Stock requiring irrevocable notice in advance thereof..

“Loan Documents” means this Agreement, the Security Documents, the Fee Letters, any Acceptable Intercreditor Agreement or any other intercreditor agreement entered into by the Agent at any time in connection with this Agreement or any Security Document, any promissory note evidencing any Obligations, and any other agreements, instruments, and documents to which one or more Obligors is a party that, for any such other agreement, instrument or document entered into on or after the Agreement Date, expressly states that it is to be treated as a “Loan Document” hereunder.

“Market Disruption Event” has the meaning specified in Section 5.5(b).

“Material Adverse Effect” means a material adverse effect on (i) the business or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, (ii) the ability of Holdings, the Borrower and the other Obligors (taken as a whole) to perform their payment obligations under this Agreement or any other Loan Document or (iii) the rights and remedies of the Agent and the Lenders under this Agreement or any other Loan Document.

“Maturity Date” means (a) with respect to the Restatement Term Loans, the seventh (7th) anniversary of the Restatement Effective Date and (b) with respect to any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, the date specified in the respective Incremental Term Amendment, Extension Amendment or Refinancing Amendment, as applicable.

“Maximum Rate” has the meaning specified in Section 3.3.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

“National Pump Acquisition” means the acquisition of assets contemplated by the Asset Purchase Agreement, effective as of March 7, 2014, by and among the Borrower, United Rentals of Canada, Inc., a corporation amalgamated under the laws of the Province of Ontario, LD Services, LLC, National Pump & Compressor Ltd., Canadian Pump & Compressor, Ltd., GulfCo Industrial Equipment, L.P. and the Owners named therein, as amended from time to time.

“National Pump Transactions” means (a) the National Pump Acquisition, (b) the issuance of debt securities in connection with the National Pump Acquisition and (c) any other transactions contemplated in connection with the National Pump Acquisition and any other financing transactions in connection with the National Pump Acquisition.

“Neff Acquisition” means the acquisition by the Borrower of Neff Corporation contemplated by the Agreement and Plan of Merger, dated as of August 16, 2017, by and among the Borrower, UR Merger Sub III Corporation and Neff Corporation, as amended from time to time.

“Neff Transactions” means (a) the Neff Acquisition, (b) the issuance of debt securities in connection with the Neff Acquisition and (c) any other transactions contemplated in connection with the Neff Acquisition and any other financing transactions in connection with the Neff Acquisition.

“NES Acquisition” means the acquisition of assets contemplated by the Agreement and Plan of Merger, dated as of January 25, 2017, by and among NES Rentals Holdings II, Inc., the Borrower, UR Merger Sub II Corporation and Diamond Castle Holdings, LLC, as the Stockholder Representative named therein, as amended from time to time.

“NES Transactions” means (a) the NES Acquisition, (b) the issuance of debt securities in connection with the NES Acquisition and (c) any other transactions contemplated in connection with the NES Acquisition and any other financing transactions in connection with the NES Acquisition.

“Non-Consenting Lender” has the meaning specified in Section 13.1(b).

“Non-Extended Term Loans” has the meaning specified in Section 2.3(a).

“Non-Extending Lender” has the meaning specified in Section 2.3(f).

“Notice of Continuation/Conversion” has the meaning specified in Section 3.2(b).

“Obligations” means, with respect to the Indebtedness of the Obligors under the Loan Documents, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any Obligor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any Obligor of any nature and all other amounts payable by any Obligor under the Loan Documents or in respect thereof.

“Obligors” means, collectively, the Borrower, each Guarantor, and any other Person that now or hereafter is expressly liable for any of the Obligations and/or grants the Agent a Lien on any collateral as security for any of the Obligations.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c)  with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Currency” has the meaning specified in Section 15.19.

“Originating Lender” has the meaning specified in Section 13.2(e).

“Other Connection Taxes” means, with respect to any Agent, Lender or other such recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means any present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than Other Connection Taxes imposed on an assignor as a result of any assignment request by the Borrower under Section 5.9 or Section 13.1(b)).

“Pari Passu Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Agreement Date, by and among Bank of America, as agent under the ABL Agreement, and Bank of America, as the Agent under this Agreement, and the other parties thereto from time to time.

“Participant” has the meaning specified in Section 13.2(e).

“Participant Register” has the meaning specified in Section 14.19(b).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to the functions thereof or any Governmental Authority of another jurisdiction exercising similar functions in respect of any Plans of an Obligor.

“Pension Plan” means a pension plan or an employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multi-employer Plan, which an Obligor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit E.

“Permitted Liens” means:

(a)            any Lien existing as of the Agreement Date that is described on Schedule 9.3;

(b)            Liens created pursuant to the Security Documents;

(c)            Liens securing Indebtedness permitted under Section 9.2(b); provided that with respect to any Liens under this clause (c), (x) no such Lien on any Collateral may be senior or prior to the Agent’s Liens therein and (y) such Liens in any Collateral are subject to the terms of an Acceptable Intercreditor Agreement;

(d)            any Lien securing Indebtedness assumed in connection with an acquisition created prior to (and not created in connection with, or in contemplation of) the assumption of such Indebtedness by the Borrower or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Borrower or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such assumption (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(e)            Liens in favor of an Obligor or a Restricted Subsidiary;

(f)            Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary and Liens on the Capital Stock or assets of Foreign Subsidiaries securing Indebtedness permitted under Section 9.2(j) or Section 9.2(q);

(g)            Liens for taxes not delinquent or statutory Liens for taxes, (i) the nonpayment of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Borrower and the Restricted Subsidiaries or (ii) that are being contested in good faith and by appropriate proceedings diligently conducted, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or any of the Restricted Subsidiaries, as applicable, in accordance with GAAP;

(h)            statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Persons and other Liens imposed by law for sums not yet delinquent for a period of more than sixty (60) days or being contested in good faith and by appropriate proceedings or that would not reasonably be expected to have a material adverse effect on the Borrower and its Restricted Subsidiaries;

(i)            Liens incurred or deposits or pledges of cash or Cash Equivalents made in connection with workers’ compensation, unemployment insurance and other types of social security and other similar laws, or to secure the performance of bids, tenders, contracts, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

(j)             (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Borrower or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(k)            judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(l)            easements, rights-of-way, zoning restrictions, utility agreements, covenants, restrictions and other similar charges, encumbrances or title defects or leases or subleases granted to others, in respect of real property not interfering in the aggregate in any material respect with the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries;

(m)           any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(n)            Liens securing Indebtedness incurred pursuant to Section 9.2(i);

(o)            Liens securing Indebtedness incurred pursuant to Section 9.2(e) to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of the Borrower or any Restricted Subsidiary; provided, however, that the Lien may not extend to any other property owned by the Borrower or any Restricted Subsidiary at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than one-hundred eighty (180) days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(p)            Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(q)            Liens securing Refinancing Indebtedness permitted under Section 9.2;

(r)            Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Borrower or any of the Restricted Subsidiaries, including rights of offset and set-off;

(s)            Liens securing obligations under Hedge Agreements not entered into for speculative purposes;

(t)            customary Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

(u)            any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by this Agreement;

(v)            Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of this Agreement;

(w)            Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(x)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(y)            any encumbrance or restriction (including, but not limited to, put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(z)            Liens on insurance proceeds or unearned premiums incurred in connection with the financing of insurance premiums;

(aa)          Liens arising by operation of law in the ordinary course of business;

(bb)         Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(cc)          Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business;

(dd)         Liens incurred by the Borrower or any Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (dd), shall not exceed the greater of (x) $1,121,325,000 and (y) 7.50% of Consolidated Net Tangible Assets;

(ee)          Liens securing Indebtedness incurred in compliance with Section 9.2; provided that on the date of the incurrence of such Indebtedness after giving effect to such incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (ee)), no Event of Default shall have occurred and be continuing and the Senior Secured Indebtedness Leverage Ratio shall not exceed 4.25:1.00;

(ff)           Liens expressly junior in priority to the Liens on the Collateral;

(gg)          licenses, sublicenses, leases, subleases or other rights granted to other Persons (i) in the ordinary course of business or (ii) otherwise not materially interfering with the conduct of the business of the Borrower and the Restricted Subsidiaries taken as a whole or the Agent’s rights with respect to the Collateral;

(hh)         Liens (i) on inventory or goods and proceeds securing the obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods of the Borrower or any Restricted Subsidiary in the ordinary course of its business, (ii) that are contractual rights of setoff, (iii) relating to purchase orders and other agreements entered into with customers or suppliers of Holdings or any Subsidiary in the ordinary course of business, (iv) in favor of a banking institution encumbering deposits (including the right of setoff) held by such banking institution incurred in the ordinary course of business or which are within the general parameters customary in the banking industry or (v) in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(ii)            Liens arising from precautionary UCC filings or filings under the personal property security act of any province of Canada regarding a “true sale” to a Special Purpose Vehicle pursuant to a Securitization Transaction or “true” operating leases or the bailment or consignment of goods to any Obligor or any Subsidiary, to the extent such lease, bailment or consignment is not otherwise in violation of this Agreement;

(jj)            Liens on any Like-Kind Exchange Account and any Replacement Property that is acquired in a Like-Kind Exchange, in each case granted pursuant to and in connection with a Like-Kind Exchange in favor of any applicable Qualified Intermediary to facilitate such Like-Kind Exchange;

(kk)          Liens on the proceeds of Indebtedness or other amounts held in favor of the lenders or holders of such Indebtedness and their agents or representatives pending the application of such proceeds to an acquisition or other Investment or any discharge, redemption, defeasance or refinancing;

(ll)            Liens on any assets of any Foreign Subsidiary securing obligations other than Indebtedness for borrowed money; and

(mm)        Liens on any AR Subordinated Note securing any AR Subordinated Note Financing.

“Permitted Priority Liens” means Permitted Liens described in clauses (a), (g), (h), (i), (j), (k), (l), (n), (o), (p), (q) (to the extent the Liens that secured the Refinanced Indebtedness were Permitted Priority Liens), (r), (u), (v), (w), (x), (y), (z), (aa), (bb), (cc), (hh), (kk) and (ll) of the definition of “Permitted Liens.”

“Person” means any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means any of (a) an “employee benefit plan” (including such plans as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”; in each case which an Obligor sponsors or maintains or to which an Obligor or a Subsidiary of an Obligor makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Platform” has the meaning specified in Section 8.2.

“Previously Absent Financial Maintenance Covenant” means, at any time, any financial maintenance covenant that is not included in the Loan Documents at such time.

“Pro Rata Share” means the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Proprietary Rights” means all of each Obligor’s and each of its Subsidiary’s now owned or hereafter arising or acquired patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade dress, designs, and patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Public Lender” has the meaning specified in Section 8.2.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within one-hundred eighty (180) days after such acquisition.

“QFC Credit Support” has the meaning specified in Section 15.25.

“Qualified Intermediary” means any Person acting in its capacity as a qualified intermediary to facilitate any Like-Kind Exchange or operate and/or own a Like-Kind Exchange Account.

“Rating Agencies” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a public corporate credit rating or public corporate family rating on the Borrower publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“Real Estate” means all of each Obligor’s and each of its Subsidiaries now or hereafter owned or leased estates in real property, including all fees, leaseholds and future interests, together with all of each Obligor’s and each of its Subsidiaries’ now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Receivables Entity” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Borrower or Holdings (or, if not a Subsidiary of the Borrower or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Borrower or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).

“Receivables Securitization Transaction” means any sale, discount, assignment, conveyance, participation, contribution to capital, grant of security interest in, pledge or other transfer by the Borrower or any Subsidiary of the Borrower of accounts receivable, lease receivables or other payment obligations owing to the Borrower or such Subsidiary of the Borrower or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables, including any AR Subordinated Note Financing.

“Refinance” has the meaning specified in the definition of Refinancing Indebtedness.

“Refinanced Debt” has the meaning specified in Section 2.4(a).

“Refinanced Indebtedness” has the meaning specified in the definition of Refinancing Indebtedness.

“Refinancing Amendment” has the meaning specified in Section 2.4(f).

“Refinancing Closing Date” has the meaning specified in Section 2.4(e).

“Refinancing Indebtedness” means with respect to any Indebtedness (the “Refinanced Indebtedness”), any other Indebtedness which extends, refinances, refunds, replaces or renews (collectively, “Refinance”) such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount equal to unpaid accrued interest and premium (including applicable prepayment or redemption penalties) thereof plus fees and expenses incurred in connection therewith plus an amount equal to any existing unutilized commitment and letters of credit undrawn thereunder, (b) any Liens securing such Refinancing Indebtedness do not attach to any property of any Obligor that did not secure the Refinanced Indebtedness, (c) if the Refinanced Indebtedness is Subordinated Indebtedness, such extension, refinancing, refunding, replacement or renewal does not result in the Refinancing Indebtedness having a shorter maturity than the Refinanced Indebtedness (or if shorter, the Term Loans), and (d) if the Refinanced Indebtedness is Subordinated Indebtedness, then the terms and conditions of the Refinancing Indebtedness shall include subordination terms and conditions that are no less favorable to the Lenders in all material respects as those that were applicable to the Refinanced Indebtedness.

“Refinancing Term Commitments” has the meaning specified in Section 2.4(a).

“Refinancing Term Lender” has the meaning specified in Section 2.4(b).

“Refinancing Term Loan” has the meaning specified in Section 2.4(c).

“Refinancing Term Loan Request” has the meaning specified in Section 2.4(a).

“Register” has the meaning specified in Section 14.19.

“Related Parties” means with respect to any Person, such Person’s Affiliates and the partners, officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons of such Person and of such Person’s Affiliates and “Related Party” shall mean any of them.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

“Relinquished Property” has the meaning specified in the definition of Like-Kind Exchange.

“Replacement Property” has the meaning specified in the definition of Like-Kind Exchange.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the thirty- (30-) day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Repricing Transaction” means, in connection with a transaction the primary purpose of which is to prepay, refinance, substitute or replace the Restatement Term Loans, or to amend this Agreement to reduce the All-In-Yield, (a) the prepayment, refinancing, substitution or replacement of all or a portion of the Restatement Term Loans, with the incurrence of any long-term debt financing by the Borrower or any of the Restricted Subsidiaries having an All-In-Yield at the time of incurrence thereof that is less than the All-In-Yield of such Restatement Term Loans, at the time of such incurrence, or (b) any amendment to this Agreement that, directly or indirectly, reduces the All-In-Yield of such Restatement Term Loans. No “Repricing Transaction” shall be deemed to occur as a result of a transaction related to or in connection with any change of control, primary equity offering by Holdings or Transformative Acquisition.

“Required Lenders” means, at any time, Lenders having or holding Term Loan Exposure representing more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders (excluding the Term Loan Exposure of any Lender that is a Defaulting Lender).

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Rescindable Amount” has the meaning specified in Section 4.6.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, legal counsel, or any other executive or financial officer of Holdings or any other Obligor, or any other officer having substantially the same authority and responsibility.

“Restatement Effective Date” has the meaning assigned to such term in the Amendment and Restatement Agreement.

“Restatement Term Commitments” has the meaning assigned to such term in the Amendment and Restatement Agreement.

“Restatement Term Lender” has the meaning assigned to such term in the Amendment and Restatement Agreement.

“Restatement Term Loan” means, collectively all Term Loans made pursuant to the Amendment and Restatement Agreement and Section 2.1(b).

“Restricted Payments” means:

(a)            any dividend or any other distribution or payment on or in respect of Capital Stock of the Borrower or any Restricted Subsidiary or any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Borrower or any Restricted Subsidiary (other than dividends or distributions payable solely in Capital Stock of the Borrower (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock of the Borrower (other than Disqualified Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Borrower or any Restricted Subsidiary);

(b)            any purchase, redemption, defeasance, acquisition or retirement for value of any Capital Stock of the Borrower or any Restricted Subsidiary or any options, warrants, or other rights to purchase any such Capital Stock of the Borrower or any Restricted Subsidiary (other than any such securities owned by the Borrower or a Restricted Subsidiary and any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof); or

(c)            any principal payment on, or any purchase, redemption, defeasance, acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other stated maturity, any Subordinated Indebtedness (other than (i) any such Subordinated Indebtedness owned by the Borrower or a Restricted Subsidiary or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value (collectively, for purposes of this clause (c), a “purchase”) of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, final maturity or exercise of a right to put on a set scheduled date (but not including any put right in connection with a change of control event), in each case due within one (1) year of the date of such purchase; provided that, in the case of any such purchase in anticipation of the exercise of a put right, at the time of such purchase, it is more likely than not, in the good faith judgment of the board of directors of the Borrower, that such put right would be exercised if such put right were exercisable on the date of such purchase).

“Restricted Subsidiary” means any Subsidiary of Holdings that is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning specified in Section 9.5(b).

“RSC Merger” means the merger of RSC Holdings Inc. with and into Holdings, as effected on and subsequent to April 30, 2012.

“RSC Merger Transactions” means the transactions necessary to effect the RSC Merger, including (a) the RSC Merger, (b) the merger of all of the U.S. Subsidiaries of RSC Holdings Inc. and their successors in interest into one or more Subsidiaries of Holdings, (c) the mergers of one or more U.S. Subsidiaries of Holdings into one or more other U.S. Subsidiaries of Holdings, (d) the merger, amalgamation, consolidation and/or liquidation of RSC Holdings Inc.’s Foreign Subsidiaries into one or more Foreign Subsidiaries of the Borrower, (e) the issuance of debt securities in connection with the RSC Merger and (f) any other transactions contemplated in connection with the RSC Merger and any other financing transactions in connection with the RSC Merger.

“S&P” means S&P Global Ratings, or any successor thereto.

“Sanctioned Country” means a country, region or territory that is, or whose government is, the subject of economic sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, other relevant sanctions authority of the United States or Canada, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom under any Sanctions Law (at the Restatement Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means a Person that is the target of any sanctions under any Sanctions Laws.

“Sanctions Laws” means any law relating to economic sanctions or anti-terrorism, including any law administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), U.S. Department of State, other relevant sanctions authority of the United States, the government of Canada, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“Scheduled Unavailability Date” has the meaning specified in Section 5.7.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Currency” has the meaning specified in Section 15.19.

“Section 2.3 Additional Amendment” has the meaning specified in Section 2.3(d).

“Secured Parties” means, collectively, the Agent, the Lenders and the Indemnified Persons.

“Securitization Transaction” means any Equipment Securitization Transaction or Receivables Securitization Transaction.

“Security Agreement” means the Security Agreement, dated as of the Agreement Date and amended and restated as of the Restatement Effective Date, among Holdings, the Borrower and the Guarantors party thereto, for the benefit of the Secured Parties, as amended, amended and restated, modified or supplemented from time to time.

“Security Documents” means, collectively, (a) the Security Agreement, (b) any security agreement executed and delivered after the Agreement Date by a Person that is or becomes a Guarantor hereunder in accordance with Section 8.14, and (c) the Intellectual Property Security Agreement.

“Senior Secured Indebtedness Leverage Ratio” means on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness that is secured by a Lien of the Consolidated Parties outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of the Consolidated Parties and held by the Consolidated Parties, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated EBITDA for the most recent period of four (4) consecutive Fiscal Quarters for which financial information in respect thereof is available, in each case calculated on a pro forma basis.

“Significant Subsidiary” means any Restricted Subsidiary that would be a significant subsidiary of Holdings as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the SEC and as in effect on the Agreement Date.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Solvent” or “Solvency” means, when used with respect to any Person, that at the time of determination:

(a)            the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities);

(b)            the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;

(c)            it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d)            it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Vehicle” means any ES Special Purpose Vehicle or Receivables Entity.

“Specified Default” means any Event of Default pursuant to clause (a), (e), (f), (g) or (h) of Section 11.1 .

“Specified Representations” means the representations and warranties set forth in Sections 7.1, 7.2, 7.3(a), 7.7, 7.16, 7.17 and 7.21.

“Specified Transaction” means any (i) Investment, (ii) sale or other disposition of assets (including any disposal, abandonment or discontinuance of operations), other than in the ordinary course of business, (iii) incurrence, repayment or refinancing of Indebtedness, (iv) Restricted Payments permitted by Section 9.1, (v) designation or redesignation of an Unrestricted Subsidiary or Restricted Subsidiary, or (vi) other event or transaction, in each case that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “pro forma basis.”

“Subordinated Indebtedness” means any Indebtedness expressly subordinated in writing to, or required under the Loan Documents to be subordinated to, any Indebtedness under the Loan Documents, except any Indebtedness that is subject to Lien subordination but not payment subordination.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings.

“Successor Rate” has the meaning specified in Section 5.7.

“Supported QFC” has the meaning specified in Section 15.25.

“Suspended Covenant” has the meaning specified in Section 9.5(a)(ii).

“Suspension Period” has the meaning specified in Section 9.5(c).

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities (including interest, penalties and additions to tax) with respect thereto imposed by any Governmental Authority.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided that, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Commitment.

“Term Loan Extension Series” has the meaning specified in Section 2.3(c).

“Term Loan Increase” has the meaning specified in Section 2.2(a).

“Term Loans” means, collectively, all loans and advances provided for in ARTICLE II.

“Term SOFR” means:

(a)            for any Interest Period with respect to a Term SOFR Term Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. (New York City time) on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and

(b)            for any interest calculation with respect to a Base Rate Term Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. (New York City time) on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;

provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Replacement Date” has the meaning specified in Section 5.7.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).

“Term SOFR Term Loan” means a Term Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.

“Termination Date” means the earlier to occur of (a) the latest Maturity Date and (b) the date this Agreement is otherwise terminated pursuant to the terms of this Agreement.

“Threshold Amount” means $200,000,000 or, if higher, the cross default or acceleration threshold or judgment threshold, as applicable, then set forth in the ABL Agreement (or any credit agreement refinancing thereof).

“Total Indebtedness Leverage Ratio” means on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of the Consolidated Parties on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of the Consolidated Parties and held by the Consolidated Parties, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated EBITDA for the most recent period of four (4) consecutive Fiscal Quarters for which financial information in respect thereof is available, in each case calculated on a pro forma basis.

“Trade Date” has the meaning specified in Section 13.2(i).

“Transactions” means, collectively, (a) the execution, delivery and performance by the Obligors of the Loan Documents to which they are a party and the making of the Term Loans hereunder, (b) the payment of related fees and expenses in connection with each of the foregoing and (c) the BlueLine Transactions.

“Transformative Acquisition” means any material acquisition or Investment (including any financing activities related thereto) by the Borrower or any of the Restricted Subsidiaries in or with a third party that is either (a) not permitted by the terms of the Loan Documents immediately prior to the signing or consummation of such acquisition or Investment or (b) if permitted by the terms of the Loan Documents immediately prior to the signing or consummation of such acquisition or Investment, would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation (in each case, as conclusively determined by the Borrower in good faith).

“Type” means any type of a Term Loan determined with respect to the interest option applicable thereto, which shall be a Term SOFR Term Loan or a Base Rate Term Loan.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution

“Unfunded Pension Liability” means (a) with respect to a Pension Plan, the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA or other applicable law, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code or other applicable laws for the applicable plan year.

“Unrestricted Subsidiary” means (a) United Rentals Receivables LLC II, (b) any other Special Purpose Vehicle, (c) any Subsidiary of Holdings (other than a Borrower) designated by the Borrower as an Unrestricted Subsidiary hereunder from time to time by written notice to the Agent, (d) any “Unrestricted Subsidiary” under the ABL Agreement, as such term is defined therein, and (e) any Subsidiary of an Unrestricted Subsidiary; provided that the Borrower shall only be permitted to designate a new Unrestricted Subsidiary pursuant to clause (c) above after the Agreement Date if (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) at the time such Subsidiary is designated an Unrestricted Subsidiary, the Fixed Charge Coverage Ratio, determined on a pro forma basis, is not less than 2.00:1.00. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement at any time; provided that (a) such Unrestricted Subsidiary, after giving effect to such designation, shall be a Wholly-Owned Subsidiary of Holdings and (b) no Default or Event of Default shall have occurred and be continuing or would result therefrom. Each Unrestricted Subsidiary as of the Agreement Date is set forth in Schedule 1.4. Notwithstanding the foregoing, for so long as the ABL Agreement is in effect, in no event shall any Domestic Subsidiary that is a “Restricted Subsidiary” under the ABL Agreement be deemed an Unrestricted Subsidiary hereunder.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 15.25.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.1(f)(ii)(B)(3).

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Capital Stock of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly-Owned Subsidiary of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2            Accounting Terms.

(a)            Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied.

(b)            If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (and the Lenders hereby irrevocably authorize the Agent to enter into any such amendment); provided that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) upon request by the Agent, the Borrower shall provide to the Agent and the Lenders a written reconciliation between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrower may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Agent from time to time.

1.3            Interpretive Provisions.

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)            The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)            The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(d)            The term “including” is not limiting and means “including without limitation.”

(e)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(f)            The word “or” is not exclusive.

(g)            Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, supplements, and other modifications thereto, but only to the extent such amendments, supplements, and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(h)            The captions and headings of this Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

(i)            This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(j)            This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower, the Guarantors and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

(k)            In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or Specified Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default, Event of Default or Specified Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this clause (k), and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(l)            In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i)            determining compliance with any provision of this Agreement which requires the calculation of the Fixed Charge Coverage Ratio, Senior Secured Indebtedness Leverage Ratio or Total Indebtedness Leverage Ratio; or

(ii)            testing baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Net Tangible Assets),

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four (4) consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the Borrower are available, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Net Tangible Assets of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations.

1.4            Classification of Term Loans. For purposes of this Agreement, Term Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”, “Restatement Term Loan”, “Incremental Term Loan”, “Extended Term Loan” or “Refinancing Term Loan”) or by Type (e.g., a “Term SOFR Term Loan” or “Base Rate Term Loan”).

1.5            Effectuation of Transactions. Each of the representations and warranties of Holdings and the other Obligors contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions (or such portion thereof as shall be consummated as of the date of the applicable representation or warranty), unless the context otherwise requires.

1.6            Currency.

(a)            All fees and amounts payable hereunder and all calculations hereunder shall all be calculated in Dollars.

(b)            Where the permissibility of a transaction or a representation, warranty or covenant depends upon compliance with, or is determined by reference to, amounts stated in Dollars, any amount stated in another currency shall be translated to the equivalent amount in Dollars at the applicable time of determination hereunder and the permissibility of actions taken by the Borrower or any Restricted Subsidiary hereunder shall not be affected by subsequent fluctuations in exchange rates.

1.7            Pro Forma Calculations.

(a)            Any financial ratio or test or compliance with any covenants determined by reference to Consolidated EBITDA, Consolidated Net Income, Consolidated Net Tangible Assets or any component definition thereof shall be calculated in a manner prescribed by this Section 1.7. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the applicable period for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended period for which the financial statements of the Consolidated Parties are available (as determined in good faith by the Borrower).

(b)            For purposes of determining compliance with any provision of this Agreement, including the determination of any financial ratio or test, any Specified Transaction that has occurred (i) during the applicable period or (ii) subsequent to such period and prior to or simultaneously with the event for which the determination of any such ratio, test or compliance with covenants is being made shall be determined on a pro forma basis (including giving effect to those specified in accordance with the definitions of “Consolidated EBITDA” and “Consolidated Net Income” and any component definitions thereof) assuming that all such Specified Transactions (including such Specified Transaction for which such compliance is being determined) had occurred on the first day of the applicable period. If since the beginning of any applicable period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into an Obligor or any Restricted Subsidiary since the beginning of such period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.7, then for purposes of determining compliance with any provision of this Agreement, including the determination of any financial ratio or test, such Specified Transactions shall be calculated to give pro forma effect thereto in accordance with this Section 1.7.

(c)            In the event that (x) any Obligor or Restricted Subsidiary incurs (including by assumption or guarantee) or repays or refinances (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and not replaced) or (y) the Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Stock, (i) during the applicable period or (ii) subsequent to the end of the applicable period and prior to or simultaneously with the event for which the calculation of any such ratio or test is made or compliance with any covenant is determined, then such financial ratio or test or determination of compliance shall be calculated giving pro forma effect to such incurrence or repayment or refinancing of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, in each case to the extent required, as if the same had occurred on the last day of the applicable period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the applicable period during the period from the date of creation of such facility to the date of such calculation);

(d)            If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable period, the actual interest may be used for the applicable portion of such period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, Term SOFR or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or a Restricted Subsidiary may designate.

(e)            Whenever pro forma effect is to be given to any Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower.

1.8            Interest Rates. The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II

TERM LOANS

2.1            Term Loans.

(a)            The Initial Term Loan. Subject to the terms and conditions hereof, each Lender with an Initial Term Loan Commitment severally agrees to make, on the applicable Closing Date, an Initial Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Initial Term Loan Commitment. The Borrower may make only one Borrowing under the Initial Term Loan Commitment, which shall be on the applicable Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 4.1(a) and 4.1(b), all amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Maturity Date applicable to such Initial Term Loans. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the applicable Closing Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date.

(b)            The Restatement Term Loan. Subject to the terms of this Agreement and the Amendment and Restatement Agreement and subject to the conditions set forth in the Amendment and Restatement Agreement, each Restatement Term Lender party to the Amendment and Restatement Agreement severally agrees to make (or convert to), on the applicable Closing Date, a Restatement Term Loan to the Borrower in Dollars in the principal amount set forth in the Amendment and Restatement Agreement. The Borrower may make only one Borrowing under the Restatement Term Commitment, which shall be on the applicable Closing Date. Any amount borrowed under this Section 2.1(b) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 4.1(a) and 4.1(b), all amounts owed hereunder with respect to the Restatement Term Loans shall be paid in full no later than the Maturity Date applicable to such Restatement Term Loans. Each Lender’s Restatement Term Commitment shall terminate immediately and without further action on the applicable Closing Date as provided in the Amendment and Restatement Agreement.

(c)            Borrowing Mechanics for Term Loans.

(i)            The Borrower shall deliver to Agent a fully executed Funding Notice no later than (x) one (1) day prior to the applicable Closing Date with respect to Base Rate Term Loans and (y) three (3) days prior to the applicable Closing Date with respect to Term SOFR Term Loans (or such shorter period as may be reasonably acceptable to Agent). Promptly upon receipt by the Agent of such Funding Notice, the Agent shall notify each Lender of the proposed borrowing.

(ii)            Each Lender shall make its Term Loan available to the Agent not later than 9:00 a.m. (New York City time) on the applicable Closing Date, by wire transfer of immediately available funds in Dollars at the principal office designated by the Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Agent shall make the proceeds of the Term Loans available to the Borrower on any Closing Date by causing an amount of immediately available funds in Dollars equal to the proceeds of such Term Loans received by the Agent from the applicable Lenders to be credited to the account of the Borrower at the Agent’s principal office or to such other account as may be designated in writing to the Agent by the Borrower.

(iii)            With respect to SOFR or Term SOFR, the Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(d)            Funding by Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Lender prior to any Closing Date that such Lender will not make available to the Agent such Lender’s share of the Borrowing to be made on such Closing Date, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1(c) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Term Loans. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent. A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

2.2            Incremental Term Loans.

(a)            The Borrower may, at any time and from time to time after the Agreement Date, request one or more new commitments which may be of the same Class as any outstanding Term Loan (a “Term Loan Increase”) or a new Class of Term Loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”). Any request under this Section 2.2 shall specify the requested amount and proposed terms of the relevant Incremental Term Loans. Incremental Term Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Incremental Term Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Term Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Incremental Term Commitment, an “Incremental Term Lender”); provided that the Agent shall have consented (such consent not to be unreasonably conditioned, withheld or delayed) to such Additional Lender’s making such Incremental Term Loans to the extent such consent, if any, would be required under Section 13.2 for an assignment of Term Loans to such Additional Lender.

(b)            The aggregate principal amount of Incremental Term Loans shall not exceed at the time incurred (i) the aggregate amount of Indebtedness that may be incurred under Section 9.2(b), plus (ii) (A) in the case of Incremental Term Loans that are secured, the aggregate amount of Indebtedness that may be secured pursuant to clause (dd) of the definition of “Permitted Liens” and (B) in the case of Incremental Term Loans that are unsecured, the aggregate amount of Indebtedness that may be incurred under Section 9.2(p), plus (iii) an unlimited additional amount so long as, after giving effect to any such incurrence on a pro forma basis (and after giving effect to any acquisition or other Investment consummated in connection therewith on a pro forma basis), (x) in the case of Incremental Term Loans that are secured, the Senior Secured Indebtedness Leverage Ratio is no greater than 4.25:1.00 and (y) in the case of Incremental Term Loans that are unsecured, the Fixed Charge Coverage Ratio is no less than 2.00:1.00; provided, that the aggregate principal amount of Incremental Term Loans incurred and outstanding pursuant to clauses (i) and (ii)(B) above shall reduce the amount of Indebtedness permitted to be incurred under Section 9.2(b) and Section 9.2(p), respectively, and the aggregate principal amount of Incremental Term Loans incurred and outstanding under clause (ii)(A) above shall reduce the amount of Indebtedness that is permitted to be secured by a Lien pursuant to clause (dd) of the definition of “Permitted Liens”; provided, further, that the amount of secured Incremental Term Loans that the Borrower is permitted to incur pursuant to clause (i) above shall be reduced (not below zero) by the amount of any secured Incremental Term Loans that the Borrower incurs pursuant to clause (iii)(x) above.

(c)            On any date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase) (each such date an “Incremental Tranche Closing Date”), subject to the satisfaction of the terms and conditions in this Section 2.2, (i) each Incremental Term Lender of such Class shall make a Term Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto.

(d)            The terms, provisions and documentation of any Incremental Term Loan or any Incremental Term Commitment shall be as agreed between the Borrower and the applicable Incremental Term Lenders providing such Incremental Term Loans or Incremental Term Commitments, and except as otherwise set forth herein, to the extent not substantially consistent with any Class of Term Loans existing on the Incremental Tranche Closing Date (as determined by the Borrower), shall be consistent with clauses (i) through (iii) below, as applicable. Notwithstanding the foregoing, in the case of a Term Loan Increase, the terms, provisions and documentation of such Term Loan Increase shall be identical (other than with respect to underwriting, commitment or upfront fees, original issue discount or similar fees) to the applicable Term Loans being increased. In any event,

(i)            each Incremental Term Loan or Incremental Term Commitment:

(A)          at the Borrower’s option, may rank pari passu or junior in right of payment with the other Term Loans or Commitments, as applicable, of such Class, may be pari passu or junior in right of security with the other Term Loans or Commitments, as applicable, of such Class (and, if junior in right of security, subject to an Acceptable Intercreditor Agreement) or may be unsecured;

(B)           shall not mature earlier than the Maturity Date with respect to the Restatement Term Loans (prior to giving effect to any extensions thereof);

(C)           shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Restatement Term Loans on the date of incurrence of such Incremental Term Loans (except by virtue of amortization or prepayment of the Restatement Term Loans prior to the time of such incurrence);

(D)          shall have fees and, subject to clauses (d)(i)(B) and (d)(i)(C) above, amortization determined by the Borrower and the applicable Incremental Term Lenders; and

(E)           may, in the case of an Incremental Term Loan or Incremental Term Commitment that is pari passu in right of payment and right of security with the Restatement Term Loans, provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any voluntary prepayments of Term Loans hereunder, as specified in the applicable Incremental Term Amendment;

(ii)           the All-In-Yield applicable to the Incremental Term Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Term Amendment; provided, however, that with respect to any Incremental Term Loans (other than any Excluded Incremental Term Loans) made on or prior to the date that is twelve (12) months after the applicable Closing Date (other than a Term Loan that is secured on a junior basis, unsecured or subordinated in right of payment or security), the All-In-Yield applicable to such Incremental Term Loans shall not be greater than the applicable All-In-Yield payable pursuant to the terms of this Agreement with respect to the Restatement Term Loans plus 75 basis points per annum, unless the Interest Rate (together with, as provided in the proviso below, the Term SOFR or Base Rate floor) with respect to such Restatement Term Loans is increased so as to cause the then applicable All-In-Yield under this Agreement on such Restatement Term Loans to equal the All-In-Yield then applicable to the Incremental Term Loans minus 75 basis points; provided that any increase in All-In-Yield to the Restatement Term Loans due to the application of a Term SOFR floor or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) any Term SOFR floor or Base Rate floor applicable to the Restatement Term Loans. “Excluded Incremental Term Loan” means any (w) Incremental Term Loans with a scheduled Maturity Date more than two (2) years after the Maturity Date of the Restatement Term Loans on the date of incurrence of such Incremental Term Loans, (x) Incremental Term Loans incurred in connection with an acquisition or other Investment, and (y) any Incremental Term Loan in an aggregate principal amount that when incurred does not exceed 25.0% of Consolidated EBITDA; and

(iii)           there shall be no borrowers or guarantors in respect of such Incremental Term Loan that are not the Borrower or a Guarantor, and, to the extent secured, Incremental Term Loans shall not be secured by assets other than Collateral (except pursuant to an escrow or similar arrangement with respect to the proceeds of such Incremental Term Loans).

(e)            No Incremental Term Loans shall become effective unless and until each of the following conditions has been satisfied:

(i)            Any such Incremental Term Loan shall be in a minimum principal amount of $25,000,000 and in integral multiples of $1,000,000 in excess thereof, unless otherwise agreed by the Borrower and the Agent;

(ii)            The Borrower, the Agent, and any Additional Lender shall have executed and delivered an Incremental Term Amendment;

(iii)           The Borrower shall have paid such fees and other compensation to the Additional Lenders and to the Agent as the Borrower, the Agent and such Additional Lenders shall agree;

(iv)          The Borrower shall deliver on the closing date of any Incremental Term Loan a certificate certifying that (A) (other than with respect to an Incremental Term Loan in connection with an acquisition or any other Investment or refinancing, unless required by the Lenders providing such Incremental Term Loan) the representations and warranties made by Holdings, the Borrower and each Guarantor contained herein and in the other Loan Documents are true and correct in all material respects on and as of such closing date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects, as of such specified earlier date, and (B) no Specified Default has occurred and is continuing; and

(v)           The Borrower and Additional Lenders shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested in order to effectuate the documentation of the foregoing.

(f)            In connection with any Incremental Term Loan, the Agent, the Additional Lenders and the Borrower agree to enter into any amendment required to incorporate the addition of the Incremental Term Loans, the pricing of the Incremental Term Loans, the maturity date of the Incremental Term Loans and such other amendments as may be necessary or appropriate in the reasonable opinion of the Agent and the Borrower in connection therewith, including amendments to provide for the inclusion, as appropriate, of Additional Lenders in any required vote or action of the Required Lenders, amendments to permit purchases of Incremental Term Loans by Holdings or any of its Affiliates (which shall be cancelled upon purchase by Holdings or any Subsidiary) (provided that such purchases by an Affiliate of Holdings other than a Subsidiary shall be subject to customary restrictions to be agreed with the Additional Lenders providing such Incremental Term Loans and the Agent), and amendments to properly reflect the pari passu or junior right of payment or priority with respect to the Collateral (each an “Incremental Term Amendment”). The Lenders hereby irrevocably authorize the Agent to enter into such amendments.

2.3            Extension Amendments.

(a)            The Borrower may, at any time and from time to time after the Agreement Date, request that all or a portion of the Term Loans of a given Class (each, an “Existing Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”, with any Term Loans of the Existing Tranche not so extended being referred to as “Non-Extended Term Loans”) and to provide for other terms consistent with this Section 2.3. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which Extension Request may be modified, revoked, or revoked and reissued by the Borrower at any time prior to the effectiveness of the Extension Amendment.

(b)            The Borrower shall provide the applicable Extension Request at least ten (10) Business Days (or such shorter period as may be agreed to by the Agent) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans under the Existing Tranche subject to such Extension Request amended into Extended Term Loans shall notify the Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Tranche which it has elected to request be amended into Extended Term Loans (subject to any minimum denomination requirements imposed by the Agent). In the event that the aggregate principal amount of Term Loans subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, the Term Loans subject to Extension Elections shall be amended to Extended Term Loans on a pro rata basis (subject to rounding by the Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans included in each such Extension Election.

(c)            The terms of the Extended Term Loans to be established pursuant to an Extension Request shall (x) be identical as offered to each Lender under such Existing Tranche (including as to the proposed Interest Rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all Extending Lenders) and offered pro rata to each Lender under such Existing Tranche and (y) shall be identical to the Term Loans under the Existing Tranche from which such Extended Term Loans are to be amended, except that (I) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Incremental Term Loans, Refinancing Term Loans and Extended Term Loans) which have more than three (3) different Maturity Dates (unless otherwise consented to by the Agent); (II) the All-In-Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In-Yield for the Term Loans of such Existing Tranche, in each case, to the extent provided in the applicable Extension Amendment; (III) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (IV) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof. In any event, the Extended Term Loans:

(i)            as of the Extension Date, shall not mature earlier than the Maturity Date with respect to the Term Loans in the Existing Tranche;

(ii)            as of the Extension Date, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term Loans in the Existing Tranche (except by virtue of amortization of prepayment of the Term Loans in the Existing Tranche prior to the time of such incurrence);

(iii)          shall be permitted by the terms of all Acceptable Intercreditor Agreements (to the extent any Acceptable Intercreditor Agreement is then in effect);

(iv)           may participate on a pro rata basis, or less than a pro rata basis (but not on a greater than pro rata basis), in any voluntary prepayments of Term Loans hereunder, as specified in the respective Extension Amendment.

Any Extended Term Loans amended pursuant to any Extension Request shall be designated a Class (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Tranche (in which case scheduled amortization with respect thereto shall be proportionately increased).

(d)            Extended Term Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in Section 2.3(c)(II) and which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.3(d) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the Borrower, the Guarantors, the Agent and the Extending Lenders. Notwithstanding anything to the contrary in this Agreement and without limiting the generality or applicability of Section 13.1 to any Section 2.3 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.3 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.3 Additional Amendments do not become effective prior to the time that such Section 2.3 Additional Amendments have been consented to (including pursuant to consents applicable to holders of any Extended Term Loans provided for in any Extension Amendment) by such of the Lenders, the Borrower, the Guarantors and other parties (if any) as may be required in order for such Section 2.3 Additional Amendments to become effective in accordance with Section 13.1. It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.3 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.3 Additional Amendment. In connection with any Extension Amendment, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Agent as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby.

(e)            Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled Maturity Date(s) in accordance with clause (a) above (an “Extension Date”), (i) the scheduled repayments set forth in Section 4.1 with respect to any Existing Tranche subject to an Extension Election shall be modified to reflect a reduction in the principal amount of Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension Amendment (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 4.1) and (ii) the prepayments set forth in Section 4.1 shall be modified to reflect the existence of Extended Term Loans and the application of prepayments with respect thereto.

(f)            If, in connection with any proposed Extension Amendment, any Lender declines to consent to the extension of its applicable Commitment on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Agent and the Non-Extending Lender, (i) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 13.2 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide an applicable Term Loan on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Term Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Acceptance or (ii) upon notice to the Agent, to prepay the Term Loans of such Non-Extending Lender, in whole or in part, subject to Section 5.4, without premium or penalty. In connection with any such replacement under this Section 2.3, if the Non-Extending Lender does not execute and deliver to the Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Term Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Extending Lender.

(g)            Following any Extension Date, with the written consent of the Borrower, any Non-Extending Lender may elect to have all or a portion of its Term Loans under an Existing Tranche deemed to be an Extended Term Loans under the applicable Term Loan Extension Series on any date (each date a “Designation Date”) prior to the maturity date of such Extended Term Loans; provided that (i) such Lender shall have provided written notice to the Borrower and the Agent at least ten (10) Business Days (or such shorter period as may be agreed to by the Agent) prior to such Designation Date and (ii) no more than three (3) Designation Dates may occur in any one-year (1-year) period without the written consent of the Agent. Following a Designation Date, the Term Loans under the Existing Tranche held by such Lender so elected to be extended will be deemed to be Extended Term Loans of the applicable Term Loan Extension Series and any Term Loans under an Existing Tranche held by such Lender not elected to be extended, if any, shall continue to be “Non-Extended Term Loans.”

(h)            With respect to all extensions consummated by the Borrower pursuant to this Section 2.3, (i) such extensions shall not constitute payments or prepayments for purposes of Section 4.1 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided that the Borrower may at their election specify as a condition to consummating any such extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s discretion and may be waived by the Borrower) of Term Loans under an Existing Tranche be extended. The Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.3 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Sections 4.4 and 14.12(b)) or any other Loan Document that may otherwise prohibit any such extension or any other transaction contemplated by this Section 2.3.

2.4            Refinancing Amendments.

(a)            The Borrower may, at any time or from time to time after the Agreement Date, by notice to the Agent (a “Refinancing Term Loan Request”), request (i) the establishment of one or more new Classes of Term Loans under this Agreement (any such new Class, “Refinancing Term Commitments”), established in exchange for, or to replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one or more then-existing Class or Classes of Term Loans (with respect to a particular Refinancing Term Commitment or Refinancing Term Loan, such existing Term Loans, “Refinanced Debt”), whereupon the Agent shall promptly deliver a copy of each such notice to each of the Lenders holding such proposed Refinanced Debt.

(b)            Each Refinancing Term Loan Request from the Borrower pursuant to this Section 2.4 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans and identify the proposed Refinanced Debt with respect thereto. Any Refinancing Term Loans made pursuant to Refinancing Term Commitments made on a Refinancing Closing Date shall be designated a separate Class of Refinancing Term Loans for all purposes of this Agreement. Refinancing Term Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Term Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Term Commitment) or by any Additional Lender (each such Additional Lender providing such Refinancing Term Commitment or Refinancing Term Loan, a “Refinancing Term Lender”); provided that the Agent shall have consented (such consent not to be unreasonably conditioned, withheld or delayed) to such Lender’s or Additional Lender’s making such Refinancing Term Loans to the extent such consent, if any, would be required under Section 13.2 for an assignment of Term Loans, to such Additional Lender.

(c)           On any Refinancing Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.4, (i) each Refinancing Term Lender of such Class shall make a Term Loan, severally, but not jointly or jointly and severally with the other Refinancing Term Lenders, to the Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto.

(d)           The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments of any Class shall be as agreed between the Borrower, the applicable Refinancing Term Lenders providing such Refinancing Term Loans or Refinancing Term Commitments and the Agent (in the case of the Agent, only with respect to terms and provisions not otherwise specified in this Section 2.4 that adversely affect the rights or obligations of the Agent), and except as otherwise set forth herein, to the extent not substantially identical to any Class of Term Loans existing on the Refinancing Closing Date, shall be consistent with clauses (i) through (vi) below:

(i)            at the Borrower’s option, may rank pari passu or junior in right of payment with the Obligations under the then existing Term Loans, may be pari passu or junior in right of security with the Obligations under the then existing Term Loans (and, if junior in right of security, subject to an Appropriate Intercreditor Agreement) or may be unsecured;

(ii)           as of the Refinancing Closing Date, shall not mature earlier than the Maturity Date of the Refinanced Debt;

(iii)          shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt on the date of incurrence of such Refinancing Term Loans (except by virtue of amortization or prepayment of the Refinanced Debt prior to the time of such incurrence);

(iv)          shall have an applicable margin and, subject to clauses (d)(ii) and (d)(iii) above, amortization determined by the Borrower and the applicable Refinancing Term Lenders;

(v)           shall not be subject to any guarantee by any person other than an Obligor and shall not include any borrower other than the Borrower; and

(vi)          may, in the case of any Refinancing Term Loans that are pari passu in right of payment and right of security with then existing Term Loans, provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any voluntary prepayments of such Term Loans hereunder, as specified in the applicable Refinancing Amendment.

(e)           The effectiveness of any Refinancing Amendment, and the Refinancing Term Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i)            each Refinancing Term Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 and not in an increment of $1,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt);

(ii)           after giving effect to such Refinancing Term Commitments, the conditions of Sections 10.1(h) and 10.1(i) shall be satisfied; and

(iii)          the principal amount (or accreted value, if applicable) of such Refinancing Term Loans shall not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including make-whole premiums, prepayment premiums, tender premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses).

(f)            Refinancing Term Loans shall be established pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Refinancing Term Lender providing such Refinancing Term Loans and the Agent. The Refinancing Amendment may, without the consent of any other Obligor, agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrower, to effect the provisions of this Section 2.4, including, if applicable, amendments as deemed necessary by the Agent in its reasonable judgment to effect (i) any lien subordination and associated rights of the applicable Lenders to the extent any Refinancing Term Loans are to rank junior in right of security and (ii) that any Previously Absent Financial Maintenance Covenant does not benefit any Term Loan hereunder. The Borrower will use the proceeds, if any, of the Refinancing Term Loans in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, substantially concurrently, the applicable Refinanced Debt.

ARTICLE III

INTEREST AND FEES

3.1           Interest.

(a)            Interest Rates. All outstanding Term Loans shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined as follows:

(i)            for all Base Rate Term Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii)           for all Term SOFR Term Loans, at a per annum rate equal to the Term SOFR plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the Interest Rate applicable to Base Rate Term Loans as of the effective date of such change. All computations of interest for Base Rate Term Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). The Borrower shall pay to the Agent, for the ratable benefit of the applicable Lenders, interest on all Term Loans in arrears on each Interest Payment Date.

(b)           Default Rate. If the Borrower shall default in the payment of the principal of or interest on any Term Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to, but excluding, the date of actual payment (after as well as before judgment) (w)  in the case of overdue principal, at the Default Rate, (x) in the case of overdue interest, at the Default Rate that would be applicable with respect to the applicable principal on which such interest is due and (y) in all other cases, at a rate per annum equal to the rate that would be applicable to a Base Rate Term Loan plus 2.00%.

3.2           Continuation and Conversion Elections.

(a)	The Borrower may:

(i)            elect, as of any Business Day, to convert any Base Rate Term Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Term SOFR Term Loans; or

(ii)           elect, as of the last day of the applicable Interest Period, to continue any Term SOFR Term Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof);

provided that if at any time the aggregate amount of Term SOFR Term Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Term SOFR Term Loans shall automatically convert into Base Rate Term Loans; provided, further, that if the Notice of Continuation/Conversion shall fail to specify the duration of the Interest Period, such Interest Period shall be one (1) month; provided, further, that no Term SOFR Term Loan may be continued as such when any Default or Event of Default has occurred and is continuing and the Agent has or the Required Lenders have given notice to the Borrower that no such continuations may be made.

(b)           The Borrower shall deliver a notice of continuation/conversion substantially in the form of Exhibit B (each, a “Notice of Continuation/Conversion”), as applicable, to the Agent not later than 1:00 p.m. (New York City time) at least two (2) Business Days in advance of the Continuation/Conversion Date, specifying:

(i)            the proposed Continuation/Conversion Date;

(ii)           the aggregate principal amount of Term Loans to be converted or continued;

(iii)          the Type of Term Loans resulting from the proposed conversion or continuation; and

(iv)          the duration of the requested Interest Period; provided, however, the Borrower may not select an Interest Period that ends after the Maturity Date.

In lieu of delivering a Notice of Continuation/Conversion, the Borrower may give the Agent telephonic notice of such request on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice with respect to such continuation or conversion, regardless of whether any written confirmation is received.

(c)           If upon the expiration of any Interest Period applicable to any Term SOFR Term Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Term SOFR Term Loans, the Borrower shall be deemed to have elected an Interest Period of one (1) month, effective as of the expiration date of the expiring Interest Period. If any Default or Event of Default exists, at the election of the Agent or the Required Lenders, all Term SOFR Term Loans shall be converted into Base Rate Term Loans as of the expiration date of each applicable Interest Period.

(d)           The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Term Loans with respect to which the notice was given held by each Lender.

(e)           There may not be more than five (5) different Term SOFR Term Loans for any Class in effect hereunder at any time.

3.3           Maximum Interest Rate. In no event shall any Interest Rate provided for hereunder exceed the maximum rate legally chargeable under applicable law with respect to loans of the Type provided for hereunder (the “Maximum Rate”). If, in any month, any Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Interest Rate for that month shall be the Maximum Rate, and, if in future months, that Interest Rate would otherwise be less than the Maximum Rate, then that Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the Interest Rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the Interest Rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

3.4           Closing Fees. The Borrower agrees to pay the Agent and each of the Arrangers on the applicable Closing Date all fees due and payable on such date as set forth in the applicable Fee Letters.

ARTICLE IV

PAYMENTS AND PREPAYMENTS

4.1           Payments and Prepayments.

(a)           The Borrower shall repay to the Agent, with respect to the Restatement Term Loans, for the benefit of the Restatement Term Lenders, (i) on the last Business Day of each March, June, September and December, commencing on June 30, 2024, an aggregate amount equal to $2,500,000 (which payments shall be reduced as a result of the application of prepayments in accordance with the priority set forth in clause (b) below) and (ii) on the Maturity Date, the aggregate principal amount of all Restatement Term Loans outstanding on such date, provided that the amount of any such payment set forth above in respect of Term Loans of any Class shall be adjusted to account for the addition of any Extended Term Loan or Incremental Term Loans to contemplate (x) the reduction in the aggregate principal amount of any Term Loans of such Class that were converted in connection with the incurrence of such Extended Term Loans, and (y) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Term Amendment involving a Term Loan Increase to the Term Loans of such Class, a Refinancing Amendment to the amount of Term Loans of such Class or an Extension Amendment increasing the amount of Term Loans of such Class.

(b)           The Borrower may, upon notice to the Agent, at any time or from time to time voluntarily prepay the Term Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Agent not later than 11:00 a.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of Term SOFR Term Loans and (B) on the date of prepayment of Base Rate Term Loans; and (ii) each prepayment shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class(es) of Term Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such prepayment obligation may be conditioned on the occurrence of any subsequent event (including a Change of Control, refinancing transaction or acquisition or other Investment). Voluntary prepayments of any Class(es) of Term Loan permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 4.1(a) in a manner determined at the sole discretion of the Borrower and specified in the notice of prepayment, and, subject to the other limitations expressly set forth in this Agreement, the Borrower may elect to apply voluntary prepayments of Term Loans to one or more Class or Classes of Term Loans selected by the Borrower in its sole discretion (provided that such voluntary prepayments of the Term Loans shall be made pro rata within any such Class or Classes selected by the Borrower). In the event that the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among Classes of Term Loans.

(c)           Notwithstanding the foregoing, in the event that, on or prior to the date which is six (6) months after the Restatement Effective Date, the Borrower (i) prepays, refinances, substitutes or replaces any Restatement Term Loans pursuant to a Repricing Transaction, or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the aggregate principal amount of the Restatement Term Loans so prepaid, refinanced, substituted or replaced and (y) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the applicable Restatement Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction; provided that, for the avoidance of doubt, the Borrower shall not be subject to the requirements of this Section 4.1(c) with respect to any Repricing Transaction occurring after the six (6)-month anniversary of the Restatement Effective Date.

4.2           Term SOFR Term Loan Prepayments. In connection with any prepayment, if any Term SOFR Term Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall comply with Section 5.4.

4.3           Payments by the Borrower.

(a)           All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (New York City time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b)           Subject to the provisions set forth in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

4.4           Apportionment, Application and Reversal of Payments. Principal and interest payments (but excluding payments to any tranche established after the date of this Agreement pursuant to Section 2.2, 2.3 or 2.4 to the extent otherwise provided in the applicable amendment to this Agreement relating to such tranche) shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Term Loans to which such payments relate held by each such Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent or any Arranger. Principal and interest payments on any Term Loans made pursuant to any tranche established after the date of this Agreement pursuant to Section 2.2, 2.3 or 2.4 shall be allocated pro rata (or as may otherwise be provided for in the applicable amendment to this Agreement relating to such tranche) among the Lenders with commitments under any facility in respect thereof or with participations in such tranche (in each case subject to any limitations on non-pro rata payments otherwise provided in any such section). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Term Loans, or not constituting payment of specific fees, and all proceeds of Collateral received by the Agent in accordance with the terms of the Loan Documents, shall be applied, ratably, subject to the provisions of this Agreement and any applicable Acceptable Intercreditor Agreement: first, to pay any fees, indemnities or expense reimbursements then due to the Agent or the Arrangers from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Term Loans; fourth, to pay or prepay principal of the Term Loans; fifth, to the payment of any other applicable Obligations due to the Agent, any Lender or any other Secured Party, by the Obligors; and sixth, to pay any remaining amounts to the Borrower for its own account. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any Term SOFR Term Loan, except (a) on the expiration date of the Interest Period applicable to any such Term SOFR Term Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Term Loans and, in such event, the Borrower shall pay Term SOFR Term Loan breakage losses in accordance with Section 5.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the applicable Obligations. Notwithstanding anything to the contrary herein, this Section 4.4 may be amended in accordance with Section 13.1(c) (and the Lenders hereby irrevocably authorize the Agent to enter into any such amendments) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new Classes or tranches of Term Loans added pursuant to Section 2.2, 2.3 or 2.4, as applicable.

4.5           Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender or any other Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, any Lender or any other Secured Party, and the Borrower shall be liable to pay to the Agent, any Lender or any other Secured Party and hereby do indemnify the Agent, any Lender or any other Secured Party and hold the Agent, any Lender or any other Secured Party harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.5 shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action which may have been taken by the Agent, any Lender or any other Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s, the Lenders’ or such other Secured Party’s rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.5 shall survive the repayment of the Obligations and termination of this Agreement.

4.6           Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the accounts of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Agent makes for the account of any Lender hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this Section 4.6 shall be conclusive, absent manifest error.

4.7           Agent’s and Lenders’ Books and Records. The Agent shall record the principal amount of the Term Loans owing to each Lender from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Term Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Term Loans. The Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof (absent manifest error), irrespective of whether any Obligation is also evidenced by a promissory note or other instrument.

ARTICLE V

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1           Taxes.

(a)           Unless otherwise required by applicable law, any and all payments by an Obligor to a Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Indemnified Taxes. In addition, the Obligors shall pay all Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(b)           The Obligors agree jointly and severally to indemnify and hold harmless each Lender and the Agent for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed on amounts payable under this Section) paid by any Lender or the Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within thirty (30) days after the date such Lender or the Agent makes written demand therefor in accordance with Section 5.6(a). For the avoidance of doubt, an Obligor does not have to indemnify and hold harmless a Lender under this Section 5.1(b) to the extent that the Lender is otherwise compensated under a separate clause of this Section 5.1.

(c)           If an Obligor shall be required by law to deduct or withhold any Indemnified Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Agent, then:

(i)            the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)           the Obligor shall make such deductions and withholdings; and

(iii)           the Obligor shall pay the full amount deducted or withheld to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(d)           At the Agent’s request, within thirty (30) days after the date of any payment by an Obligor of Indemnified Taxes, the relevant Obligor shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment, or other evidence of payment reasonably satisfactory to the Agent.

(e)           If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.1 (including by the payment of additional amounts pursuant to this Section 5.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)            Status of Lenders.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed copies of IRS Form W-8ECI;

(3)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g)           Each Lender agrees severally to indemnify and hold harmless the Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.19(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within thirty (30) days after the date the Agent makes written demand therefor in accordance with Section 5.6(b).

5.2           Illegality.

(a)           If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, in each case after the later of the Agreement Date or the date such Lender became a party to this Agreement, has made it unlawful, or that any central bank or other Governmental Authority has asserted after such date that it is unlawful, for such Lender or its applicable lending office to make Term SOFR Term Loans, then, on notice thereof by that Lender to the Borrower through the Agent, any obligation of that Lender to make Term SOFR Term Loans shall be suspended until that Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

(b)           If a Lender determines that it is unlawful to maintain any Term SOFR Term Loan as a result of the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, in each case after the later of the Agreement Date or the date such Lender became a party to this Agreement, the Borrower shall, upon their receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Term SOFR Term Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such Term SOFR Term Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such Term SOFR Term Loans. If the Borrower is required to so prepay any Term SOFR Term Loans, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Term Loan.

5.3           Increased Costs and Reduction of Return.

(a)           If any Lender determines that due to any of (i) the introduction of or any change in the interpretation of any law or regulation (including any law or regulation relating to Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes)), (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case of clauses (i) and (ii), after the later of the Agreement Date or the date such Lender became a party to this Agreement, (iii) compliance by that Lender with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any request, rule, guideline or directive thereunder or issued in connection therewith (whether or not having the force of law), regardless of the date enacted, adopted or issued, or (iv) the compliance by that Lender with any requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III regardless of the date enacted, adopted or issued, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Term SOFR Term Loans, then, subject to clause (c) of this Section 5.3, the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b)           If any Lender shall have determined that (i) the introduction of or compliance with any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, in each case of clauses (i) through (iii), after the later of the Agreement Date or the date such Lender became a party to this Agreement, (iv) compliance by that Lender with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any request, rule, guideline or directive thereunder or issued in connection therewith (whether or not having the force of law), regardless of the date enacted, adopted or issued, or (v) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III regardless of the date enacted, adopted or issued affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Term Loans or Obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, subject to clause (c) of this Section 5.3, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c)           Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 5.3 shall not constitute a waiver of such Lender’s right to demand such compensation. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 5.3 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any (and such Lender so certifies to the Borrower).

5.4           Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)           the failure of the Borrower to borrow a Term SOFR Term Loan after the Borrower has given (or is deemed to have given) a Funding Notice;

(b)           the failure of the Borrower to continue a Term SOFR Term Loan or convert a Term Loan into a Term SOFR Term Loan after the Borrower has given (or is deemed to have given) a Notice of Continuation/Conversion; or

(c)           the prepayment or other payment (including after acceleration thereof) of any Term SOFR Term Loans on a day that is not the last day of the relevant Interest Period (including any payment in respect thereof pursuant to Section 5.9), including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Term SOFR Term Loans. The Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

5.5           Inability to Determine Applicable Interest Rate. If prior to the commencement of any Interest Period for a Term SOFR Term Loan:

(a)           the Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 5.7, and the circumstances under clause (a) of the first sentence of Section 5.7 or the Scheduled Unavailability Date has occurred, or (ii) adequate and reasonable means do not exist for ascertaining the Term SOFR for such Interest Period; or

(b)           the Agent is advised by Lenders whose Pro Rata Shares aggregate more than 50% that the Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Term Loans included for such Interest Period (each of clause (a) and (b), a “Market Disruption Event”), then the Agent shall promptly give notice thereof to the Borrower and the applicable Lenders by telephone, facsimile transmission or PDF attachment to an e-mail or other electronic communications as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Notice of Continuation/Conversion that requests the conversion of any applicable Term Loan to, or continuation of any such Term Loan as, a Term SOFR Term Loan shall be ineffective and such Term Loan shall be converted to or continued as, on the last day of the Interest Period applicable thereto, a Base Rate Term Loan, and (ii) if any Funding Notice requests a Term SOFR Term Loan, such Term Loan shall be made as a Base Rate Term Loan. Upon receipt of such notice, the Borrower may revoke any Funding Notice or Notice of Continuation/Conversion then submitted by them. During any period in which a Market Disruption Event is in effect, the Borrower may request that the Agent or the Lenders whose Pro Rata Shares aggregate more than 50%, as applicable, confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect; provided that (A) the Borrower shall not be permitted to submit any such request more than once in any thirty (30)-day period and (B) nothing contained in this Section 5.5 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the Agent’s right or the right of the applicable Lenders to provide any additional notices of a Market Disruption Event as provided in this Section 5.5. If the Agent or such Lenders, as applicable, have not confirmed within ten (10) Business Days after request of such confirmation from the Borrower that a Market Disruption Event has occurred, then such Market Disruption Event shall be deemed to be no longer existing.

5.6           Certificates of Agent.

(a)           If the Agent or any Lender claims reimbursement or compensation under this ARTICLE V (other than under Section 5.1(g)), the Agent or the affected Lender shall determine the amount thereof and shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Agent or the affected Lender, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error; provided that, except for compensation under Section 5.1, the Borrower shall not be obligated to pay the Agent or such Lender any compensation attributable to any period prior to the date that is ninety (90) days prior to the date on which the Agent or such Lender first gave notice to the Borrower of the circumstances entitling such Lender to compensation. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(b)           If the Agent claims reimbursement or compensation under Section 5.1(g), the Agent shall determine the amount thereof and shall deliver to a Lender (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Agent, and such certificate shall be conclusive and binding on such Lender in the absence of manifest error. Such Lender shall pay the Agent the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

5.7           Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents (including Section 13.1), if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(a)           adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month and six (6) month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)           CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one (1) month, three (3) month and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in the clause (a) or (b) of the first sentence of this Section 5.7 have occurred with respect to the Successor Rate then in effect, then in each case, the Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 5.7 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then prevailing market convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then prevailing market convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders object to such amendment.

The Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

5.8           Survival. The agreements and obligations of the Borrower in this ARTICLE V shall survive the payment of all other Obligations and termination of this Agreement.

5.9           Assignment of Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 5.3, (b) any Lender delivers a notice described in Section 5.2, (c) any Obligor is required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 5.1 or (d) any Lender is, or becomes an Affiliate of a Person that is, engaged in the business in which the Borrower is engaged, the Borrower may, at its sole expense and effort (including with respect to the processing fee referred to in Section 13.2(a)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 13.2), all of its interests, rights and obligations under the Loan Documents to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (ii) except in the case of clause (d) above, no Event of Default shall have occurred and be continuing, (iii) the Borrower or such assignee shall have paid to such Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Term Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 5.1, 5.2, 5.3 and 5.4), (iv) such assignment is consummated within 180 days after the date on which the Borrower’s right under this Section arises, and (v) if the consent of the Agent is required pursuant to Section 13.2, such consents are obtained; provided, further, that if prior to any such assignment the circumstances or event that resulted in such Lender’s request or notice under Section 5.2 or 5.3 or demand for additional amounts under Section 5.1, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 5.1, 5.2 or 5.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder. In the event that a replaced Lender does not execute an Assignment and Acceptance pursuant to Section 13.2 within two (2) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 5.9 and presentation to such replaced Lender of an Assignment and Acceptance evidencing an assignment pursuant to this Section 5.9, the Borrower shall be entitled (but not obligated), upon receipt by the replaced Lender of all amounts required to be paid under this Section 5.9, to execute such an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Borrower, the replacement Lender and, to the extent required pursuant to Section 13.2, the Agent, shall be effective for purposes of this Section 5.9 and Section 13.2.

ARTICLE VI

GUARANTY

6.1           The Guaranty. Subject to the provisions of Section 6.2, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Agent for the benefit of the Secured Parties the due and punctual payment in full of all Obligations of the Borrower, when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any equivalent provision in any applicable jurisdiction) (each, a “Guaranteed Obligation” and, collectively, the “Guaranteed Obligations”). Each Guarantor, the Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor under this ARTICLE VI not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal, state or provincial law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by Agent or any other Secured Party to any security held for the payment of the Obligation.

6.2           Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 6.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to a Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this Section 6.2), minus (2) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 6.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 6.2 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 6.2.

6.3           Payment by Guarantors.

(a)           Subject to Section 6.2, the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the applicable Guaranteed Obligations when and as the same shall become due, whether at stated maturity, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any equivalent provision in any applicable jurisdiction), the Guarantors will upon demand pay, or cause to be paid, in immediately available funds, to the Agent for the benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all applicable Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower becoming the subject of a case under the Bankruptcy Code or other similar legislation in any jurisdiction, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other applicable Guaranteed Obligations then owed to the Secured Parties as aforesaid.

(b)           Any and all payments made by any Guarantor under or in respect of this ARTICLE VI shall be made in accordance with Section 5.1.

6.4           Obligations Unconditional. The obligations of the Guarantors under Section 6.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations), it being the intent of this Section 6.4 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid under this ARTICLE VI until such time as Full Payment of the Obligations. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)           at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

(c)           the Maturity Date of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

(d)           any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of a Guarantor) or shall be subordinated to the claims of any Person (including any creditor of a Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents or against any other Person under any other guarantee of any of the Obligations.

6.5           Reinstatement. The obligations of the Guarantors under this ARTICLE VI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors agree to indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, the fees, charges and disbursements of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

6.6           Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 11.2(b) (and shall be deemed to have become automatically due and payable in the circumstances provided in said Sections 11.1(e), 11.1(f), 11.1(g) and 11.1(h)) for purposes of Section 6.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 6.1.

6.7           Rights of Contribution. The Guarantors and the Borrower agree that, in connection with payments made hereunder, each of the Guarantors, on the one hand, and the Borrower, on the other hand, shall have contribution rights against each other as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Guarantors and the Borrower under the Loan Documents and neither the Guarantors nor the Borrower shall exercise such rights of contribution until Full Payment of the Obligations.

ARTICLE VII

GENERAL WARRANTIES AND REPRESENTATIONS

Holdings, the Borrower and each Guarantor warrants and represents to the Agent and the Lenders that:

7.1           Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

(a)           Each Obligor party thereto (i) has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant the Agent’s Liens and (ii) has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

(b)           This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Obligor party thereto, and constitute the legal, valid and binding obligations of each such Obligor, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c)           Each Obligor’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party, and the consummation of the Transactions, do not and will not (i) conflict with, or constitute a violation or breach of, the terms of (1) any contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor or any of its Subsidiaries is a party or which is binding upon it, (2) any Requirement of Law applicable to such Obligor or any of its Subsidiaries, or (3) any Charter Documents of such Obligor or any of its Subsidiaries or (ii) result in the imposition of any Lien (other than the Liens created by the Loan Documents) upon the property of such Obligor or any of its Subsidiaries by reason of any of the foregoing, except, in the case of clauses (i) and (ii) above, as would not reasonably be expected to have a Material Adverse Effect.

7.2           Validity and Priority of Security Interest. Upon execution and delivery thereof by the parties thereto, the Security Documents will be effective to create legal and valid Liens on all the applicable Collateral in favor of the Agent for the benefit of the Agent, the Lenders and the other Secured Parties, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and, upon the taking of such actions set forth in the Security Documents, such Liens (a) constitute perfected and continuing Liens on all of the applicable Collateral, (b) have priority over all other Liens on the Collateral, except for (i) Liens on the Collateral pursuant to the ABL Agreement and the security documents contemplated therein, (ii) Permitted Priority Liens and (iii) Liens permitted under clause (c), (dd) or (ee) of the definition of “Permitted Liens” that are pari passu in priority with the Agent’s Liens, and (c) are enforceable against each Obligor granting such Liens.

7.3           Organization and Qualification. Each Obligor (a) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization (except as a result of a transaction permitted under Section 9.4) other than, solely in the case of the Guarantors, in such jurisdictions where the failure to be so in good standing would not reasonably be expected to have a Material Adverse Effect, (b) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where the conduct of its business requires such qualification, other than such jurisdictions in which the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property, except to the extent that the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

7.4           Subsidiaries. Schedule 7.4 is a correct and complete list of each and all of Holdings’ Subsidiaries as of the Agreement Date, the jurisdiction of their organization and the direct or indirect ownership interest of Holdings therein.

7.5           Financial Statements. Holdings has delivered to the Agent (for distribution to the Lenders) the audited consolidated balance sheet of the Consolidated Parties as of December 31, 2017, and the related consolidated statements of operations, shareholders’ equity and cash flows, accompanied by the report thereon of Holdings’ independent certified public accountants, Ernst & Young LLP. All such audited financial statements, including the schedules and notes thereto, have been prepared in accordance with GAAP in all material respects and present fairly, in all material respects, the Consolidated Parties’ financial position as at the dates thereof and their results of operations for the periods then ended.

7.6           Capitalization. Schedule 7.6 sets forth, in each case as of the Agreement Date, the number of authorized shares of capital stock or similar equity interests of each of Holdings’ Subsidiaries, the number of such shares or other interests that are outstanding, and the names of the record and beneficial owners of all such shares of Holdings’ Subsidiaries. All such issued and outstanding shares or other interests are validly issued, fully paid and non-assessable, in each case, to the extent applicable.

7.7           Solvency. As of the Restatement Effective Date, Holdings and its Subsidiaries (on a consolidated basis) are Solvent prior to and after giving effect to the Transactions.

7.8           Proprietary Rights.

(a)          To Holdings’, the Borrower’s and the Guarantors’ knowledge, (i) the conduct of the businesses of the Obligors and their Subsidiaries as presently conducted do not infringe on or conflict with any other Person’s intellectual property rights, and (ii) no other Person’s property infringes on or conflicts with the Proprietary Rights owned by any Obligor or Subsidiary thereof, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(b)           Holdings and each of its Restricted Subsidiaries owns or is licensed or otherwise has the right to use all Proprietary Rights that are reasonably necessary for the operation of its businesses as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending which would reasonably be expected to have a Material Adverse Effect.

7.9           Litigation. Except as set forth on Schedule 7.9, there is no pending, or to Holdings’, the Borrower’s or any Guarantor’s knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or to Holdings’, the Borrower’s or any Guarantor’s knowledge, investigation by any Governmental Authority, which, in any case, either (a) would reasonably be expected to have a Material Adverse Effect or (b) is so pending or threatened at any time on or prior to the Restatement Effective Date and purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

7.10         Labor Disputes. There is no strike, work stoppage, unfair labor practice claim, or other labor dispute pending or, to Holdings’, the Borrower’s or any Guarantor’s knowledge, reasonably expected to be commenced against Holdings or any of its Restricted Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

7.11         Environmental Laws. Except as set forth on Schedule 7.11 and except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)           Holdings and its Restricted Subsidiaries are in compliance with all Environmental Laws.

(b)           Each of Holdings and its Restricted Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, all such permits are in good standing, each of Holdings and its Restricted Subsidiaries are in compliance with all terms and conditions of such permits and none of such permits are, since the Agreement Date, subject to any modification or revocation.

(c)           (i) Neither Holdings nor any of its Restricted Subsidiaries, nor to Holdings’ or the Borrower’s knowledge any of its predecessors in interest with respect to the Real Estate, has stored, treated or Released any hazardous waste or Contaminant, which storage, treatment or Release would reasonably be expected to result in a claim against or liability of Holdings or any Restricted Subsidiary under any Environmental Law and (ii) neither Holdings nor any Restricted Subsidiary nor any of the presently owned or leased real property or presently conducted operations, nor, to any of Holdings’ or the Borrower’s knowledge, its previously owned or leased real property or prior operations, is subject to any claim or liability arising out of or in connection with any (i) Environmental Law or (ii) Release or threatened Release of a Contaminant.

(d)           None of the present or, to any of Holdings’ or the Borrower’s knowledge, former operations or real estate interests of Holdings or any of its Restricted Subsidiaries is the subject of any investigation by any Governmental Authority against or involving Holdings or any of its Restricted Subsidiaries evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

7.12         No Violation of Law. Neither Holdings nor any of its Restricted Subsidiaries is in violation of any Law, judgment, order or decree applicable to it, where such violation would reasonably be expected to have a Material Adverse Effect.

7.13         No Default. Neither Holdings nor any of its Restricted Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which Holdings or such Restricted Subsidiary is a party or by which it is bound except as would not reasonably be expected to have a Material Adverse Effect.

7.14         ERISA Compliance. Except as specifically disclosed in Schedule 7.14:

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law or other applicable law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Obligors, nothing has occurred which would cause the loss of such qualification. The Borrower, each Guarantor and each ERISA Affiliate, as applicable, has made all required contributions to any Plan subject to Section 412 or 430 of the Code or Section 302 or 303 of ERISA or other applicable laws when due, and no application for a funding waiver or an extension of any amortization period (pursuant to Section 412 of the Code, or otherwise) has been made with respect to any Plan.

(b)           There are no pending or, to the knowledge of Holdings and the other Obligors, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of fiduciary responsibility by an Obligor, or to the knowledge of any Obligor, any administrator, trustee or their respective agents, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)           No Lien exists in respect of any Obligor or its Subsidiaries or their property in favor of any Plan or PBGC (save for contribution amounts not yet due).

(d)           (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability that could reasonably be expected to have a Material Adverse Effect; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multi-employer Plan.

(e)           The Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Term Loans or the Commitments.

7.15         Taxes. Except as set forth on Schedule 7.15, Each of Holdings, each of its Restricted Subsidiaries and the Borrower has filed (or has been included in) all United States federal income Tax returns and all other material Tax returns that are required to be filed, and has paid all federal and other material Taxes and other governmental charges levied or imposed upon each of them or their properties, income or assets otherwise due and payable, (a) except any such Taxes or charges which are being contested in good faith and by appropriate proceedings diligently conducted, if Holdings, such Restricted Subsidiary or the Borrower has set aside on its books adequate reserves therefor in conformity with GAAP, or (b) unless such failure to file or pay such Taxes, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against Holdings, any Restricted Subsidiary or the Borrower that would, if made, reasonably be expected to have a Material Adverse Effect.

7.16         Regulated Entities. None of Holdings, or any Restricted Subsidiary of Holdings, is an “Investment Company”, or a company “controlled” by an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended. None of Holdings, or any Restricted Subsidiary of Holdings, is subject to regulation under any federal or state statute or regulation (other than Regulation X of the Federal Reserve Board) limiting its ability to incur indebtedness or issue Guarantees as contemplated hereby.

7.17         Use of Proceeds; Margin Regulations. The proceeds of (i) the Restatement Term Loans funded in cash on the Restatement Effective Date are to be used to prepay all of the Initial Term Loans (other than any Initial Term Loans converted to Restatement Term Loans in accordance with the Amendment and Restatement Agreement) outstanding immediately prior to the Restatement Effective Date, to repay other indebtedness and to pay costs, fees and expenses related to the Restatement Term Loans and (ii) any Incremental Term Loans will be used for working capital, acquisitions, repayment or prepayment of Indebtedness and other general corporate purposes. No part of the proceeds of any Term Loans will be used by Holdings or any Subsidiary for any purpose that violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.

7.18         No Material Adverse Effect. No Material Adverse Effect has occurred since the date of the audited Financial Statements delivered to the Lenders pursuant to Section 8.2(a).

7.19         No Material Misstatements. None of the representations or warranties made by Holdings or any Restricted Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of Holdings or any Restricted Subsidiary in connection with the Loan Documents (excluding projections, estimates, pro forma information and forecasts) as of the date furnished, taken as a whole and taking into account all documents filed or furnished by Holdings or the Borrower to the SEC, contains any untrue statement of a material fact or omits any material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered. No representation or warranty is made herein concerning any projections, estimates, pro forma information, or forecasts, and the assumptions on which they were based, or concerning any information of a general economic nature or general information about the Consolidated Parties’ industry contained in any information, reports, financial statements, exhibits or schedules (it being understood that such projections, estimates, pro forma information and forecasts are subject to significant contingencies and uncertainties, many of which are beyond the control of any Consolidated Party, and no assurances can be given that such projections, estimates, pro forma information and forecasts will be realized), except that such projections, estimates, pro forma information and forecasts, as at the date they were prepared, were based on assumptions of the management of Holdings believed by the management of Holdings to be reasonable at the time submitted to the Lenders.

7.20         Government Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement or any other Loan Document, other than (i) those that have been obtained or made and are in full force and effect, (ii) those required to perfect the Liens created pursuant to the Security Documents, and (iii) where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

7.21         Sanctions. Holdings and each Restricted Subsidiary are not, nor, to Holdings’ knowledge, are any of them owned or controlled by any Person that is: (i) a Sanctioned Person, or (ii) located, organized or resident in a Sanctioned Country.

7.22         Affected Financial Institution. None of Holdings, the Borrower or any Guarantor is an Affected Financial Institution.

7.23         Beneficial Ownership Certification. As of the Restatement Effective Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification is true and correct in all respects.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Holdings and each other Obligor covenant to the Agent and each Lender that, from and after the Agreement Date, so long as any of the Commitments remain in effect, and thereafter until Full Payment of the Obligations:

8.1           Books and Records. Holdings shall maintain, and shall cause each of the Restricted Subsidiaries to maintain, at all times, proper books and records and accounts prepared in conformity with GAAP (or applicable local standards) in all material respects in respect of all material financial transactions and matters involving all material assets, business and activities of Holdings and its Restricted Subsidiaries, taken as a whole.

8.2           Financial Information. Holdings shall furnish to the Agent (and the Agent agrees to promptly deliver or make available to the Lenders):

(a)           as soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2018), audited consolidated balance sheets of the Consolidated Parties, as at the end of such Fiscal Year, and the related consolidated statements of operations, shareholders’ equity and cash flows, setting forth, in each case, in comparative form the figures for and as of the end of the previous Fiscal Year, plus a customary narrative review for such Fiscal Year, fairly presenting in all material respects the financial position and the results of operations of the Consolidated Parties as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP in all material respects. Such consolidated statements shall be reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit unless such qualification or exception is solely with respect to, or resulting solely from (x) an upcoming maturity date of any material Indebtedness that is scheduled to occur within one (1) year from the date such report is delivered or (y) any potential inability to satisfy any financial maintenance covenant included in any Indebtedness of Holdings or any Subsidiary on a future date or in a future period);

(b)           as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 31, 2019), unaudited consolidated balance sheets of the Consolidated Parties, as at the end of such Fiscal Quarter, and the related unaudited consolidated statements of operations and comprehensive income and cash flows of the Consolidated Parties for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in reasonable detail, in comparative form, the figures for and as of the corresponding period in the prior Fiscal Year, and prepared in all material respects in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes and certified by a Responsible Officer of Holdings as being prepared in all material respects in conformity with GAAP and fairly presenting in all material respects the Consolidated Parties’ financial position as at the dates thereof and their results of operations for the periods then ended, subject to normal year-end adjustments and the absence of footnotes;

(c)           concurrently with the delivery of the annual audited Financial Statements pursuant to Section 8.2(a) and the quarterly Financial Statements pursuant to Section 8.2(b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings; and

(d)           such additional information as the Agent on its own behalf or on behalf of any Lender (acting through the Agent) may from time to time reasonably request regarding the financial and business affairs of any Obligor or any of its Subsidiaries; provided that nothing in this Section 7.2(d) shall require Holdings or its Subsidiaries to disclose any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings or its Subsidiaries, (ii) in respect of which disclosure to the Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Laws, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which the Borrower or any of its Subsidiaries owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 8.2(d)).

Documents required to be delivered pursuant to Section 8.2(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are (i) posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); or (ii) available on the SEC’s website on the Internet at www.sec.gov; provided that Holdings shall notify the Agent (which shall notify each Lender) of the posting of any such documents.

Holdings and the Borrower hereby acknowledge that (i) the Agent and/or an Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of Holdings or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Holdings and the Borrower hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute information relating to Holdings or any of its Subsidiaries, they shall be treated as set forth in Section 15.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

8.3           Certificates; Other Information. Holdings, the Borrower or the Guarantors shall notify the Agent (and the Agent agrees to promptly distribute or make available to the Lenders) in writing of the following matters at the following times:

(a)           promptly after a Responsible Officer knows of any Default or Event of Default, which notice shall specify the nature thereof and what action Holdings proposes to take with respect thereto;

(b)           promptly after a Responsible Officer knows of any action, suit, or proceeding, by any Person, in each case affecting any Obligor or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(c)           promptly after any change in any Obligor’s state of incorporation or organization, name as it appears in the state of its incorporation or other organization, type of entity, or form of organization, each as applicable; or

(d)           promptly after a Responsible Officer of any Obligor or any ERISA Affiliate knows that an ERISA Event has occurred, that, alone or together, could reasonably be expected to have a Material Adverse Effect.

8.4           Filing of Tax Returns; Payment of Taxes. Holdings shall, and shall cause each of its Restricted Subsidiaries and the Borrower to, (a) file when due all United States federal and state Tax returns and all other material Tax returns which it is required to file; and (b) pay, or provide for the payment of, when due, all its material Taxes, except where (i) the amount or validity thereof is being contested in good faith and by appropriate proceedings diligently conducted, provided that adequate reserves with respect thereto are maintained on the books of Holdings, such Restricted Subsidiary or the Borrower in conformity with GAAP or (ii) such failure to file or pay any such material Taxes, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

8.5           Legal Existence and Good Standing. Holdings shall, and shall cause each of its Restricted Subsidiaries to, (a) maintain its legal existence and, to the extent applicable, good standing in its jurisdiction of organization (except as a result of a transaction permitted under Section 9.4), and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole, except, other than in the case of the legal existence of the Borrower under clause (a), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.6           Compliance with Law; Maintenance of License. Holdings shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where noncompliance would not reasonably be expected to have a Material Adverse Effect; provided that this sentence shall not apply to (a) laws related to Taxes, which are the subject of Section 8.4, (b) Environmental Laws, which are the subject of Section 8.12, (c) anti-money laundering laws, which are the subject of Section 8.16, and (d) ERISA, which is the subject of Section 8.17. Holdings shall, and shall cause each of its Restricted Subsidiaries to, take all reasonable action to obtain and maintain all licenses, permits, and governmental authorizations necessary to own its property and to conduct its business, except where the failure to so obtain and maintain such licenses, permits, and governmental authorizations would not reasonably be expected to have a Material Adverse Effect.

8.7           Maintenance of Property. Holdings shall, and shall cause each of its Restricted Subsidiaries to, maintain all of its material property necessary and useful in the conduct of its business, taken as a whole, in good operating condition and repair, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.8           Inspection. Holdings shall, and shall cause each of its Restricted Subsidiaries to, permit representatives of the Agent (at the expense of the Borrower) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and, to the extent reasonable, make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract), in each case at reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, (i) representatives of Holdings may be present during any such visits, discussions and inspections, and (ii) any visit or inspection permitted by this Section 8.8 shall be limited to once per twelve (12) month period in the absence of the occurrence and continuance of an Event of Default.

8.9           Insurance.

(a)           Each of the Obligors and the Restricted Subsidiaries shall maintain, with financially sound and reputable insurance companies, insurance on (or self-insure) all property material to the business of the Obligors, taken as a whole, in at least such amounts and against at least such risks as customarily insured against by companies engaged in the same or similar business, all as determined in good faith by the Obligors and the Restricted Subsidiaries.

(b)           Each of the Obligors shall, and Holdings shall cause the Restricted Subsidiaries to, (i) furnish to the Agent, upon written request, information in reasonable detail as to the insurance carried; and (ii) cause the Agent, for the ratable benefit of the Agent and the other Secured Parties, to be named as co-loss payees (with respect to property insurance covering Collateral) or additional insureds (with respect to liability policies), as applicable, in a manner reasonably acceptable to the Agent, under any material insurance policies required to be maintained by the Obligors and the Restricted Subsidiaries under clause (a) above. The Obligors will use commercially reasonable efforts to procure that each such material policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days, prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever. Certificates of insurance and, if requested by the Agent, photocopies of the policies, shall be delivered to the Agent.

8.10         Insurance and Condemnation Proceeds. While an Event of Default has occurred and is continuing and subject to the Pari Passu Intercreditor Agreement, the Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, to apply such proceeds, ratably, to the reduction of the applicable Obligations in the order provided for in Section 4.4. If an Event of Default has occurred and is continuing and subject to the Pari Passu Intercreditor Agreement, the Obligors shall remit an amount equal to such proceeds (if the Agent has not received such proceeds) to the Agent for application to the applicable Obligations in accordance with Section 4.4. So long as no Event of Default has occurred and is continuing, (i) the Agent shall (x) permit the Obligors to use all insurance and condemnation proceeds, or any part thereof, for any purpose permitted under this Agreement and (y) turn over to the Obligors any amounts received by it as a co-loss payee under any property insurance maintained by the Obligors or their Subsidiaries, and (ii) the Agent agrees that Holdings and/or the applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance.

8.11         Use of Proceeds. The proceeds of (i) the Restatement Term Loans funded in cash on the Restatement Effective Date are to be used to prepay all of the Initial Term Loans (other than any Initial Term Loans converted to Restatement Term Loans in accordance with the Amendment and Restatement Agreement) outstanding immediately prior to the Restatement Effective Date, to repay other indebtedness and to pay costs, fees and expenses related to the Restatement Term Loans and (ii) any Incremental Term Loans will be used for working capital, acquisitions, repayment or prepayment of Indebtedness and other general corporate purposes. No part of the proceeds of any Term Loans shall be used by Holdings or any Subsidiary for any purpose that violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.

8.12         Environmental Laws. Holdings shall, and shall cause each of its Restricted Subsidiaries to, comply substantially with all applicable Environmental Laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings shall, and shall cause each of its Restricted Subsidiaries to, upon learning of any actual non-compliance, promptly undertake reasonable efforts, if any, to achieve compliance, except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect.

8.13         Further Assurances. The Obligors shall promptly execute and deliver, or cause to be promptly executed and delivered, to the Agent and/or the Lenders, such documents and agreements, and shall promptly take or cause to be taken such actions, as the Agent may, from time to time, reasonably request to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien. Notwithstanding anything to the contrary in this Agreement, (a) the foregoing requirements shall be subject to the terms of any applicable Acceptable Intercreditor Agreement and, in the event of any conflict with such terms, the terms of the applicable Acceptable Intercreditor Agreement shall control, (b) no security interest or Lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any of Holdings or any of its Restricted Subsidiaries in, and “Collateral” shall not include, any asset to the extent excluded from “Collateral” under the applicable Security Documents, (c) no Obligor shall have any obligation to make any filings or take any other action to perfect any Liens on any intellectual property created, registered or applied-for in any jurisdiction other than the United States and (d) no Obligor or any Affiliate thereof shall be required to take any action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction in order to create any security interests in assets located or titled outside of the United States or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

8.14         Additional Obligors.

(a)           In the event that after the Agreement Date any Obligor organizes, creates or acquires any Wholly-Owned Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary, a Foreign Subsidiary Holding Company or a Subsidiary of a Foreign Subsidiary, unless the Borrower otherwise determines), the Obligors shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 8.2(c) for the Fiscal Quarter during which such Domestic Subsidiary was organized, created or acquired, notify the Agent thereof and, within sixty (60) days after the date such notice is given (or such longer period that may be permitted under the ABL Agreement or to which the Agent may reasonably agree), (i) cause such new Domestic Subsidiary to become a party to this Agreement as a Guarantor, (ii) cause such new Domestic Subsidiary to execute and deliver to the Agent a Security Agreement Supplement (as defined in the Security Agreement) and such other amendments to the Security Documents as the Agent may reasonably deem necessary or reasonably advisable to grant to the Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the Security Documents) in the Collateral of such new Domestic Subsidiary and (iii) deliver such other documentation as the Agent may reasonably request in accordance with the Security Documents (and subject to the limitations set out therein) in order to cause the Lien created by the Security Documents in such new Domestic Subsidiary’s Collateral and in the Capital Stock of such new Domestic Subsidiary to be duly perfected in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may reasonably be requested by the Agent, and such other documents with respect to such new Domestic Subsidiary as the Agent may reasonably request that are consistent with the documents in place or delivered to the Agent by the Obligors on the Agreement Date.

(b)           Notwithstanding anything to the contrary in this Agreement, (i) the foregoing requirements shall be subject to the terms of any applicable Acceptable Intercreditor Agreement and, in the event of any conflict with such terms, the terms of the applicable Acceptable Intercreditor Agreement shall control, (ii) no security interest or Lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any Obligor or any of their respective Subsidiaries in, and “Collateral” shall not include, any asset excluded from “Collateral” under the applicable Security Documents, (iii) no Obligor or any Affiliate thereof shall be required to take any action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction in order to create any security interests in assets located or titled outside of the United States or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (iv) nothing in this Section 8.14 shall require that any Obligor or any of its Subsidiaries grant a Lien or take actions to perfect a security interest with respect to any property or assets of such Person to the extent that the Agent, in its reasonable judgment, determines that the granting of such a Lien or the perfection of such security interest, as the case may be, is impracticable or inadvisable, (v) at no time shall (x) any asset of a Foreign Subsidiary or a Subsidiary of a Foreign Subsidiary or more than 65% of the voting equity or other voting ownership interests of a Foreign Subsidiary or a Foreign Subsidiary Holding Company serve as Collateral for any Obligations, or (y) a Foreign Subsidiary, a Foreign Subsidiary Holding Company or a Subsidiary of a Foreign Subsidiary, unless the Borrower otherwise determines, guarantee any Obligations and (vi) the Agent may grant extensions of time for the creation or perfection of security interests in particular assets where it determines, in consultation with the Borrower, that such extension of time is reasonable.

8.15         Sanctions. The Obligors will not, and will not permit any Subsidiary to, directly or, to the knowledge of Holdings, indirectly, use the proceeds of the Term Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country. Holdings will maintain in effect policies and procedures reasonably designed to promote compliance by the Obligors, their respective Restricted Subsidiaries, and their respective directors, officers, employees, and agents with Sanctions Laws.

8.16         Anti-Money Laundering Laws. No part of the proceeds of the Term Loans will be used by Holdings or any of its subsidiaries, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of the FCPA or any other applicable anti-money laundering or anti-corruption law.

8.17         Compliance with ERISA. Holdings shall, and shall cause each of its Subsidiaries to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state law; (b) cause each applicable Pension Plan intended to be qualified under Section 401 of the Code to be so qualified; (c) make all required contributions to any Plan when due; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, and (f) ensure that no Plan has an Unfunded Pension Liability, in each case, that would reasonably be expected to have a Material Adverse Effect.

ARTICLE IX

NEGATIVE COVENANTS

Holdings and each other Obligor covenant to the Agent and each Lender that, from and after the Agreement Date, so long as any of the Commitments remain in effect, and thereafter until Full Payment of the Obligations:

9.1           Limitation on Restricted Payments. Neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, declare or make any Restricted Payment, except:

(a)           Restricted Payments with any portion of the Cumulative Credit if at the time such Restricted Payment is made no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(b)           so long as no Default or Event of Default has occurred and is continuing, the payment of any dividend or distribution within sixty (60) days after the date of its declaration, if at the date of declaration such payment would be permitted by this Section 9.1;

(c)           the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Subsidiary of the Borrower) of Capital Stock of the Borrower or Holdings (other than Disqualified Stock) or from a substantially concurrent cash capital contribution to the Borrower;

(d)           any redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of Indebtedness of the Borrower which does not have a shorter maturity than the Subordinated Indebtedness being refinanced (or if shorter, the Term Loans);

(e)           so long as no Default or Event of Default has occurred and is continuing, payments to purchase Capital Stock of the Borrower or Holdings from employees, officers or directors of Holdings, the Borrower or any Subsidiary in an amount not to exceed the sum of (1) $30,000,000 plus (2) $20,000,000 multiplied by the number of calendar years that have commenced since March 9, 2012;

(f)            so long as no Default or Event of Default has occurred and is continuing, payments (other than those covered by clause (e) above) to purchase Capital Stock of the Borrower or Holdings from management, employees or directors of the Borrower or any of its Subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such management, employees or directors, in aggregate amounts under this clause (f) not to exceed $20,000,000 in any Fiscal Year;

(g)           any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Borrower or any Restricted Subsidiaries required pursuant to the terms thereof as a result of a Change of Control or an asset disposition; provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

(h)           payments to Holdings in an amount sufficient to enable Holdings to pay:

(i)            its taxes, legal, accounting, payroll, benefits, incentive compensation, insurance and corporate overhead expenses (including SEC, stock exchange and transfer agency fees and expenses);

(ii)           trade, lease, payroll, benefits, incentive compensation and other obligations in respect of goods to be delivered to, services (including management and consulting services) performed for and properties used by, the Borrower and the Restricted Subsidiaries;

(iii)          the purchase price for Investments in other Persons (including any amounts used to refinance or repay any Indebtedness of any such Person in connection with such Investment);

(iv)          reasonable and customary incidental expenses as determined in good faith by the Board of Directors of Holdings;

(v)           costs and expenses incurred in relation to the issuance of Indebtedness or Capital Stock by Holdings;

(vi)          costs and expenses incurred by Holdings in relation to the Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions, the Ahern Transactions and any other acquisitions permitted hereunder; and

(vii)         any amounts in respect of Disqualified Stock issued by Holdings or Indebtedness incurred by Holdings not prohibited hereunder;

(i)            cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for Capital Stock of Holdings, the Borrower or any Restricted Subsidiary;

(j)            the deemed repurchase of Capital Stock on the cashless exercise of stock options;

(k)           the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

(l)            so long as no Default or Event of Default has occurred and is continuing, any Restricted Payment so long as immediately after the making of such Restricted Payment, the Total Indebtedness Leverage Ratio does not exceed 5.00:1.00;

(m)          so long as no Default or Event of Default has occurred and is continuing, any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Agreement Date pursuant to this clause (m), does not exceed the greater of (i) $1,025,000,000 and (ii) 15% of Consolidated EBITDA for the most recent period of four consecutive Fiscal Quarters for which financial information in respect thereof is available in the aggregate during the term of this Agreement;

(n)           so long as no Default or Event of Default has occurred and is continuing, payments in respect of any dividend or distribution on the Capital Stock of Holdings and payments to purchase Capital Stock of Holdings, in each case, not to exceed the greater of (i) $100,000,000 and (ii) 1.5% of Consolidated EBITDA for the most recent period of four consecutive Fiscal Quarters for which financial information in respect thereof is available in the aggregate pursuant to this clause (n) per fiscal year;

(o)           payments to Holdings in an amount sufficient to permit it to repay Indebtedness the proceeds of which were either contributed to the Borrower or used to acquire assets that were contributed to the Borrower; and

(p)           any payment declared or made by the Borrower or any of the Restricted Subsidiaries during a Suspension Period.

The Borrower, in its sole discretion, may classify any Restricted Payment as being made in part under one of the provisions of this Section 9.1 and in part under one or more other such provisions (or, as applicable, clauses), or reclassify any Restricted Payment made under one or more of the provisions of this covenant as being made under one or more other provisions (or, as applicable, clauses) of this Section 9.1.

9.2           Limitation on Indebtedness. Neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to “incur”), for the payment of any Indebtedness, except as follows:

(a)           Indebtedness incurred by the Borrower or any Restricted Subsidiary (including any Indebtedness assumed in connection with an acquisition or Investment) so long as, on a pro forma basis, the Fixed Charge Coverage Ratio is at least 2.00:1.00, and any Refinancing Indebtedness in respect thereof;

(b)           Indebtedness incurred by the Borrower and the Restricted Subsidiaries pursuant to Credit Facilities and any Refinancing Indebtedness in respect thereof; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (b) and then outstanding does not exceed the greater of (x) $12,708,350,000 and (y) 85.0% of Consolidated Net Tangible Assets;

(c)           Indebtedness of the Borrower and the Guarantors related to the Restatement Term Loans extended under this Agreement and any Guarantees of such Restatement Term Loans, and any Refinancing Indebtedness in respect thereof;

(d)           the incurrence by the Borrower or any Restricted Subsidiary of the Indebtedness existing as of the Agreement Date that is described on Schedule 9.2 and any Refinancing Indebtedness in respect thereof;

(e)           Indebtedness of the Borrower or any Restricted Subsidiary under equipment purchase or lines of credit, or for Capital Lease Obligations or Purchase Money Obligations; provided that, immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred under this clause (e) and then outstanding does not exceed the greater of (x) $1,121,325,000 and (y) 7.50% of Consolidated Net Tangible Assets;

(f)            Indebtedness of the Borrower or any Restricted Subsidiary incurred in respect of (c) performance bonds, completion guarantees, surety bonds, bankers’ acceptances, letters of credit or other similar bonds, instruments or obligations, including Indebtedness evidenced by letters of credit issued to support the insurance or self-insurance obligations of the Borrower or any of the Restricted Subsidiaries (including to secure workers’ compensation and other similar insurance coverages), but excluding letters of credit issued in respect of or to secure money borrowed, (d) obligations under Hedge Agreements entered into for bona fide hedging purposes of the Borrower and not for speculative purposes, (e) financing of insurance premiums or (f) cash management obligations and netting, overdraft protection and other similar facilities or arrangements, in each case arising under standard business terms of any bank at which the Borrower or any Restricted Subsidiary maintains such facility or arrangement;

(g)           Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Borrower or any Restricted Subsidiary;

(h)           Indebtedness of the Borrower or a Restricted Subsidiary owed to and held by the Borrower or another Restricted Subsidiary; provided, however, that:

(i)            if the Borrower or any Guarantor is the obligor on such Indebtedness and the payee is not the Borrower or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations under this Agreement, in the case of the Borrower, or the Guarantee of the Obligations, in the case of a Guarantor; and

(ii)           any transfer of such Indebtedness by the Borrower or a Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary) or the sale, transfer or other disposition by the Borrower or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary (other than to the Borrower or a Restricted Subsidiary) that results in such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary shall, in each case, be deemed to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (h);

(i)            Indebtedness arising from (A) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence and (B) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased or rented in the ordinary course of business;

(j)            Indebtedness of Foreign Subsidiaries incurred to finance the working capital, including funding acquisitions or Investments, of such Foreign Subsidiaries;

(k)           Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for guarantees, indemnification, obligations in respect of earnouts or other purchase price adjustments or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(l)            Indebtedness arising from the making of reasonable representations, warranties, covenants and indemnities by the Borrower or any Restricted Subsidiary that are reasonably customary in a Securitization Transaction;

(m)          Guarantees by the Borrower or a Restricted Subsidiary of Indebtedness that was permitted to be incurred by the Borrower or any Restricted Subsidiary under this Agreement; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with any of the Obligations, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(n)           Guarantees or other Indebtedness in respect of Indebtedness of (g) an Unrestricted Subsidiary, (h) a Person in which the Borrower or a Restricted Subsidiary has a minority interest or (i) joint ventures or similar arrangements; provided, however, that at the time of incurrence of any Indebtedness pursuant to this clause (n) the aggregate principal amount of all Guarantees and other Indebtedness incurred under this clause (n) and then outstanding does not exceed the greater of (x) $747,550,000 and (y) 5.0% of Consolidated Net Tangible Assets;

(o)           Indebtedness of (A) the Borrower or any Restricted Subsidiary incurred to finance or refinance, or otherwise incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Borrower or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary (including Indebtedness thereof incurred in connection with any such acquisition, merger or consolidation) and any Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness; provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (I) the Fixed Charge Coverage Ratio would be equal to or greater than 2.00:1.00 or (II) the Fixed Charge Coverage Ratio would be equal to or greater than the Fixed Charge Coverage Ratio immediately prior to giving effect thereto;

(p)           Indebtedness of the Borrower or any Restricted Subsidiary, in addition to that described in clauses (a) through (o) above or (q) through (u) below; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred pursuant to this clause (p) and then outstanding does not exceed the greater of (x) $1,495,100,000 and (y) 10.0% of Consolidated Net Tangible Assets;

(q)           Indebtedness of any Foreign Subsidiary that is secured by a Lien on the assets of such Foreign Subsidiary incurring such Indebtedness, in an aggregate amount for all such Foreign Subsidiaries under this clause (q) not to exceed the greater of (i) $1,495,100,000 and (ii) 10.0% of Consolidated Net Tangible Assets at any time;

(r)           Indebtedness representing deferred compensation, severance and health and welfare retirement benefits to current and former employees of the Borrower or a Restricted Subsidiary incurred in the ordinary course of business;

(s)           Indebtedness incurred in connection with customary cash management practices of any Obligor or any Subsidiary of an Obligor owing (i) to any Obligor or (ii) to any Subsidiary that is not an Obligor; provided that the aggregate amount of Indebtedness incurred under this clause (s)(ii) and then outstanding shall not exceed the greater of (x) $500,000,000 and (y) 3.3% of Consolidated Net Tangible Assets at any time;

(t)            Indebtedness of any Restricted Subsidiary that is not an Obligor; provided that (i) such Indebtedness is not guaranteed by any Obligor, (ii) the holder of such Indebtedness does not have, directly or indirectly, any recourse to any Obligor, whether by reason of representations or warranties, agreement of the parties, operation of law or otherwise, and (iii) such Indebtedness is not secured by any assets other than assets of such Restricted Subsidiary or other Restricted Subsidiaries that are not Obligors; and

(u)           Indebtedness of the Borrower in connection with any AR Subordinated Note Financing.

For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness incurred pursuant to and in compliance with, this Section 9.2, (i) in the event that Indebtedness meets the criteria of more than one type of Indebtedness described in this Section 9.2, the Borrower, in its sole discretion, shall classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one or a combination of the clauses of this Section 9.2; provided that (x) Indebtedness outstanding on the Agreement Date under the ABL Agreement shall be treated as incurred pursuant to Section 9.2(b) above and (y) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this Section 9.2) arising under any guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness, (ii) if any Indebtedness is incurred to refinance Indebtedness initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Net Tangible Assets at the time of incurrence, and such refinancing would cause the percentage of Consolidated Net Tangible Assets restriction to be exceeded if calculated based on the Consolidated Net Tangible Assets on the date of such refinancing, such percentage of Consolidated Net Tangible Assets restriction shall not be deemed to be exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (iii) the principal amount of Indebtedness outstanding under any clause of this Section 9.2, shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

Except as provided in the paragraph below with respect to Indebtedness denominated in a foreign currency, the amount of any Indebtedness outstanding as of any date shall be:

i.	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

ii.	the principal amount of the Indebtedness, in the case of any other Indebtedness; and in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (A) the Fair Market Value of such assets at the date of determination; and (B) the amount of the Indebtedness of the other Person.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (i) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Agreement Date shall be calculated based on the relevant currency exchange rate in effect on the Agreement Date, (ii) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, calculated as described in the following sentence, does not exceed (x) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (y) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (iii) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Borrower’s option, (1) the Agreement Date, (2) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (3) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

9.3           Limitation on Liens. Neither the Borrower nor any of the Restricted Subsidiaries shall create, incur, assume or suffer to exist any Lien of any kind on any of their respective properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

For purposes of determining compliance with this Section 9.3, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with the definition of “Permitted Liens”, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (ee) of the definition of “Permitted Liens” (giving effect to the incurrence of such portion of such Indebtedness), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to clause (ee) and thereafter the remainder of such Indebtedness as having been secured pursuant to one or more of the other clauses of this definition; provided, however, that the amount of Indebtedness incurred pursuant to a Credit Facility that is permitted to be secured by a Lien pursuant to clause (c) of the definition of “Permitted Liens” shall be reduced (not below zero) by the amount of any Indebtedness incurred pursuant to a Credit Facility secured by a Lien that the Borrower classifies as having been incurred pursuant to clause (ee) of the definition of “Permitted Liens”. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

9.4           Mergers, Consolidations or Sales of All or Substantially All Assets. Neither the Borrower nor any of the Restricted Subsidiaries shall merge into, or consolidate or amalgamate with, any other Person (or permit any other Person to merge into or consolidate or amalgamate with it), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, except:

(a)           any Obligor or any Restricted Subsidiary may be merged or amalgamated with or into (w) any Obligor, (x) any other Person that is domiciled and is resident in the same country as such Obligor or Restricted Subsidiary or (y) any other Person if the Person formed by or surviving such merger, consolidation or amalgamation is domiciled and is resident in the same country as such Obligor or Restricted Subsidiary; provided that (I) if the Borrower is involved in such merger, consolidation or amalgamation, the continuing or surviving Person shall be (1) the Borrower or (2) a Person organized or existing under the laws of the United States, any state thereof, or the District of Columbia, and such Person expressly assumes all of the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement or joinder to the Loan Documents in a form reasonably satisfactory to the Agent, and (II) in the case of such a merger, consolidation or amalgamation involving an Obligor, the continuing or surviving Person shall be an Obligor and (except to the extent such continuing or surviving Person is Holdings) a Wholly-Owned Subsidiary of the Borrower (and, to the extent such continuing or surviving Person was not an Obligor prior to such merger, consolidation or amalgamation, it shall expressly assume all obligations as an Obligor under the Loan Documents pursuant to documentation reasonably satisfactory to the Agent);

(b)           any Obligor may sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person if the Person to which the properties and assets of such Obligor are transferred, to the extent it was not an Obligor prior to such transfer, (i) is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (ii) expressly assumes all obligations of such Obligor under the Loan Documents pursuant to documentation reasonably satisfactory to the Agent;

(c)           any Restricted Subsidiary that is not an Obligor may be merged or amalgamated with or into any other Restricted Subsidiary that is not an Obligor, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Restricted Subsidiary that is not an Obligor; and

(d)           the Borrower or any Restricted Subsidiary may sell, assign, convey, transfer, lease or otherwise dispose of any of its properties or assets in any transaction or series of transactions if such transaction or series of transactions would not result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Borrower or the Borrower and its Restricted Subsidiaries, taken as whole, to any other Person or Persons.

9.5           Suspension of Covenant. (a) During any period of time that:

(i) the Borrower has Investment Grade Ratings from both Rating Agencies in respect of the Borrower’s public corporate credit rating or public corporate family rating, as applicable, and

(ii) no Default has occurred and is continuing (the occurrence of the events described in the foregoing clause (i) and this clause (ii) being collectively referred to as a “Covenant Suspension Event”), the Borrower and its Restricted Subsidiaries shall not be subject to Section 9.1 of this Agreement (the “Suspended Covenant”).

(b)           In the event that the Borrower and its Restricted Subsidiaries are not subject to the Suspended Covenant for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw such Investment Grade Rating or downgrade the public corporate credit rating or public corporate family rating, as applicable, assigned to the Borrower below an Investment Grade Rating, then the Borrower and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenant with respect to future events.

(c)           The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this Agreement as the “Suspension Period”. With respect to Restricted Payments made after the Reversion Date, the amount available to be made as Restricted Payments shall be calculated as though Section 9.1 had been in effect prior to, but not during, the Suspension Period.

(d)           Notwithstanding that the Suspended Covenant may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of any failure to comply with the Suspended Covenant during any Suspension Period and the Borrower and any Restricted Subsidiary shall be permitted, following a Reversion Date, without causing a Default or Event of Default or breach of the Suspended Covenant (notwithstanding the reinstatement thereof), to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

(e)           The Borrower shall give the Agent prompt written notice of any Covenant Suspension Event. The Borrower shall also give the Agent prompt written notice of any occurrence of a Reversion Date. For the avoidance of doubt, the Agent shall have no obligation to discover or verify the existence or termination of any Covenant Suspension Event or Reversion Date.

ARTICLE X

CONDITIONS OF LENDING

10.1         Conditions Precedent to Effectiveness of Agreement and Making of Initial Term Loans on the Closing Date. The effectiveness of this Agreement and the obligation of the Lenders to make any Initial Term Loans on the Closing Date are subject to the satisfaction (or waiver in writing by the Agent and the Arrangers) of the following conditions precedent:

(a)           This Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Perfection Certificate, the Pari Passu Intercreditor Agreement and the Joinder Agreement to the 1L/2L Intercreditor Agreement and the Fee Letter among the Agent, Holdings and the Borrower shall have been executed by each party thereto.

(b)           The Agent and the Lenders shall have received (i) customary opinions of counsel for the Obligors reasonably satisfactory to the Agent; (ii) a copy of the certificate or articles of incorporation (or similar Organization Documents), including all amendments thereto, of each Obligor, certified as of a recent date by the secretary of state of the state of its organization, and a certificate as to the good standing or status of each Obligor as of a recent date, from such Secretary of State; (iii) a certificate of the Secretary or Assistant Secretary or Officer of each Obligor dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or similar Organization Documents) of such Obligor as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or the equivalent governing body) of such Obligor authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or similar Organization Documents) of such Obligor have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Obligor; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above.

(c)           (i) The Agent on behalf of the Secured Parties shall have been granted a first priority (subject to Permitted Priority Liens) and perfected security interest in the Collateral pursuant to the applicable Loan Documents; and (ii) the Agent (or, in the case of clause (A) below, a designated bailee thereof in accordance with the Pari Passu Intercreditor Agreement) shall have received the following:

(A)	certificates representing the equity interests (to the extent certificated and required to be pledged under the Loan Documents) listed on Schedule 4 to the Perfection Certificate held by any Obligor accompanied by undated stock powers executed in blank and instruments listed on Schedule 5 to the Perfection Certificate held by any Obligor, indorsed in blank;

(B)	proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement; and

(C)	completed requests for information, dated on or before the Closing Date, listing all effective financing statements filed in the jurisdictions referred to in clause (A) above that name any Obligor as debtor, together with copies of such other financing statements.

(d)           The Borrower shall have paid (i) all fees required to be paid and payable by the Obligors on the Closing Date under the Fee Letters and (ii) reasonable and documented, out-of-pocket expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced at least three (3) Business Days prior to the Closing Date and payable by the Obligors.

(e)           The Agent shall have received a Funding Notice meeting the requirements of Section 2.1(c).

(f)            The Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in Sections 10.1(h) and 10.1(i).

(g)           (i) Upon the reasonable request of any Lender made at least ten (10) days prior to the Agreement Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, in each case at least five (5) days prior to the Agreement Date; (ii) at least five (5) days prior to the Agreement Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification.

(h)           The Specified Representations shall be true and correct in all material respects as of the Closing Date, other than any Specified Representation which relates to a specified prior date, in which case such representation and warranty shall be true and correct in all material respects as of the specified prior date (provided that, to the extent any Specified Representation is qualified by, or subject to, “materiality”, “material adverse effect” or similar language, the same shall be true and correct in all respects).

(i)            No Specified Default shall have occurred and be continuing on the Closing Date or will result from the extension of the Initial Term Loans hereunder.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1, and (iii) all documents sent to such Lender for approval, consent or satisfaction were acceptable to such Lender.

Notwithstanding the foregoing, to the extent any lien search or security interest in the Collateral, other than (x) UCC lien searches in an entity’s jurisdiction of organization or (y) any Collateral the security interest in which may be perfected by the filing of a UCC financing statement is not or cannot be provided or perfected on the Closing Date after Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such lien search and/or the perfection of security interests in such Collateral shall not constitute a condition precedent to the making of any Term Loan on the Closing Date, but shall be required to be delivered and/or perfected within sixty (60) days after the Closing Date (in each case, subject to extensions to be reasonably agreed upon by the Agent).

10.2         Conditions Precedent to the Making of Restatement Term Loans on the Restatement Effective Date. The obligation of the Restatement Term Lenders to make (including by way of conversion) any Restatement Term Loans under the Restatement Term Commitments on the Restatement Effective Date are subject to the satisfaction (or waiver in accordance with the Amendment and Restatement Agreement) of the conditions precedent set forth in Section 5 of the Amendment and Restatement Agreement.

ARTICLE XI

DEFAULT; REMEDIES

11.1          Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a)           any failure by the Borrower to pay: (i) the principal of any of the Term Loans when due; whether upon demand or otherwise or (ii) any interest, fee or other amount owing hereunder or under any of the other Loan Documents within five (5) Business Days after the due date therefor, whether upon demand or otherwise;

(b)           any representation or warranty made or deemed made by Holdings, the Borrower or any Guarantor in this Agreement or by any Obligor in any of the other Loan Documents or any certificate furnished by any Obligor at any time to the Agent shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished; provided that if any such representation or warranty is capable of being cured, no Event of Default shall occur hereunder if such misrepresentation or breach of warranty is cured within thirty (30) days after a Responsible Officer of the Borrower shall have discovered or should have discovered such misrepresentation or breach of warranty;

(c)           (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in any of Sections 8.3(a), 8.5 (with respect to maintenance of legal existence of the Borrower) or 8.11, or ARTICLE IX of this Agreement; or (ii) any other default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, and such default shall continue for thirty (30) days or more after notice thereof to the Borrower by the Agent or the Required Lenders (provided that a notice of default may not be given by the Agent or the Required Lenders with respect to any action taken, and reported publicly or to the Agent and the Lenders, more than two years prior to such notice of default; provided, further, that such two year limitation shall not apply if (A) the Agent has commenced any remedial action in respect of any such Event of Default or (B) the Borrower or any other Obligor has actual knowledge that such action constitutes a Default or Event of Default and has not notified the Agent thereof);

(d)           (i) any payment default shall occur with respect to any payment of principal of or interest on any Indebtedness of Holdings, the Borrower or any Significant Subsidiary, in each case (excluding the Term Loans and any Indebtedness owed to the Borrower or any other Obligor) in excess of the Threshold Amount and such default shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) any default shall occur with respect to the observance or performance by Holdings, the Borrower or a Significant Subsidiary of any other agreement relating to any Indebtedness of Holdings, the Borrower or such Significant Subsidiary (excluding Indebtedness hereunder) referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity (an “Acceleration”) and, if the Agent has not yet commenced the exercise of remedies under the Loan Documents, such Acceleration shall not have been rescinded (provided that this clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder, or (y) any termination event or similar event pursuant to the terms of any interest rate Hedge Agreement);

(e)           Holdings, the Borrower or any Significant Subsidiary shall (i) file a voluntary petition in bankruptcy or file a voluntary petition, proposal, notice of intent to file a proposal or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(f)            an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Holdings, the Borrower or any Significant Subsidiary or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g)           (i) a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Holdings, the Borrower or any Significant Subsidiary or for all or any material part of the property of Holdings, the Borrower or any Significant Subsidiary shall be appointed, or (ii) a warrant of attachment, execution or similar process shall be issued against any material part of the property of Holdings, the Borrower or any Significant Subsidiary and such warrant or similar process shall not be vacated, discharged, stayed or bonded pending appeal within sixty (60) days after the entry thereof;

(h)           other than as permitted under Section 9.4, Holdings, the Borrower or any Significant Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any action in furtherance thereof;

(i)            this Agreement or any Acceptable Intercreditor Agreement shall be terminated (other than in accordance with its terms), revoked or declared void or invalid or unenforceable in any material respect or challenged by any Obligor;

(j)            one or more judgments, orders, decrees or arbitration awards is entered against Holdings, the Borrower or any Significant Subsidiary involving in the aggregate for Holdings, the Borrower and all Significant Subsidiaries liability as to any single or related or unrelated series of transactions, incidents or conditions, in excess of the Threshold Amount (except to the extent covered by insurance through an insurer who does not deny or dispute coverage), and the same shall remain unsatisfied, unbonded, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;

(k)           (i) any of the Security Documents shall cease for any reason to be in full force and effect in all material respects (other than in accordance with its terms or the terms hereof), or the Borrower or any Obligor, in each case that is a party to any of the Security Documents shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby, in each case in any material respect, with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document);

(l)            (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or would reasonably be expected to result in liability of an Obligor under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC; or (ii) an Obligor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan and, in each case, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(m)          there occurs a Change of Control.

11.2         Remedies. If an Event of Default has occurred and is continuing, with the consent of the Required Lenders (other than as provided in the proviso to clause (b) below), the Agent may, or at the direction of the Required Lenders, the Agent shall, do one or more of the following at any time or times and in any order, with notice to the Borrower (except no notice shall be required with respect to an Event of Default referred to in the proviso to clause (b) below):

(a)           terminate any outstanding Commitments;

(b)           declare any or all Obligations to be immediately due and payable; provided, however, that, upon the occurrence of any Event of Default described in Sections 11.1(e), 11.1(f), 11.1(g) or 11.1(h), the Commitments shall automatically and immediately expire and terminate and all Obligations shall automatically become immediately due and payable without notice, demand or consent of any kind; or

(c)           pursue its other rights and remedies under the Loan Documents and applicable law.

ARTICLE XII

TERM AND TERMINATION

12.1          Term and Termination. The term of this Agreement shall end on the last Maturity Date unless sooner terminated in accordance with the terms hereof. Upon the effective date of termination of this Agreement, all Obligations (including all unpaid principal, accrued and unpaid interest and any amounts due under Section 5.4) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until Full Payment of all Obligations, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE XIII

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

13.1         Amendments and Waivers.

(a)           (i)           No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or other Obligor therefrom, shall be effective unless the same shall be in writing and, except as provided in Sections 2.2, 2.3 and 2.4, signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and the Obligors party thereto (except that no consent of any Obligors shall be required in the case of amendments of ARTICLE XIV, other than amendments of Sections 14.9, 14.11, 14.15 and 14.16 which affect the Borrower’s rights thereunder) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

(ii)           notwithstanding the foregoing, except as provided in Sections 2.2, 2.3 and 2.4, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all Lenders (or the Agent with the consent of all Lenders) and the Borrower:

(A)          decrease the percentage of the Commitments or of the aggregate unpaid principal amount of the Term Loans which is required for the Lenders or any of them to take any action hereunder;

(B)          amend this Section 13.1 or any provision of this Agreement providing for consent or other action by all Lenders;

(C)          release all or substantially all of the value of the Guaranties of the Guarantors pursuant to ARTICLE VI other than as permitted by Section 14.11;

(D)          release all or substantially all of the value of the Collateral other than as permitted by Section 14.11;

(E)          change the definition of “Required Lenders”; or

(F)          contractually subordinate the payment of all the Obligations to any other Indebtedness or contractually subordinate the priority of any of the Agent’s Liens to the Liens securing any other Indebtedness;

(iii)          notwithstanding the foregoing, except as provided in Sections 2.2, 2.3 and 2.4, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all affected Lenders (or the Agent with the consent of all affected Lenders) and the Borrower:

(A)          increase or extend any Commitment of any Lender (other than as contemplated in Section 2.2);

(B)          postpone or delay any date fixed by this Agreement or any other Loan Document for any (i) scheduled payment of principal, interest or fees or (ii) other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document; or

(C)          reduce the principal of, or the rate of interest specified herein (other than waivers of the Default Rate) on any Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(iv)          notwithstanding the foregoing, except as provided in Sections 2.2, 2.3 and 2.4, no such waiver, amendment, or consent shall be effective to change Section 4.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(v)          notwithstanding the foregoing, no such waiver, amendment or consent shall be effective to increase the obligations or adversely affect the rights of the Agent without the consent of the Agent;

provided, however, that (A) Schedule 1.1 hereto (Lenders’ Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith and changes in Commitments in accordance with Section 2.2 or Section 2.4; (B) no amendment or waiver shall be made to Section 14.18 or to any other provision of any Loan Document as such provisions relate to the rights and obligations of any Arranger without the written consent of such Arranger; and (C) any applicable Fee Letter may be amended or waived in a writing signed by Holdings, the Borrower, the applicable Arranger party thereto and the Agent.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended and (y) the accrued and unpaid amount of any principal, interest or fees payable to such Lender shall not be reduced, in either case, without the consent of such Lender.

(b)           If, in connection with any proposed amendment, waiver or consent requiring the consent of all Lenders or all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Agent is not a Non-Consenting Lender, at the Borrower’s request (and, if applicable, payment by the Borrower of the processing fee referred to in Section 13.2(a)), the Agent or an Eligible Assignee shall have the right (but not the obligation), with the Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all of the Non-Consenting Lenders’ interests, rights and obligations under the Loan Documents, in accordance with the procedures set forth in clauses (i) through (v) in the proviso to Section 5.9 and the last sentence in Section 5.9, as if each such Non-Consenting Lender is an assignor Lender thereunder, provided that no action by or consent of the Non-Consenting Lenders shall be necessary in connection with any assignment under this Section 13.1(b), and such assignment shall be immediately and automatically effective upon payment by the Agent or Eligible Assignee of the applicable purchase price.

(c)          Notwithstanding any provision herein to the contrary, this Agreement and the other Loan Documents may be amended (i) to cure any ambiguity, mistake, omission, defect or inconsistency, (ii) in accordance with Section 2.2 to incorporate the terms of any Incremental Term Loans and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Term Loans or other loans and any Commitments or other commitments in connection therewith, (iii) in accordance with Section 2.3 to effectuate an Extension Amendment and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Term Loans and any Commitments in connection therewith, (iv) in accordance with Section 2.4 to incorporate the terms of any Refinancing Term Commitments and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Term Loans or other loans and any Commitments or other commitments in connection therewith, or (v) in accordance with Section 1.2(b) in connection with a change in GAAP or the application thereof, in each case, with the consent of the Agent but without the consent of any Lender (except as expressly provided in Section 2.2, 2.3 or 2.4, as applicable).

13.2         Assignments; Participations.

(a)           Any Lender may, with the written consent of (i) the Agent and (ii) so long as no Specified Default has occurred and is continuing, the Borrower (which consents shall not be unreasonably withheld or delayed), assign and delegate to one or more Eligible Assignees (provided that (x) no such consent shall be required in connection with any assignment to an Approved Fund or to a Lender or to an Affiliate of a Lender and (y) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof) (each an “Assignee”) all, or any ratable part of all, of the Term Loans, the Commitments and the other rights and obligations of such Lender hereunder; provided, however, (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall be given to the Borrower and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall deliver to the Borrower and the Agent an Assignment and Acceptance; (C) the Assignee, if it shall not be a Lender, shall deliver to the Agent any tax forms required by Section 5.1(f); and (D) the assignor Lender or Assignee shall pay to the Agent a processing fee in the amount of $3,500; provided, further, that the Agent may elect to waive such processing fee in its sole discretion. Except in the case of an assignment to an Approved Fund or to a Lender or to an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Term Loans, all assignments shall be subject to the condition that the amount of Term Loans of the assigning Lender subject to any such assignment shall not be less than $1,000,000 unless each of the Borrower and the Agent otherwise consent.

(b)           From and after the date that the Agent has received an executed Assignment and Acceptance, the Agent has received any tax forms required by Section 5.1(f) (unless the Assignee shall already be a Lender hereunder), the Agent has received payment of the above-referenced processing fee and the Agent has recorded such assignment in the Register as provided in Section 14.19 herein, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assignor Lender’s rights and obligations under this Agreement, such assignor Lender shall cease to be a party hereto).

(c)           By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection or priority of any Lien granted by any Obligor to the Agent or any Lender in the applicable Collateral; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental powers, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)           Immediately upon satisfaction of the requirements of Section 13.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Term Loans or Commitments arising therefrom. Each Term Loan or Commitment allocated to each Assignee shall reduce the applicable Term Loan or Commitment of the assignor Lender pro tanto.

(e)           Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a “Participant”), in each case that is not a Disqualified Lender, participating interests in any Term Loans, any Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Sections 13.1(a)(ii)(C) and (D) and Section 13.1(a)(iii), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Subject to paragraph (g) of this Section 13.2, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.1, 5.2 and 5.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 13.2.

(f)            Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(g)           A Participant shall not be entitled to receive any greater payment under Section 5.1 or 5.3 than the Originating Lender would have been entitled to receive with respect to the participating interest sold to such Participant, unless the sale of the participating interest to such Participant is made with the Borrower’s prior written consent and the Borrower expressly waives the benefit of this provision at the time of such sale. A Participant that would be subject to the requirements of Section 5.1(f) if it were a Lender shall not be entitled to the benefits of Section 5.1 unless the Borrower is notified of the participating interest sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.1(f) as though it were a Lender.

(h)           Notwithstanding anything to the contrary contained in this Section 13.2 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Lender may assign all or a portion of its rights and obligations with respect to the Term Loans and the Commitments under this Agreement to Holdings, the Borrower or any of its Subsidiaries through (i) Dutch auctions open to all Lenders in accordance with the procedures set forth on Exhibit G or (ii) open market purchase on a non-pro rata basis, in each case subject to the following limitations; provided that:

(i)            if the assignee is Holdings or a Subsidiary, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or

(ii)           if the assignee is the Borrower (including through contribution or transfers set forth in clause (i) above), (x) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, and (y) the Borrower shall promptly provide notice to the Agent of such contribution, assignment or transfer of such Term Loans, and the Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(i)             (i)            No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 13.2, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Borrower of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. The rights and remedies against a Disqualified Lender under this Section 13.2 are in addition to other rights and remedies that the Borrower may have against such Disqualified Lender, and nothing in this Section 13.2 limits any rights and remedies the Borrower may have against any Lender that made an assignment to a Disqualified Lender.

(ii)           If any assignment is made to any Disqualified Lender without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Agent, (A) in the case of outstanding Term Loans held by such Disqualified Lender, prepay such Term Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (B) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 13.2), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (1) the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 13.2(a) and (2) such assignment does not conflict with applicable law.

(iii)          Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the applicable court of competent jurisdiction effectuating the foregoing clause (2).

(iv)          The Agent shall have the right, and the Borrower hereby expressly authorizes the Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

ARTICLE XIV

THE AGENT

14.1         Appointment and Authorization. (a) Each Lender hereby designates and appoints Bank of America to act on its behalf as the Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are delegated to it by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE XIV. The provisions of this ARTICLE XIV (other than Sections 14.9, 14.11, 14.15 and 14.16) are solely for the benefit of the Agent and the Lenders, and neither the Borrower nor any other Obligor shall have any rights as a third-party beneficiary of any of such provisions. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement or any other Loan Document (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Laws. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

(b)           The Lenders hereby agree that the Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligors to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent, as “collateral agent” and any sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 14.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Agent), shall be entitled to the benefits of all provisions of this Article XIV and Article XV, as though such sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

14.2         Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents or attorneys-in-fact appointed by the Agent. The Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article XIV shall apply to any such sub-agent or attorney-in-fact and to the Related Parties of the Agent and any such sub-agent or attorney-in-fact, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents or attorneys-in-fact.

14.3         Exculpatory Provisions. Neither the Agent nor any Arranger, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, none of the Agent or any Arranger, as applicable, or their respective Related Parties:

(i)            shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)           shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii)          shall have any duty or responsibility to disclose, or shall be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Obligors or any of their Affiliates, that is communicated to, obtained or in the possession of, the Agent, any Arranger or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein;

(iv)          shall be liable for any action taken or not taken by the Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 13.1 and 11.1) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment;

(v)           shall be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent; and

(vi)          shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Term Loans, or disclosure of confidential information, to any Disqualified Lender.

14.4         Reliance by Agent. The Agent shall be entitled to rely, shall not incur any liability for relying upon, and shall be fully protected in relying, upon any writing, resolution, notice, consent, request, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement, instrument or other document or conversation (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed, sent, made or otherwise authenticated by the proper Person or Persons. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 13.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders. The Agent may consult with legal counsel (who may be counsel for any Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

14.5         Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of their receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with ARTICLE XI; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable.

14.6         Credit Decision. Each Lender expressly acknowledges that none of the Agent or any Arranger or any of their respective Related Parties has made any representation or warranty to it, and that no act by the Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Obligor of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Agent or any Arranger to any Lender as to any matter, including whether the Agent or any Arranger have disclosed material information in their (or their respective Related Parties’) possession. Each Lender represents to the Agent and the Arrangers that it has, independently and without reliance upon the Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

14.7         Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with their respective Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 15.10; provided, however, that no Lender shall be liable for the payment to such Agent-Related Persons of any portion of such Indemnified Liabilities to the extent such portion of such Indemnified Liabilities is determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall ratably reimburse the Agent upon demand for its share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 14.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

14.8         Agent in Individual Capacity. The Person serving as the Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in or other securities of and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates as though such Person were not the Agent hereunder and without notice to or consent of the Lenders and without any duty to account therefor to the Lenders. Such Person and its Affiliates may receive information regarding the Obligors and their Affiliates (including information that may be subject to confidentiality obligations in favor of the Obligors or such Affiliates) and the Lenders hereby acknowledge that the Agent and its Affiliates shall be under no obligation to provide such information to them. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.

14.9         Successor Agent. The Agent may resign as Agent upon at least thirty (30) days’ prior notice to the Lenders and the Borrower, such resignation to be effective at the end of such thirty (30) day period (or such earlier date on which a successor agent shall have accepted its appointment or as shall be agreed by the Required Lenders). Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders (with the prior consent of the Borrower, such consent not to be unreasonably withheld and such consent not to be required if a Specified Default has occurred and is continuing) shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be a Lender and a commercial bank, commercial finance company or other asset based lender having total assets in excess of $5,000,000,000. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this ARTICLE XIV and Section 15.10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.10       Withholding Tax.

(a)           If any Lender is entitled to a reduction in the applicable withholding Tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding Tax after taking into account such reduction. If the forms or other documentation required by Section 5.1(f) are not delivered to the Agent and the Borrower, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding Tax.

(b)           If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, including, for the avoidance of doubt, penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

14.11       Collateral Matters.

(a)           The Lenders hereby irrevocably authorize the Agent (and, if applicable, any sub-agent or attorney-in-fact appointed by the Agent under Section 14.2 or otherwise), and the Agent (and, if applicable, any sub-agent or attorney-in-fact appointed by the Agent under Section 14.2 or otherwise) shall hereby have the obligation to release, subject to the satisfaction of any conditions to release (if any) set forth herein, including the continuance of the applicable Agent’s Lien on any proceeds of released Collateral, any such Agent’s Liens upon any Collateral (i) upon Full Payment of the Obligations; (ii) constituting property being sold, transferred or disposed of (to any Person that is not an Obligor), if the sale, transfer or disposition is made in compliance with this Agreement (which shall, upon reasonable request by the Agent, be certified by the Borrower, and the Agent may rely conclusively on any such certification without further inquiry; provided that no certification shall be required at any time with respect to any sales of items of rental equipment in the ordinary course of business so long as such Agent’s Lien continues in the proceeds of such Collateral); (iii) constituting property in which the Obligors owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement; (v) constituting Relinquished Property, if such Relinquished Property shall have been delivered to the applicable Qualified Intermediary in accordance with the applicable exchange agreement and a first priority perfected security interest shall have been granted by the applicable exchanger to the Agent for the benefit of the Secured Parties of a first priority perfected security interest in the rights of such exchanger in, to and under the related exchange agreement; (vi) constituting any Like-Kind Exchange Account; (vii) constituting property being sold, assigned, pledged or otherwise transferred pursuant to any Securitization Transaction; (viii) being or becoming an Excluded Asset (as defined in the Security Agreement ); or (ix) constituting property that is owned by a Guarantor that has been released from its obligations under ARTICLE VI or pursuant to this Section 14.11. Except as provided above or in Section 13.1, the Agent will not release any of such Agent’s Liens without the prior written authorization of the Required Lenders; provided that, in addition to the foregoing, the Agent may, in its discretion, release such Agent’s Liens on Collateral valued, in the aggregate for any such release, not in excess of the greater of (x) $747,550,000 and (y) 5.0% of Consolidated Net Tangible Assets.

(b)           In addition, the Lenders hereby irrevocably authorize the Agent to (i) subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (o) of the definition of “Permitted Liens” and (ii) release any Guarantor from its obligations under ARTICLE VI (x) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or becomes an Excluded Subsidiary or (y) as provided in Section 13.1. Upon request by the Agent or the Borrower at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate the applicable Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations pursuant to this Section 14.11(b).

(c)           Upon receipt by the Agent of any authorization required pursuant to Sections 14.11(a) or 14.11(b) from the Required Lenders of the Agent’s authority to release or subordinate the applicable Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations under ARTICLE VI, and upon prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of such Agent’s Liens upon such Collateral or to subordinate its interest therein, or to release such Guarantor from its obligations under ARTICLE VI; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens or Guarantee without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of such Collateral.

(d)           The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered, or that the applicable Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

14.12       Restrictions on Actions by Lenders; Sharing of Payments.

(a)           Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Required Lenders, set-off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the applicable Collateral.

(b)           Except as otherwise expressly provided herein, if at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Commitments; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

14.13       Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with the UCC or under other applicable law, as applicable may be perfected by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

14.14       Payments by Agent to Lenders. All payments to be made by the Agent to the applicable Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each such Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Agreement Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, interest or fees on the Term Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each applicable Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

14.15       Defaulting Lenders. All Term Loans shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares thereof. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any applicable Term Loans hereunder, nor shall any applicable Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Term Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Term Loans hereunder shall excuse any other Lender from its obligation to make any Term Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(a)           Unless the Agent receives notice from a Lender on or prior to the Agreement Date or, with respect to any Borrowing after the Agreement Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each such Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds, and the Agent has transferred the corresponding amount to the Borrower, on the Business Day following such Funding Date such Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s applicable Term Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the applicable Term Loans comprising that particular Borrowing. The failure of any Lender to make any applicable Term Loan on any Funding Date shall not relieve any other Lender of its obligation hereunder to make an applicable Term Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lender’s Pro Rata Share of any Borrowing. Notwithstanding anything contained in this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)            in determining the Required Lenders, any Lender that at the time is a Defaulting Lender (and the Term Loans and/or Commitment of such Defaulting Lender) shall be excluded and disregarded;

(ii)           the Borrower shall have the right, at its sole expense and effort, (A) to seek one or more Persons reasonably satisfactory to the Agent and the Borrower to each become a substitute Lender and assume all or part of the outstanding Term Loans and Commitments of any Defaulting Lender and the Borrower, the Agent and any such substitute Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Acceptance to effect such substitution or (B) upon notice to the Agent, to prepay the Term Loans and, at the Borrower’s option, terminate any outstanding Commitments of such Defaulting Lender, in whole or in part, without premium or penalty; and

(iii)          any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 14.12(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the Agent in a segregated non-interest bearing account and, subject to any applicable Requirement of Law, be applied at such time or times as may be determined by the Agent first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder, second, if so determined by the Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, third, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of any Term Loans in respect of which a Defaulting Lender has funded its participation obligations, such payment shall be applied solely to prepay the Term Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Term Loans of any Defaulting Lender.

(b)           The rights and remedies against a Defaulting Lender under this Section 14.15 are in addition to other rights and remedies that the Borrower, the Agent and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 14.15 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

14.16       Concerning the Collateral and the Related Loan Documents.

(a)           Each Lender authorizes and directs the Agent to enter into the other Loan Documents, including any Acceptable Intercreditor Agreement, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Term Loans and all interest, fees and expenses hereunder constitute one Indebtedness, secured pari passu by all of the applicable Collateral, subject to the order of distribution set forth in Section 4.4.

(b)           Each Lender authorizes and directs the Agent to enter into (i) the Security Documents, (ii) any Acceptable Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (iii) any amendments to, waivers of or supplements to or other modifications of the Security Documents or any Acceptable Intercreditor Agreement, in each case with respect to the preceding clauses (i), (ii) and (iii), in connection with the incurrence by any Obligor of Incremental Term Loans, Refinancing Term Loans or other Indebtedness secured by a Permitted Lien (each, an “Intercreditor Agreement Supplement”) to permit such Incremental Term Loans, Refinancing Term Loans, or other Indebtedness to be secured by a valid, perfected Lien on Collateral (with such priority as may be designated by the relevant Obligor, as and to the extent such priority is permitted by the Loan Documents) (it being agreed that any Lien securing such Indebtedness (other than Incremental Term Loans and Refinancing Term Loans) shall be granted pursuant to security documents separate from the Security Documents) and (iv) any Incremental Term Amendment, Extension Amendment or Refinancing Amendment as provided in Sections 2.2, 2.3 and 2.4, respectively, and any amendment as provided in Section 1.2(b). Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents, any applicable intercreditor agreement, including any applicable Acceptable Intercreditor Agreement, any Intercreditor Agreement Supplement, any Incremental Term Amendment, any Extension Amendment or any Refinancing Amendment and the exercise by the Agent or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

14.17       Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Agent) authorized to act for, any other Lender.

14.18       Arrangers. Each of the parties to this Agreement acknowledges that, other than any rights and duties explicitly assigned to the Arrangers under this Agreement, the Arrangers do not have any obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder. Without limiting the foregoing, no Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arrangers in deciding to enter into this Agreement or in taking or not taking action hereunder.

14.19       The Register.

(a)           The Agent shall maintain a register (each, a “Register”), which shall include a master account and a subsidiary account for each applicable Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Term Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Agent from the Borrower or any other Obligor and each Lender’s ratable share thereof. Each Register shall be available for inspection by the Borrower or any applicable Lender (with respect to its own interest only) at the respective offices of the Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of the Agent to record in the applicable Register, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrower hereunder (or under any Loan Document) to pay any amount owing with respect to the Term Loans or provide the basis for any claim against the Agent. The Obligations are registered obligations and the right, title and interest of any Lender and their assignees in and to such Obligations shall be transferable only upon notation of such transfer in the applicable Register. Solely for purposes of this Section 14.19 and for Tax purposes only, the Agent shall be the Borrower’s agent for purposes of maintaining the applicable Register (but the Agent shall have no liability whatsoever to the Borrower or any other Person on account of any inaccuracies contained in the applicable Register). This Section 14.19 shall be construed so that the Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

(b)           In the event that any Lender sells participations in any Term Loan, Commitment or other interest of such Lender hereunder or under any other Loan Document, such Lender shall maintain a register on which it enters the name of all participants in the Obligations held by it and the principal amount (and stated interest thereon) of the portion of the Obligations which is the subject of the participation (the “Participant Register”). An Obligation may be participated in whole or in part only by registration of such participation on the Participant Register (and each note shall expressly so provide). Any participation of such Obligations may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

14.20       The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Obligor’s or the Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the internet, except to the extent the liability of any Agent-Related Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct.

14.21       Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

14.22       Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

ARTICLE XV

MISCELLANEOUS

15.1         No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy or option under this Agreement or any present or future supplement hereto, or in any other agreement between or among the Obligors and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

15.2         Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any other Loan Document or any instrument or agreement required hereunder.

15.3         Governing Law; Choice of Forum; Service of Process.

(a)            THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT TO THE EXTENT THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS ON COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, ANY GUARANTOR OR ANY PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c)           SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(d)           THE BORROWER AND EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

15.4         WAIVER OF JURY TRIAL. THE OBLIGORS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE OBLIGORS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

15.5         Survival of Representations and Warranties. All of the Borrower’s and other Obligors’ representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

15.6         Other Security and Guarantees. The Agent may, without notice or demand and without affecting the Borrower’s or any Obligor’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien on any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

15.7         Fees and Expenses. Except for Taxes which shall be solely covered by Section 5.1 hereunder, the Borrower agrees to pay to the Agent, for its benefit, on demand, all reasonable and documented out-of-pocket costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable and documented, out-of-pocket costs and expenses (including reasonable attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) reasonable and documented, out-of-pocket costs and expenses of lien searches; (d)  documented, out-of-pocket Taxes, and reasonable and documented fees and other charges for filing financing statements and continuations and other actions to perfect, protect and continue the Agent’s Liens (including reasonable costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); and (e) reasonable sums paid or incurred to pay any amount or take any action required of the Obligors under the Loan Documents that the Obligors fail to pay or take. In addition, the Borrower agrees to pay, during or after the existence of an Event of Default, (i) on demand to the Agent, for its benefit, all costs and expenses incurred by the Agent (including Attorney Costs), and (ii) to the Lenders, on demand, all reasonable and actual fees, expenses and disbursements incurred by the applicable Lenders for one law firm retained by such Lenders (and, in the event of any conflict of interest among Lenders, one additional law firm for Lenders subject to such conflict), in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the applicable Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower and other Obligors.

15.8         Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or Bank of America:

Bank of America, N.A.
Building B

7105 Corporate Drive
Plano, TX
MAIL CODE: TX2-981-02-29
Attention: Katlyn H. Tran
Telecopy: 469-2014056

E-mail address: katlyn.tran@bofa.com

If to the Borrower:

United Rentals, Inc.
100 First Stamford Place, Suite 700

Stamford, CT 06902
Attention: Treasurer
E-mail address: scollins3@ur.com

with a copy to

United Rentals, Inc.
100 First Stamford Place, Suite 700

Stamford, CT 06902
Attention: General Counsel
Telecopy No.: 203-621-3266
E-mail address: jgross@ur.com

with a copy (which shall not constitute notice) to

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Fax: 212-558-3588
Attention: S. Neal McKnight

If to a Lender:	To the address of such Lender set forth on the signature page hereto or on the Assignment and Acceptance for such Lender, as applicable,

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

15.9         Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that no interest herein may be assigned (except pursuant to a transaction expressly permitted hereunder) by the Borrower or any Guarantor without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof in accordance with the terms hereof.

15.10       Indemnity of the Agent and the Lenders. The Obligors agree to defend, indemnify and hold all Agent-Related Persons, each Arranger and each Lender and each of their respective Affiliates, officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against (and will reimburse each Indemnified Person as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits (whether brought by the Borrower or any other Person), costs, charges, expenses and disbursements (including Attorney Costs and reasonable legal costs and expenses of the Lenders for one law firm retained by such Lenders (and, in the event of any conflict of interest among Lenders, one additional law firm in each relevant jurisdiction for Lenders subject to such conflict)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Term Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted or awarded against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Contaminant relating to the Borrower’s, any Guarantor’s or any of their Subsidiaries’ operations, business or property, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including, with respect to any investigation, litigation or proceeding or preparation of a defense in connection therewith (including any bankruptcy, insolvency or similar proceedings, and any appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Term Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that the Obligors shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent that such Indemnified Liabilities (i) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith (including any breach of this Agreement constituting bad faith) or willful misconduct of such Indemnified Person (or any Related Party thereof), (ii) result from a claim brought by the Borrower or any other Obligor against such Indemnified Person for a material breach of any of the Loan Documents by such Indemnified Person (or any Related Party thereof), if the Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (iii) result from claims of any Indemnified Person (or any Related Party thereof) solely against one or more Indemnified Persons (or any Related Party thereof) or disputes between or among Indemnified Persons (or any Related Party thereof), in each case, except to the extent such claim is determined to have been caused by an act or omission by Holdings or any of its Subsidiaries or such dispute involves the Agent or any Arranger in its capacity as such. No Obligor shall, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened action, suit, investigation, litigation or proceeding against such Indemnified Person in respect of which indemnity could have been sought under this Section 5.10 by such Indemnified Person, unless such settlement (a) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such action, suit, investigation, litigation or proceeding and (b) does not include any statement as to any admission of fault or culpability by or on behalf of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations. The Obligors shall not be liable to any Indemnified Person for any special, indirect, consequential or punitive damages in connection with the Loan Documents; provided that this sentence shall not limit the Obligors’ indemnification obligations as set forth in this Section 15.10 to the extent such special, indirect, consequential or punitive damages are in any third party claim with respect to which an Indemnified Person is entitled to indemnification hereunder.

15.11       WAIVER OF CONSEQUENTIAL DAMAGES, ETC. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE OBLIGORS SHALL NOT ASSERT, AND HEREBY WAIVE, AND ACKNOWLEDGE THAT NO OTHER PERSON SHALL HAVE, ANY CLAIM AGAINST ANY INDEMNIFIED PERSON, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY TERM LOAN OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNIFIED PERSON REFERRED TO IN SECTION 15.10 SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED TO SUCH UNINTENDED RECIPIENTS BY SUCH INDEMNIFIED PERSON THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (OTHER THAN FOR DIRECT OR ACTUAL DAMAGES RESULTING FROM THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON AS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION), IT BEING UNDERSTOOD THAT THE USE OF ELECTRONIC TELECOMMUNICATIONS OR OTHER INFORMATION TRANSMISSION SYSTEMS WILL NOT ITSELF CONSTITUTE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

15.12       Final Agreement. This Agreement and the other Loan Documents are intended by the Obligors, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them relating to the subject matter hereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Fee Letters.

15.13       Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Obligors, the Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf the Borrower or Holdings and/or any Lender without further verification and (b) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

The Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each Obligor and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against the Agent, each Lender and their Affiliates for any liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Obligors to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

15.14       Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

15.15       Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Term Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any Guarantor, any such notice being waived by each Obligor to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER OR ANY GUARANTOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

15.16       Confidentiality.

(a)           The Borrower hereby acknowledges that the Agent and each Lender may, in each case with the prior written consent of the Borrower (such consent not to be unreasonably withheld), issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and a general description of the Borrower’s and the Guarantors’ business and may use the Borrower’s and the Guarantors’ names in advertising and other promotional material.

(b)           Each Lender and the Agent severally agrees to keep confidential all information relating to Holdings or any of its Subsidiaries (x) provided to the Agent or such Lender by or on behalf of Holdings or any of its Subsidiaries under this Agreement or any other Loan Document or (y) obtained by the Agent or such Lender based on a review of the books and records of Holding or any of its Subsidiaries, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender or any Affiliates thereof, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower or the Guarantors other than by breach of this Section 15.16, provided that such source is not bound by a confidentiality agreement with the Borrower or the Guarantors known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (in the case of clauses (A) through (I) below, except for any routine examination by any Governmental Authority or regulatory authority, after notice to the Borrower, unless such notice is prohibited by applicable law) (A) at the request or pursuant to any requirement of any Governmental Authority or regulatory authority (including any self-regulatory authority) to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority or regulatory authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Agent’s or any of its Affiliate’s or such Lender’s or any of its Affiliate’s employees, directors, officers, independent auditors, accountants, attorneys, or other professional advisors and service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and shall agree to keep such information confidential to the same extent required of the Agent and the Lenders hereunder); (G) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or a Guarantor is a party or is deemed a party with the Agent or such Lender; and (I) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and shall agree to keep such information confidential to the same extent required of the Agent and the Lenders hereunder). In addition, the Agent and the Lenders may disclose the existence of this Agreement and information contained in this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Term Loans.

15.17       Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

15.18       No Fiduciary Relationship. Each Obligor acknowledges and agrees that, in connection with all aspects of each transaction contemplated by this Agreement, the Obligors, on the one hand, and Bank of America, the Arrangers, the Lenders and each of their Affiliates through which they may be acting (collectively, the “Applicable Entities”), on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Applicable Entity, and each Obligor expressly disclaims any fiduciary relationship.

15.19       Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term “rate of exchange” in this Section 15.19 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

15.20       Incremental Term Loans; Extended Term Loans; Refinancing Term Commitments and Refinancing Term Loans; Additional First Lien Debt. In connection with the incurrence by the Borrower of any Incremental Term Loans, Extended Term Loans, Refinancing Term Commitments or Refinancing Term Loans, the Agent agrees to execute and deliver any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Security Document or intercreditor agreement, and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably deemed by Holdings to be necessary or reasonably desirable for any Lien on the assets of any Obligor permitted to secure such Incremental Term Loans, Extended Term Loans, Refinancing Term Commitments or Refinancing Term Loans to become a valid, perfected lien (with such priority as may be designated by the relevant Obligor, to the extent such priority is permitted by the Loan Documents) pursuant to the Security Document being so amended, amended and restated, restated, waived, supplemented or otherwise modified or otherwise.

In connection with the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness that is intended to be secured on a pari passu basis, upon the written request of the Borrower, the Agent agrees to provide written consent to the Borrower with respect to the designation of such Indebtedness as “Additional First Lien Debt” (or any similar term) under any applicable Acceptable Intercreditor Agreement, so long as (x) the Liens securing such Indebtedness are permitted pursuant to clause (c), (dd) or (ee) of the definition of “Permitted Liens” and (y) the Agent shall have received an officer’s certificate from the Borrower designating such Indebtedness as “Additional First Lien Debt” (or any similar term) under such Acceptable Intercreditor Agreement and certifying that such Indebtedness is “Additional First Lien Obligations” (or any similar term) under such Acceptable Intercreditor Agreement permitted to be so incurred in accordance with each of the First Lien Documents and each of the Second Lien Documents (or any similar term) (as defined in such Acceptable Intercreditor Agreement).

15.21       Lenders. Each Lender (a) severally represents and warrants that, as of the date such Lender becomes a party to this Agreement, such Lender (i) is a United States person for purposes of the Code or (ii) has complied with the provisions of Section 5.1(f), and (b) covenants and agrees that at all material times such Lender will (i) continue to be a United States person for purposes of the Code or (ii) continue to comply will the ongoing requirements of Section 5.1(f). Each Lender shall promptly notify the Borrower in writing upon becoming aware that it is not in compliance with this Section 15.21.

15.22       KYC Information. Each Lender that is subject to the Act (as hereinafter defined) and Bank of America hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Agent, as applicable, to identify each Obligor in accordance with the Act. The Borrower shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under the Beneficial Ownership Regulation or other applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

15.23       Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any party hereto that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

15.24       Waiver of Notices. Unless otherwise expressly provided herein, each Obligor waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Obligor which the Agent or any applicable Lender may elect to give shall entitle any Obligor to any or further notice or demand in the same, similar or other circumstances.

15.25       Acknowledgement Regarding Any Supported QFCs To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 15.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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EXHIBIT B

TERM LOAN SECURITY AGREEMENT

dated as of  October 31, 2018,
as amended and restated as of February 14, 2024

among

UNITED RENTALS, INC.,

UNITED RENTALS (NORTH AMERICA), INC.

and certain of their Subsidiaries,
as the Grantors,

and

BANK OF AMERICA, N.A.,
as Agent

Table of Contents

Schedules

Schedule I		Pledged Equity and Pledged Debt

Schedule II	-	Jurisdictions of Organization

Schedule III	-	Patents, Trademarks and Copyrights

Exhibits

Exhibit A	-	Security Agreement Supplement

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TERM LOAN SECURITY AGREEMENT

This Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of October 31, 2018 and amended and restated as of February 14, 2024, among UNITED RENTALS, INC., a Delaware corporation (“Holdings”), UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (the “Company”), each Guarantor (as defined in the Credit Agreement referred to below) listed on the signature pages hereof as a Grantor, and each Additional Grantor (as defined in Section 24(d)(ii) below) (each such Domestic Subsidiary and Additional Grantor, together with Holdings and the Company, the “Grantors”), and BANK OF AMERICA, N.A., as Agent (the “Agent”).

W I T N E S S E T H :

WHEREAS, Holdings, the Company, the Guarantors, the Agent and the lenders party thereto are party to a term loan credit agreement dated as of the date hereof and amended and restated as of February 14, 2024 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including any such amendment, restatement, amendment and restatement, supplement or other modification that extends the maturity of, restructures, refunds, refinances or increases any Indebtedness under such agreement (in whole or in part), the “Credit Agreement”);

WHEREAS, in order to induce the Agent and the Lenders to make loans as provided for in the Credit Agreement, each Grantor is entering into this Agreement in favor of the Agent, and pursuant hereto is granting to the Agent, for the benefit of the Secured Parties, a security interest in and lien upon such Grantor’s Collateral (as defined below) to secure such Grantor’s Secured Obligations (as defined below);

WHEREAS, each Grantor is the owner of the shares of stock or other equity interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Schedule I hereto and issued by the Persons named therein and of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein;

WHEREAS, it is a condition precedent to entering into the Credit Agreement and the Agent’s and Lenders’ willingness to make loans and extend other financial accommodations under the Credit Agreement that each Grantor grant to the Agent, for the benefit of the Secured Parties, a security interest in and lien upon all of the Collateral of such Grantor to secure such Grantor’s Secured Obligations;

WHEREAS, in consideration for, among other things, the execution and delivery of the Credit Agreement by the Agent and the Lenders, and to secure the full and prompt payment and performance of all of the Secured Obligations, the parties to this Agreement agree that each Grantor agrees to grant to the Agent, for the benefit of the Secured Parties, a security interest in the Collateral, in order to ensure and secure the prompt payment and performance of the Secured Obligations;

WHEREAS, the relative rights and remedies of the Secured Parties, the Secured Parties (as defined in the ABL Agreement) and the Notes Secured Parties (as defined in the Indenture governing the 6.000% Senior Secured Notes due 2029, dated as of November 30, 2022, among the Company, Holdings, certain subsidiaries of the Company and Truist Bank, as Trustee and Notes Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Notes Indenture”)) in respect of the Collateral are governed by the Pari Passu Intercreditor Agreement; and

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WHEREAS, the relative rights, remedies and priorities of the Secured Parties, the Secured Parties (as defined in the “Notes Security Agreement” (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Security Agreement”) referred to in the Indenture governing the 3.875% Senior Secured Notes due 2027, dated as of November 4, 2019, among the Company, Holdings, certain subsidiaries of the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as Trustee and Notes Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Notes Indenture”)), the Notes Secured Parties (as defined in the First Lien Notes Indenture) and the Secured Parties (as defined in the ABL Agreement) in respect of the Collateral are governed by the Amended and Restated Intercreditor Agreement, dated as of November 4, 2019 and effective as of November 20, 2019, among the ABL Agent (as defined in the Pari Passu Intercreditor Agreement) (the “ABL Agent”), the Agent, the trustee and notes collateral agent under the Second Lien Notes Indenture, the trustee and notes collateral agent under the First Lien Notes Indenture and any additional agents from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Intercreditor Agreement” and, together with the Pari Passu Intercreditor Agreement and any Acceptable Intercreditor Agreement, the “Applicable Intercreditor Agreements”).

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.          Defined Terms. (a) As used in this Agreement, the following terms shall have the meanings specified below:

(i)            “Equipment” means all of each Obligor’s and each of its Subsidiary’s now owned or hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, service and delivery vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Obligor or any of its Subsidiaries, and all of each Obligor’s and each of its Subsidiary’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

(ii)            “Inventory” means all of each Obligor’s and each of its Subsidiaries’ now owned or hereafter acquired Rental Equipment, Merchandise and Consumables Inventory and other inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Obligor’s or any of its Subsidiaries’ business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

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(iii)           “Merchandise and Consumables Inventory” means Inventory owned by the Company, a Guarantor or any of their Subsidiaries, other than Rental Equipment held for sale or rental, including, without limitation, parts for Rental Equipment, parts to be sold, parts to be installed on Rental Equipment (which parts are not then incorporated or installed in or on, or affixed or appurtenant to, any such Rental Equipment), and Inventory for the contractors supply business of the Obligors.

(iv)           “Rental Equipment” means tangible personal property which is offered for sale or rent (or offered for sale as used equipment) by an Obligor in the ordinary course of its business or used in the business of the Obligors and their Subsidiaries and included in fixed assets in the consolidated accounts of Holdings, including Inventory that Holdings currently describes as “rental equipment” in such consolidated accounts, but excluding any Merchandise and Consumables Inventory.

(b)           All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. All other undefined terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction (the “UCC”) to the extent the same are used or defined therein. All references to any asset described in the definition of the term “Collateral”, or to any proceeds thereof, shall be deemed to be references thereto except to the extent such asset is an Excluded Asset.

SECTION 2.          Grant of Lien. (a)  As security for the due and prompt payment and performance when due (whether at the stated maturity, by acceleration or otherwise) by each Grantor of all of its present and future Obligations (such Obligations, as to any Grantor, being the “Secured Obligations” of such Grantor), each Grantor hereby grants to the Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in and continuing lien on all of such Grantor’s right, title and interest in or to any and all of the following properties and assets of such Grantor and all powers and rights of such Grantor in all of the following (including the power to transfer rights in the following), whether now owned or existing or at any time hereafter acquired or arising, regardless of where located (collectively, the “Collateral”):

(i)             all Accounts;

(ii)            all Inventory, including all Rental Equipment;

(iii)           all leases of Inventory, Equipment and other Goods (whether or not in the form of a lease agreement), including all Leases;

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(iv)          all documentation evidencing rights in any Inventory or Equipment, including all certificates, certificates of title, manufacturer’s statements of origin, and other collateral instruments;

(v)           all contract rights, including contract rights in respect of any Like-Kind Exchange;

(vi)          all Chattel Paper;

(vii)         all Documents;

(viii)        all Instruments;

(ix)           all Supporting Obligations and Letter-of-Credit Rights;

(x)            all General Intangibles (including Payment Intangibles and Software);

(xi)           all Goods;

(xii)          all Equipment;

(xiii)         all Investment Property, including the following (the “Security Collateral”):

(A)          the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(B)          all additional shares of stock and other equity interests of or in any issuer of the Initial Pledged Equity, any successor entity or any other entity from time to time organized, created or acquired by such Grantor in any manner (such equity interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests and all subscription warrants, rights or options issued thereon or with respect thereto;

(C)          the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt; and

(D)          all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

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(xiv)         all money, cash, cash equivalents, securities and other property of any kind of such Grantor held directly or indirectly by the Agent, any Lender, the ABL Agent, any Lender (as defined in the ABL Agreement), the Collateral Agent (as defined in the Notes Security Agreement), any Second Lien Agent (as defined in the Notes Security Agreement) or any of their Affiliates;

(xv)          all of such Grantor’s Material Accounts, credits, and balances with and other claims against the Agent, any Lender, the ABL Agent, any Lender (as defined in the ABL Agreement), the Collateral Agent (as defined in the Notes Security Agreement), any Second Lien Agent (as defined in the Notes Security Agreement) or any of their Affiliates or any other financial institution with which such Grantor maintains deposits, including all Payment Accounts;

(xvi)        all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property; and

(xvii)       all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties and condemnation or requisition payments with respect to all or any of the foregoing;

provided, however, the “Collateral” shall not include the following (collectively, the “Excluded Assets”):

(a)            any rights, titles or interests of a Grantor in any instrument, permit, General Intangible, Lease, license or agreement to which such Grantor is a party (other than any of the foregoing with or by any other Grantor or any Subsidiary or other controlled Affiliate of a Grantor) or any of its right, title or interest thereunder to the extent, but only to the extent, that a grant of a security interest therein to the Agent would, under the terms of such instrument, permit, General Intangible, Lease, license or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent (which has not been obtained or waived) of any other party under, such instrument, permit, General Intangible, Lease, license or agreement; provided that the foregoing exclusion shall not be construed to apply to the extent any such term is ineffective or unenforceable under the UCC (including Sections 9-406, 9-407, 9-408 or 9-409) or any other applicable law so that no breach, default, abandonment, invalidity or unenforceability would occur;

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(b)           any asset to the extent the granting of a security interest therein to the Agent is prohibited by applicable law or would require the consent, approval, license or authorization of any Governmental Authority or, except with respect to any Rental Equipment, Merchandise and Consumables Inventory, any proceeds of any of the foregoing, any Material Accounts into which any such proceeds are deposited, or any books or records related to any of the foregoing, other third party (except a Grantor or any Subsidiary or other controlled Affiliate of a Grantor) that has not been obtained or waived; provided that the foregoing exclusion shall not be construed to apply to the extent any such prohibition or requirement for consent, approval, license or authorization is ineffective or unenforceable under the UCC (including Sections 9-406, 9-407, 9-408 or 9-409) or any other applicable law;

(c)            any of the outstanding voting equity or other voting ownership interests of a Foreign Subsidiary or Foreign Subsidiary Holding Company in excess of 65% of the voting power of all classes of equity or other ownership interests of such Foreign Subsidiary or Foreign Subsidiary Holding Company entitled to vote;

(d)            any “intent-to-use” United States of America based trademark or service mark application until such time that a statement of use has been filed with the United States Patent and Trademark Office (the “USPTO”) for such application, unless the grant of a security interest therein would not render such “intent-to-use” based trademark or service mark application invalid or subject to cancellation;

(e)            any property that is subject to a Lien securing purchase money obligations, Capital Lease Obligations or sale/leaseback Indebtedness permitted under the Credit Agreement pursuant to documents that prohibit such Grantor from granting any other Liens in such property, and such prohibition has not been or is not waived or the consent of the other party to such contract has not been or is not otherwise obtained or under Requirements of Law such prohibition cannot be waived, and only for so long as such Indebtedness remains outstanding;

(f)            (i) any assets subject to a Securitization Transaction or (ii) Accounts, Leases, contractual rights or any other assets subject to any Like-Kind Exchange;

(g)            (i) the equity interests, and any certificates or instruments in respect thereof, in any unlimited liability company organized under the laws of Nova Scotia, (ii) equity interests in Immaterial Subsidiaries and (iii) equity interests in Unrestricted Subsidiaries; provided that for each of clauses (ii)-(iii), such equity interests will only be Excluded Assets to the extent such equity interests do not constitute “Collateral” (or words of like import) securing Indebtedness or other obligations in respect of the ABL Agreement or any other Indebtedness incurred under Section 8.1(c) of the ABL Agreement and are not otherwise subject to any Liens incurred under Section 8.2(c) of the ABL Agreement; provided further, that if such equity interests cease to constitute “Collateral” (or words of like import) in respect of the ABL Agreement or any other Indebtedness incurred under Section 8.1(c) of the ABL Agreement automatically upon their ceasing to constitute Collateral under the ABL Agreement, then those such equity interests would still constitute Excluded Assets;

(h)           the equity interests, and any certificates or instruments in respect thereof, in any joint venture or non-wholly owned Subsidiary, the governing agreements of which prohibit the pledge or other granting of security over equity interests in such Subsidiary and such prohibition has not been or is not waived or the consent of the other party to such contract has not been or is not otherwise obtained or under Requirements of Law such prohibition cannot be waived;

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(i)            any real property or any fee interest or leasehold interest in real property, including fixtures affixed or attached thereto;

(j)            any Titled Goods (other than Merchandise and Consumables Inventory and Rental Equipment);

(k)            any Letter-of-Credit Rights not constituting Supporting Obligations in respect of any Collateral to the extent any of the Grantors is required by applicable law or contract to apply the proceeds of a drawing of such letter of credit for a specified purpose (other than a payment to a Grantor);

(l)            any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, trade secrets, trade secret licenses, trademarks, service marks, trademark and service mark applications, trade names, trade dress, trademark licenses, technology, know-how and processes or any other intellectual property in each case governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or any state thereof;

(m)           any asset with respect to which the Agent and the Company have reasonably agreed that the cost, tax consequences or any legal or regulatory consequences of creating and/or perfecting a security interest therein is excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby or where the Agent and the Company have otherwise agreed that such assets shall not be included as Collateral; and

(n)           any asset not required to be pledged as security for the Obligations (as defined in the ABL Agreement) under the ABL Agreement.

Subject to any limitations set forth herein, all of the Secured Obligations of any Grantor shall be secured by all of the Collateral of such Grantor and any other property of such Grantor that secures any of the Secured Obligations.

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SECTION 3.          Perfection and Protection of Security Interest. (a) Except as explicitly set forth herein or in the Credit Agreement and subject to any Applicable Intercreditor Agreement, each Grantor shall, at its expense, perform all steps reasonably requested in writing by the Agent to perfect, maintain or protect the Agent’s Liens, including (subject in each case to any Applicable Intercreditor Agreement): (i) executing filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant state(s); (ii) executing and delivering customary filings in (A) the USPTO with respect to any Collateral constituting U.S. issued patents and registered trademarks and any applications therefor and (B) the United States Copyright Office of the Library of Congress with respect to copyright registrations; (iii) causing certificates of title to be issued for all Titled Goods, the Agent’s Lien to be noted thereon in each case in accordance with the provisions of the Credit Agreement and the other Loan Documents to which such Grantor is a party; (iv) subject to any Applicable Intercreditor Agreement, when an Event of Default pursuant to Sections 11.1(a), (e), (f), (g), (h), (i) or (m) of the Credit Agreement has occurred and is continuing, at the reasonable request of the Agent, transferring Inventory to warehouses or other locations designated by the Agent; (v) when an Event of Default has occurred and is continuing, placing notations on such Grantor’s books of account to disclose the Agent’s Liens; (vi) taking such other steps reasonably requested by the Agent to maintain and protect the Agent’s Liens on the Collateral; and (vii) in the case of the Security Collateral, (A) if any Pledged Debt shall be evidenced by a promissory note or other instrument with an individual amount in excess of $50,000,000 (or such other amount as may be specified in the ABL Security Agreement (as defined in any Applicable Intercreditor Agreement (the “ABL Security Agreement”)) from time to time), deliver and pledge to the Applicable Collateral Agent (as defined in any Applicable Intercreditor Agreement (the “Applicable Agent”)) such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent (provided that such documents shall be deemed to be in form and substance reasonably satisfactory to the Agent if such documents are in form and substance reasonably satisfactory to the Applicable Agent) and (B) deliver and pledge to the Applicable Agent (in the case of the Agent for the benefit of the Secured Parties), certificates representing Pledged Equity that constitutes certificated securities, accompanied by undated stock powers executed in blank; provided that notwithstanding any other provision of this Agreement, none of the Grantors will be required to (a) take any action in any jurisdiction other than the United States of America (including any state thereof), or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to either create any security interests (or other Liens) in assets located or titled outside of the United States of America (including any state thereof) or to perfect any security interests (or other Liens) in any non-U.S. Collateral, (b) deliver landlord lien waivers, estoppels or collateral access letters, (c) file any fixture filing with respect to any security interest in fixtures affixed to or attached to any real property or (d) take any action to perfect any Liens on any intellectual property created, registered or applied-for in any jurisdiction other than the United States of America; provided, further, that for so long as the Agent is not the Applicable Agent, the Grantors shall only be required to take the actions enumerated in clauses (i), (ii), (iii), and (v) above, and shall only be required to take actions referred to in clause (vi) if they have been reasonably requested by the Applicable Agent pursuant to the ABL Security Agreement.

(b)            Subject to any Applicable Intercreditor Agreement, unless the Agent (or the Applicable Agent) shall otherwise consent in writing (which consent may be revoked at any time and from time to time), each Grantor shall deliver to the Applicable Agent all the Collateral consisting of negotiable Documents, Chattel Paper and Instruments (other than checks received and processed in the ordinary course), in each case, with an individual value in excess of $50,000,000 (or such other amount as may be specified in the ABL Security Agreement from time to time), promptly after such Grantor receives the same, but if any Event of Default has occurred and is continuing, each Grantor agrees to deliver to the Applicable Agent all such Collateral (regardless of value) upon the Applicable Agent’s request.

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(c)            Upon obtaining an interest therein (subject to the time period specified in Section 7.17(a) or any comparable provision of the Credit Agreement), unless waived by the Agent (or the Applicable Agent) in writing (which waiver may be revoked at any time and from time to time), each Grantor, subject to any Applicable Intercreditor Agreement, and only to the extent control or blocked account agreements are required to be obtained pursuant to the terms of the ABL Agreement, shall obtain such control or blocked control account agreements in form and substance reasonably satisfactory to the Agent (provided that such control or blocked account agreements shall be deemed to be in form and substance reasonably satisfactory to the Agent if such control or blocked account agreements are (x) substantially consistent with any control or blocked account agreements in effect as of the date of this Agreement, or (y) in form and substance reasonably satisfactory to the Applicable Agent), executed and delivered by (i) each securities intermediary and commodities intermediary issuing or holding any financial assets or commodities to or for such Grantor, except for securities and commodities accounts of the Grantors that are not Material Accounts, and (ii) each depository bank at which such Grantor maintains a Material Account. If control or blocked account agreements are no longer required to be obtained pursuant to the terms of the ABL Agreement, the Grantors shall have no obligation to maintain such agreements pursuant to this Agreement and the Agent shall sign and deliver to each Grantor all terminations or other documents reasonably necessary or desirable to reflect the termination of all then existing control or blocked account agreements.

(d)           If any Grantor is or becomes the beneficiary of a letter of credit with an individual face amount in excess of $50,000,000 (or such other amount as may be specified in the ABL Security Agreement from time to time), other than a letter of credit not constituting Supporting Obligations in respect of any Collateral pursuant to which such Grantor is required by applicable law or contract to apply the proceeds of a drawing of such letter of credit for a specified purpose (other than a payment to a Grantor), such Grantor shall promptly notify the Agent thereof and, subject to any Applicable Intercreditor Agreement unless otherwise consented by the Agent (or the Applicable Agent), use its commercially reasonable efforts to enter into a tri-party agreement with the Agent and the issuer and/or confirming bank with respect to Letter-of-Credit Rights, whereby such Grantor assigns such Letter-of-Credit Rights to the Agent and directs all payments thereunder to the Payment Account, all in form and substance reasonably satisfactory to the Agent (provided that such agreement shall be deemed to be in form and substance reasonably satisfactory to the Agent if such agreement is in form and substance reasonably satisfactory to the Applicable Agent).

(e)            Subject to any Applicable Intercreditor Agreement, each Grantor shall take all commercially reasonable steps necessary to grant the Applicable Agent control of all electronic chattel paper in accordance with the UCC or other applicable law and all “transferable records” as defined in the Uniform Electronic Transactions Act.

(f)            Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file any UCC financing statements or amendments thereto in the applicable office of the secretary of state (or similar central filing office) in the United States that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of New York or such jurisdiction for the sufficiency or filing office acceptance of any UCC financing statement or amendment, including where applicable whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in the applicable office of the secretary of state (or similar central filing office) in the United States any like UCC financing statements or amendments thereto if filed prior to the date hereof.

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(g)            Each Grantor shall promptly notify the Agent of any commercial tort claim (as defined in the UCC) with a value estimated in good faith by the Company to be in excess of $50,000,000 (or such other amount as may be specified in the ABL Security Agreement from time to time), initiated or acquired by it and unless otherwise consented by the Agent (or the Applicable Agent), such Grantor shall enter into a supplement to this Agreement, granting to the Agent a Lien in such commercial tort claim.

(h)            Until Full Payment of all the Obligations, the Agent’s Liens shall continue in full force and effect in all the Collateral, provided that, subject to any Applicable Intercreditor Agreement, the Agent agrees to release its Lien in any Collateral that is sold or disposed of by a Grantor as permitted pursuant to the Credit Agreement subject to the satisfaction of any conditions to release (if any) set forth in the Credit Agreement, including the continuance of the Agent’s Lien in any proceeds of such released Collateral.

(i)             Each Grantor will give prompt written notice to the Agent of any change in its name, legal form or jurisdiction of organization (whether by merger or otherwise) (and in any event, within 60 days (or such longer period as may be permitted under the ABL Security Agreement from time to time) of such change); provided that, promptly after receiving a written request therefor from the Agent, such Grantor shall deliver to the Agent all additional financing statements and other documents reasonably necessary or desirable to maintain the validity, perfection and priority of the security interests created hereunder and other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein and upon receipt of such additional financing statements the Agent shall either promptly file such additional financing statements or approve the filing of such additional financing statements by such Grantor. Upon any such approval such Grantor shall proceed with the filing of the additional financing statements and deliver copies (or other evidence of filing) of the additional filed financing statements to the Agent.

(j)             No Grantor shall enter into any contract or agreement that restricts or prohibits the grant of a security interest in Accounts, Chattel Paper, Leases, Instruments or Payment Intangibles or the proceeds of the foregoing to the Agent, except for any agreement permitted pursuant to Section 8.8 of the ABL Agreement.

(k)            Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed by the Agent without the prior written consent of the Agent and agrees that it will not do so without the prior written consent of the Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC and to Section 23(f) hereof.

(l)             Subject to any Applicable Intercreditor Agreement, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor shall, upon the written request of the Applicable Agent, to the extent the issuer thereof is a controlled Affiliate of the Grantor, or otherwise use its commercially reasonable efforts to, cause the issuer thereof either (i) to register the Applicable Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Applicable Agent that such issuer will comply with instructions with respect to such security originated by the Applicable Agent in accordance with this Agreement and the Credit Agreement without further consent of such Grantor.

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(m)           Each Grantor agrees that it will pledge hereunder, promptly following its acquisition thereof, any and all additional Security Collateral (subject to any limitations contained herein with respect thereto) and deliver to the Applicable Agent for the benefit of the Secured Parties, certificates or instruments representing any such Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank.

SECTION 4.          [Reserved].

SECTION 5.          Jurisdiction of Organization. Each Grantor represents and warrants to the Agent and the other Secured Parties that as of the Restatement Effective Date: (a) Schedule II hereto identifies (i) such Grantor’s name as of the Restatement Effective Date as it appears in official filings in the state or other jurisdiction of its incorporation or other organization, (ii) the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), (iii) the organizational identification number issued by such Grantor’s state, province or territory of incorporation or organization or a statement that no such number has been issued, and (iv) the jurisdiction in which such Grantor is incorporated or organized; and (b) such Grantor has only one state, province or territory of incorporation or organization.

SECTION 6.          Title to, Liens on, and Sale and Use of Collateral. Each Grantor represents and warrants to the Agent and the other Secured Parties and agrees with the Agent and the other Secured Parties that such Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Permitted Liens.

SECTION 7.          Access and Examination. Subject to any Applicable Intercreditor Agreement, during the continuance of an Event of Default, the Agent may, without expense to the Agent, use such of each Grantor’s respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Agent’s Liens. Subject to the terms of the Credit Agreement and any Applicable Intercreditor Agreement, during the continuance of an Event of Default, the Agent shall have the right, in the Agent’s name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, Leases, or other Collateral, by mail, telephone, or otherwise.

SECTION 8.          [Reserved].

SECTION 9.          [Reserved].

SECTION 10.        [Reserved].

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SECTION 11.        Right to Cure. Upon the occurrence and during the continuance of an Event of Default: (a) each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Agent’s Lien in the Collateral and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Agent’s Lien and the filing of any UCC financing statements (including fixture filings) or other documents in connection herewith or therewith, to the extent required hereunder or under the other Loan Documents; and (b) the Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 9.3 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document. All payments that the Agent makes in accordance with this Section 11 and all documented out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged as a Term Loan, and the Agent agrees to notify the Borrowers thereof; provided that neither the Agent’s right to make any such payments and charge the same as a Term Loan, nor the Borrowers’ obligation to repay any such Term Loan, shall be conditioned in any way upon the Agent’s providing such notification. Any payment made or other action taken by the Agent under this Section 11 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

SECTION 12.        Power of Attorney. Each Grantor hereby appoints the Agent and the Agent’s designee or bailee as such Grantor’s attorney, subject to any Applicable Intercreditor Agreement, with power exercisable upon the occurrence and during the continuance of an Event of Default: (a) to endorse such Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent’s or any of the other Secured Parties’ possession; (b) to sign such Grantor’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting the Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c)  to notify the post office authorities to change the address for delivery of such Grantor’s mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Grantor; (d) in consultation with the Company (such consultation not to be required when an Event of Default pursuant to Section 11.1(a), (e), (f), (g), (h), (i) or (m) of the Credit Agreement has occurred and is continuing) to send requests for verification of Accounts and Leases (other than Accounts and Leases subject to any Securitization Transactions) to Account Debtors and lessees; (e)  to complete in such Grantor’s name or the Agent’s name, any order, sale, lease or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f)  to clear Inventory through customs in such Grantor’s name, the Agent’s name or the name of the Agent’s designee or bailee, and to sign and deliver to customs officials powers of attorney in such Grantor’s name for such purpose; (g) to the extent that such Grantor’s authorization given in Section 3(f) of this Agreement is not sufficient, to file such UCC financing statements as are required under this Agreement; and (h) to do all things necessary to carry out the Credit Agreement, this Agreement and the other Loan Documents in accordance with the terms thereof. Each Grantor ratifies and approves all acts of such attorney. This power, being coupled with an interest, is irrevocable until the Credit Agreement has been terminated and Full Payment of the Obligations has occurred.

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SECTION 13.        The Agent’s and the Other Secured Parties’ Rights, Duties and Liabilities. (a) As between the Grantors and the Secured Parties, each Grantor assumes all responsibility and liability arising from or relating to the use, sale, lease, license or other disposition of the Collateral. None of the Secured Obligations shall be affected by any failure of the Agent or any of the other Secured Parties to take any steps to perfect the Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of the Secured Obligations. Subject to any Applicable Intercreditor Agreement, following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Required Lenders shall, without notice to (except as required under the Credit Agreement or under any applicable law) or consent from any Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of Grantors for the Secured Obligations, or any other agreement now or hereafter existing between any of the Secured Parties and any Grantor.

(a)            (b)          It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each Lease and each of its other contracts, agreements and licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Agent nor any of the other Secured Parties shall have any obligation or liability under any Lease, contract, agreement or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Agent or any of the other Secured Parties of any payment relating to any Lease, contract, agreement or license pursuant hereto. Neither the Agent nor any of the other Secured Parties shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Lease, contract, agreement or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Lease, contract, agreement or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c)            Subject to any Applicable Intercreditor Agreement, with respect to Accounts and Leases, in each case not subject to any Securitization Transaction or Like-Kind Exchange, the Agent may, at any time after an Event of Default shall have occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify Account Debtors, parties to Leases and other Persons obligated on the Collateral that the Agent has a security interest therein, and that payments shall be made directly to the Agent, for the benefit of the Secured Parties. Subject to any Applicable Intercreditor Agreement, upon the request of the Agent at any time after an Event of Default shall have occurred and be continuing, each Grantor shall so notify Account Debtors and other Persons obligated on such Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on such Collateral and while any Event of Default exists and is continuing, no Grantor shall give any contrary instructions to such Account Debtor or other Person without the Agent’s prior written consent.

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SECTION 14.        Patent, Trademark and Copyright Collateral. (a) Each Grantor represents and warrants to the Agent and the other Secured Parties that (i) as of the Restatement Effective Date, such Grantor does not have any ownership interest in, or title to, any material issued or applied-for U.S. patents, registered or applied-for U.S. trademarks or registered U.S. copyrights (collectively, “Registered Intellectual Property”) except as set forth in Schedule III hereto, and (ii) this Agreement, together with the filing of the financing statements referred to in Section 3(f) of this Agreement, the recording of the U.S. Intellectual Property Security Agreement with the USPTO and the United States Copyright Office (the “USCO”), and subsequent filings for any hereafter acquired Registered Intellectual Property are, to the extent that a valid, perfected and continuing Lien in patents, trademarks and copyrights, as applicable, can be created upon filing and recording documents of such type and nature, effective to create valid, perfected, first priority (subject to Permitted Liens) and continuing Liens in favor of the Agent on such material Registered Intellectual Property.

(b)            Each Grantor shall notify the Agent within a reasonable amount of time if it knows that any application or registration relating to any material Registered Intellectual Property (now or hereafter existing) owned or licensed by such Grantor will become abandoned or dedicated, or of any material and adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the USPTO, the USCO, or any court) regarding such Grantor’s ownership of any material Registered Intellectual Property, its right to register the same, or to keep and maintain the same.

(c)            If, before Full Payment of the Obligations, any Grantor shall obtain ownership of any additional Registered Intellectual Property (except to the extent any application for a trademark is excluded from the definition of “Collateral” under subclause (d) of Section 2 of this Agreement or otherwise is an Excluded Asset), with respect to goods sold in such Grantor’s business, the Agent shall have a Lien in, and the provisions of Section 2 shall automatically apply to, such Registered Intellectual Property, and such Grantor shall give to the Agent written notice of such ownership at the time of delivery of the annual financial statements pursuant to Section 8.2(a) of the Credit Agreement and the related Compliance Certificate pursuant to Section 8.2(c) (the “Annual Compliance Certificate’)(or such later date as any Applicable Agent may agree) in which such Grantor obtains ownership of such patent, trademark, or copyright. This Section 14(c) shall not apply to any Collateral which are owned by others and licensed to any Grantor.

(d)            Each Grantor authorizes the Agent to modify this Agreement by amending Schedule III to include any additional Registered Intellectual Property (other than any “intent-to-use” United States of America based trademark or service mark application, until such time that a statement of use has been filed with the USPTO for such application) owned by such Grantor that is Collateral and not included in Schedule III at the time of delivery of the Annual Compliance Certificate (or such later date as any Applicable Agent may agree). The Agent shall provide notice to the Grantors of any amendment or modification to be effected pursuant to this Section.

(e)            At the time of delivery of the Annual Compliance Certificate (or such later date as any Applicable Agent may agree), each Grantor shall sign and deliver to the Agent for filing or recordation with the USPTO or USCO one or more intellectual property security agreements, or supplements or amendments thereto, with respect to any Registered Intellectual Property (other than any “intent-to-use” United States of America based trademark or service mark application, until such time that a statement of use has been filed with the USPTO for such application) acquired after the date hereof and which is Collateral, solely to the extent that such Collateral is not covered by any previous intellectual property security agreement or supplement or amendment thereto so signed and delivered by it.

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(f)            Each Grantor shall take all commercially reasonable actions to maintain and protect each item of Registered Intellectual Property that is material to the business of the Company, taken as a whole, unless such Grantor shall determine that such item of Registered Intellectual Property is not material to the conduct of its business.

(g)            In the event that any Grantor has knowledge of any material Registered Intellectual Property constituting Collateral being infringed upon or diluted by a third party, such Grantor shall, to the extent such Grantor deems commercially reasonable, take actions to protect such material Registered Intellectual Property.

SECTION 15.        Voting Rights; Dividends; Etc.

(a)            So long as no Event of Default shall have occurred and be continuing, each Grantor (i) shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided, however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the rights and remedies of the Agent or the other Secured Parties under this Agreement or any other Loan Document and (ii) shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided that such Grantor shall deliver and pledge to the Applicable Agent any such dividends or distributions that would constitute Pledged Equity to the extent required hereunder.

(b)            Upon the occurrence and during the continuance of an Event of Default, subject to any Applicable Intercreditor Agreement, all rights of each Grantor (i) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 15(a)(i) shall, upon written notice to such Grantor by the Agent, cease and (ii) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 15(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Applicable Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

SECTION 16.        Indemnification. In any suit, proceeding or action brought by the Agent or any of the other Secured Parties relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor jointly and severally agrees to save, indemnify and keep the Agent and the other Secured Parties harmless from and against all expense (including reasonable and documented attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from any Grantor, except in the case of the Agent or any of the other Secured Parties, to the extent such expense, loss, or damage is attributable to the gross negligence, bad faith or willful misconduct of the Agent or such other Secured Party. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against the Agent or any of the other Secured Parties.

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SECTION 17.        Limitation on Liens on Collateral. Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary (i) to defend title to the Collateral owned by it against all Persons claiming an interest therein (other than with respect to Permitted Liens) that is adverse to the interests hereunder of the Agent or other Secured Party, except with respect to Collateral that such Grantor determines in its reasonable business judgment is immaterial or no longer necessary to the conduct of the business, taken as a whole, and (ii) to defend the Security Interest of the Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.

SECTION 18.        Extensions. The Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining a delivery of documents or other deliverables with respect to, particular assets of any Grantor where it determines that (x) such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents or (y) such an extension is otherwise reasonably appropriate. To the extent that the Applicable Agent grants any extension of time of the nature referred to in this Section 18, such an extension shall be deemed also to apply to the corresponding time period in this Agreement.

SECTION 19.        Remedies; Rights Upon Default. (a) In addition to all other rights and remedies granted to it under this Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations or pursuant to any other applicable law, if any Event of Default shall have occurred and be continuing, subject to any Applicable Intercreditor Agreement, the Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that, if any Event of Default shall have occurred and be continuing, subject to any Applicable Intercreditor Agreement, the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on the Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the other Secured Parties receive payment, and if the buyer defaults in payment, subject to any Applicable Intercreditor Agreement, the Agent may resell the Collateral without further notice to any Grantor. Subject to any Applicable Intercreditor Agreement, the Agent or any of the other Secured Parties shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Agent and the other Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Subject to any Applicable Intercreditor Agreement, such sales may be adjourned and continued from time to time with or without notice. Subject to any Applicable Intercreditor Agreement, the Agent shall have the right to conduct such sales on premises of any Grantor or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as the Agent deems necessary or advisable.

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(b)            Each Grantor further agrees, subject to any Applicable Intercreditor Agreement, at the Agent’s request following the occurrence and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Agent at a place or places designated by the Agent which are reasonably convenient to the Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until the Agent is able to effect a sale, lease, or other disposition of the Collateral, the Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to the Collateral while the Collateral is in the possession of the Agent or marshal any Collateral for the benefit of any Person. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Grantor irrevocably waives (i) any demand for possession prior to the commencement of any suit or action to recover the Collateral and (ii) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Subject to any Applicable Intercreditor Agreement, the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Subject to any Applicable Intercreditor Agreement, the Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations first to all expenses of collection, recovery, receipt, appropriation, realization or sale, including reasonable attorneys’ fees, and then as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the applicable Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Agent or any of the other Secured Parties arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence, bad faith or willful misconduct of the Agent or such Secured Party as finally determined by a court of competent jurisdiction. Each Grantor agrees that 10 days’ prior notice by the Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Grantor shall remain liable, jointly and severally with the other Grantors, for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees or other expenses (to the extent provided for herein or in the Credit Agreement) incurred by the Agent or any of the other Secured Parties to collect such deficiency.

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(c)            Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(d)            To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to the Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on the Collateral or to remove Liens on or any adverse claims against the Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of the Collateral or to provide to the Agent a guaranteed return from the collection or disposition of the Collateral, (l) to dispose of Leases, Inventory and related Collateral in one or more portfolio sales or in individual sale transactions, or (m) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 19(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 19(d). Without limitation upon the foregoing, nothing contained in this Section 19(d) shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 19(d).

SECTION 20.        Grant of License to Use Proprietary Rights. Solely for the purpose of enabling the Agent to exercise rights and remedies under Section 19 hereof (including, without limiting the terms of Section 19 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral), effective solely upon the occurrence and during the continuance of an Event of Default and exercisable, subject to any Applicable Intercreditor Agreement, at such time as the Agent shall be otherwise lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent, to the extent such Grantor has the right to grant such right or access without additional payment or obligation, for the benefit of the Secured Parties, a nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Solely with respect to Proprietary Rights in or to trademarks or service marks and trade dress, the license granted under this Section 20 shall be made subject to reasonable quality control obligations reasonably required to maintain the validity and enforceability of such trademarks, service marks or trade dress, as applicable.

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SECTION 21.        Limitation on the Agent’s and the Other Secured Parties’ Duty in Respect of Collateral. The Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Agent nor any of the other Secured Parties shall have any other duty as to any Collateral in its possession or control or in the possession or control of the Agent or nominee of the Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

SECTION 22.        Intercreditor Relations. Notwithstanding anything herein to the contrary, (a) the Agent, for itself and on behalf of the Secured Parties, acknowledges that the exercise of certain of the Agent’s rights and remedies hereunder are subject to the provisions of any Applicable Intercreditor Agreement and (b) prior to the Discharge of the ABL Obligations (as such terms are defined in any Applicable Intercreditor Agreement), any obligation hereunder to physically deliver any Collateral to the Agent shall be deemed satisfied by the delivery to the ABL Agent, acting as gratuitous bailee for the Agent in accordance with any Applicable Intercreditor Agreement. The failure of the Agent or any other Secured Party to immediately enforce any of its rights and remedies hereunder (as a result of the terms of any Applicable Intercreditor Agreement or otherwise) shall not constitute a waiver of any such rights and remedies. In the event of any conflict or inconsistency between the terms of any Applicable Intercreditor Agreement and this Agreement regarding the relative interests of the ABL Agent, the collateral agent under the Secured Notes Indenture, the Agent and any other agent party to an Applicable Intercreditor Agreement, in the Collateral, the terms of the Applicable Intercreditor Agreement shall govern and control.

SECTION 23.        Miscellaneous.

(a)            Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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(b)            Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

(c)            Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Agent, the other Secured Parties and Grantors with respect to the matters referred to herein and therein; provided that, in the event of any conflict between the terms of this Agreement and the Credit Agreement, the terms of the Credit Agreement shall govern.

(d)            No Waiver; Cumulative Remedies; Amendments and Additional Grantors.

(i)             Neither the Agent nor any of the other Secured Parties shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Agent and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising, on the part of the Agent or any of the other Secured Parties, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(ii)            Except as otherwise expressly specified herein or in any Applicable Intercreditor Agreement, none of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Agent and Grantors. Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

(e)            Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(f)            Termination of this Agreement; Releases.

(i)             Subject to Section 23(a) hereof, this Agreement and all security interests and Liens granted hereby shall automatically terminate and be released upon Full Payment of the Obligations.

(ii)            Subject to any Applicable Intercreditor Agreement, the Agent shall release, subject to the satisfaction of all conditions to release (if any) set forth in the Credit Agreement, including the continuance of the applicable Agent’s Lien in any proceeds of released Collateral, any such Agent’s Liens upon any applicable Collateral pursuant to the terms of Section 14.11 of the Credit Agreement.

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(iii)           Upon any Collateral being or becoming an Excluded Asset, the Lien created hereby on such Collateral shall automatically terminate and be released without further actions by any Person. In connection therewith, the Agent, at the request and sole expense of the applicable Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence such termination and release in accordance with Section 14.11 of the Credit Agreement.

(g)            Successors and Assigns. This Agreement and all obligations of each Grantor hereunder shall be binding upon and inure to the benefit of the successors and assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights, remedies and obligations of the Agent hereunder, inure to the benefit of and be binding upon the Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Agent, for the benefit of the Secured Parties, hereunder. Except as expressly permitted by the terms of the Credit Agreement, no Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.

(h)            Counterparts. This Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same agreement.  Notwithstanding anything contained herein to the contrary, the Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Grantors without further verification and (b) upon the request of the Agent, any Electronic Signature shall be promptly followed by such manually executed counterpart.

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(i)             Governing Law.

(i)             THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, THAT TO THE EXTENT THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS ON COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(ii)             ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GRANTORS AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GRANTORS AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (x) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GRANTOR OR ANY PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS AND (y) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(iii)           SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 15.8 OF THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

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(j)             Waiver of Jury Trial. THE GRANTORS AND THE AGENT EACH IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GRANTORS AND THE AGENT EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(k)            Intercreditor Agreements. REFERENCE IS HEREBY MADE TO EACH APPLICABLE INTERCREDITOR AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, (I) THE LIENS AND SECURITY INTERESTS GRANTED PURSUANT TO THIS AGREEMENT ARE EXPRESSLY SUBJECT TO THE LIENS AND SECURITY INTERESTS GRANTED PURSUANT TO THE CREDIT DOCUMENTS (AS SUCH TERM IS DEFINED IN THE PARI PASSU INTERCREDITOR AGREEMENT) IN RESPECT OF THE ABL AGREEMENT AND (II) THE EXERCISE OF ANY RIGHT OR REMEDY HEREUNDER IS SUBJECT TO THE LIMITATIONS AND PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF ANY APPLICABLE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF SUCH APPLICABLE INTERCREDITOR AGREEMENT SHALL GOVERN. THE AGENT, FOR ITSELF AND ON BEHALF OF EACH OF THE SECURED PARTIES, HEREBY AGREES THAT ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, NO GRANTOR SHALL BE REQUIRED TO ACT OR REFRAIN FROM ACTING IN A MANNER THAT IS INCONSISTENT WITH THE TERMS AND PROVISIONS OF SUCH APPLICABLE INTERCREDITOR AGREEMENT. WITHOUT LIMITATION OF THE FOREGOING AND IN ANY EVENT, NO GRANTOR SHALL BE REQUIRED TO TAKE ANY ACTION HEREUNDER IF TAKING OF SUCH ACTION (X) WOULD BE INCONSISTENT WITH THE TERMS OF SUCH APPLICABLE INTERCREDITOR AGREEMENT OR (Y) WOULD IMPAIR THE ABILITY OF THE AGENT TO PERFECT OR ENFORCE ITS INTEREST IN ANY COLLATERAL OR TO OBTAIN POSSESSION OR CONTROL (WITHIN THE MEANING OF THE UCC) OF ANY COLLATERAL IN ORDER TO ASSURE THE LIEN THEREIN OF THE AGENT OR THE SECURED PARTIES AGAINST ANY OTHER PERSON.

(l)             Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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(m)            No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(n)            Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 23(i) and Section 23(j), with its counsel.

(o)            Benefit of the Secured Parties. All Liens granted or contemplated hereby shall be for the benefit of the Secured Parties and, subject to any Applicable Intercreditor Agreement, all proceeds or payments realized from the Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Credit Agreement and the other Loan Documents.

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